                                                                   EXHIBIT 10.58

                           SIXTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                             CKE RESTAURANTS, INC.,

                            THE LENDERS NAMED HEREIN

                                       and

                                  BNP PARIBAS,

                                    As Agent

                            DATED AS OF JUNE 2, 2004

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

SECTION 1.           DEFINITIONS............................................................       1
   Section 1.1       Definitions............................................................       1
SECTION 2.           AMOUNT AND TERMS OF CREDIT FACILITIES..................................      33
   Section 2.1       Term Loans.............................................................      33
   Section 2.2       Revolving Loans........................................................      35
   Section 2.3       Notice of Borrowing....................................................      36
   Section 2.4       Disbursement of Funds..................................................      36
   Section 2.5       Notes..................................................................      37
   Section 2.6       Interest...............................................................      38
   Section 2.7       Interest Periods.......................................................      39
   Section 2.8       Minimum Amount of Eurodollar Loans.....................................      41
   Section 2.9       Conversion or Continuation.............................................      41
   Section 2.10         Voluntary Reduction of Commitments..................................      42
   Section 2.11         Voluntary Prepayments...............................................      42
   Section 2.12         Mandatory Prepayments...............................................      42
   Section 2.13         Application of Prepayments..........................................      44
   Section 2.14         Method and Place of Payment.........................................      45
   Section 2.15         Fees................................................................      46
   Section 2.16         Interest Rate Unascertainable, Increased Costs, Illegality..........      47
   Section 2.17         Funding Losses......................................................      49
   Section 2.18         Increased Capital...................................................      50
   Section 2.19         Taxes...............................................................      50
   Section 2.20         Use of Proceeds.....................................................      52
   Section 2.21         Collateral Security.................................................      52
   Section 2.22         Replacement of Certain Lenders......................................      55
SECTION 3.           SECTION LETTERS OF CREDIT..............................................      56
   Section 3.1       Issuance of Letters of Credit, etc.....................................      56
   Section 3.2       Letter of Credit Fees..................................................      58
   Section 3.3       Obligation of Borrower Absolute, etc...................................      59
SECTION 4.           SECTION CONDITIONS PRECEDENT...........................................      62
   Section 4.1       Conditions Precedent to the Effectiveness of this Agreement............      62
   Section 4.2       Conditions Precedent to All Loans......................................      71
SECTION 5.           SECTION REPRESENTATIONS AND WARRANTIES.................................      72
   Section 5.1       Corporate Status.......................................................      72
   Section 5.2       Corporate Power and Authority..........................................      72
   Section 5.3       No Violation...........................................................      72
   Section 5.4       Litigation.............................................................      73
   Section 5.5       Financial Statements; Financial Condition; etc.........................      73

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

   Section 5.6       Solvency...............................................................      73
   Section 5.7       Projections............................................................      73
   Section 5.8       Material Adverse Change................................................      74
   Section 5.9       Use of Proceeds; Margin Regulations....................................      74
   Section 5.10         Governmental and Other Approvals....................................      74
   Section 5.11         Security Interests and Liens........................................      74
   Section 5.12         Tax Returns and Payments............................................      75
   Section 5.13         ERISA...............................................................      75
   Section 5.14         Investment Company Act; Public Utility Holding
                        Company Act.........................................................      76
   Section 5.15         Dissolved Subsidiaries; Previously Material Subsidiaries, etc.......      76
   Section 5.16         Representations and Warranties in Subordinated Debt
                        Documents...........................................................      76
   Section 5.17         True and Complete Disclosure........................................      76
   Section 5.18         Corporate Structure; Capitalization.................................      77
   Section 5.19         Environmental Matters...............................................      77
   Section 5.20         Intellectual Property...............................................      79
   Section 5.21         Ownership of Property; Restaurants..................................      79
   Section 5.22         No Default..........................................................      79
   Section 5.23         Licenses, etc.......................................................      79
   Section 5.24         Compliance with Law.................................................      80
   Section 5.25         No Burdensome Restrictions..........................................      80
   Section 5.26         Brokers' Fees.......................................................      80
   Section 5.27         Labor Matters.......................................................      80
   Section 5.28         Indebtedness of the Borrower and Its Subsidiaries...................      80
   Section 5.29         Other Agreements....................................................      80
   Section 5.30         Immaterial Subsidiaries.............................................      80
   Section 5.31         Franchise Agreements and Franchisees................................      81
SECTION 6.           SECTION AFFIRMATIVE COVENANTS..........................................      81
   Section 6.1       Information Covenants..................................................      81
   Section 6.2       Books, Records and Inspections.........................................      86
   Section 6.3       Maintenance of Insurance...............................................      86
   Section 6.4       Taxes..................................................................      87
   Section 6.5       Corporate Franchises...................................................      87
   Section 6.6       Compliance with Law....................................................      87
   Section 6.7       Performance of Obligations.............................................      88
   Section 6.8       Maintenance of Properties..............................................      88
   Section 6.9       Compliance with Terms of Leaseholds....................................      88
   Section 6.10         Compliance with Environmental Laws..................................      88

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

   Section 6.11         Subsidiary Guarantors...............................................      89
   Section 6.12         Immaterial Subsidiaries.............................................      89
   Section 6.13         Additional Mortgages................................................      89
   Section 6.14         Collateral Account..................................................      90
SECTION 7.           SECTION NEGATIVE COVENANTS.............................................      90
   Section 7.1       Financial Covenants....................................................      90
   Section 7.2       Indebtedness...........................................................      94
   Section 7.3       Liens..................................................................      96
   Section 7.4       Restriction on Fundamental Changes.....................................      98
   Section 7.5       Sale of Assets.........................................................      99
   Section 7.6       Contingent Obligations.................................................     102
   Section 7.7       Dividends..............................................................     102
   Section 7.8       Advances, Investments and Loans........................................     103
   Section 7.9       Transactions with Affiliates...........................................     108
   Section 7.10         Limitation on Voluntary Payments and Modifications of
                        Certain Documents...................................................     108
   Section 7.11         Changes in Business.................................................     110
   Section 7.12         Certain Restrictions................................................     110
   Section 7.13         Lease Obligations...................................................     111
   Section 7.14         Hedging Agreements..................................................     113
   Section 7.15         Plans...............................................................     113
   Section 7.16         Fiscal Year; Fiscal Quarter.........................................     113
   Section 7.17         Partnerships........................................................     113
   Section 7.18         Excluded Resales....................................................     113
   Section 7.19         Designated Senior Indebtedness......................................     113
   Section 7.20         Instruments.........................................................     114
   Section 7.21         Real Estate Collateral Value........................................     114
SECTION 8.           SECTION EVENTS OF DEFAULT..............................................     114
   Section 8.1       Events of Default......................................................     114
   Section 8.2       Rights and Remedies....................................................     118
SECTION 9.           SECTION THE AGENT......................................................     119
   Section 9.1       Appointment............................................................     119
   Section 9.2       Delegation of Duties...................................................     120
   Section 9.3       Exculpatory Provisions.................................................     120
   Section 9.4       Reliance by Agent......................................................     120
   Section 9.5       Notice of Default......................................................     121
   Section 9.6       Non-Reliance on Agent and Other Lenders................................     121
   Section 9.7       Indemnification........................................................     122
   Section 9.8       Agent in its Individual Capacity.......................................     122

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

   Section 9.9       Successor Agent........................................................     122
SECTION 10.          MISCELLANEOUS..........................................................     123
   Section 10.1         Payment of Expenses, Indemnity, etc.................................     123
   Section 10.2         Right of Setoff.....................................................     125
   Section 10.3         Notices.............................................................     125
   Section 10.4         Successors and Assigns; Participation; Assignments..................     125
   Section 10.5         Amendments and Waivers..............................................     129
   Section 10.6         No Waiver; Remedies Cumulative......................................     132
   Section 10.7         Sharing of Payments.................................................     132
   Section 10.8         Application of Collateral Proceeds..................................     132
   Section 10.9         Governing Law; Submission to Jurisdiction...........................     133
   Section 10.10        Counterparts........................................................     134
   Section 10.11        Financial Advisor...................................................     134
   Section 10.12        Amendment and Restatement...........................................     134
   Section 10.13        Headings Descriptive................................................     135
   Section 10.14        Marshalling; Recapture..............................................     135
   Section 10.15        Severability........................................................     136
   Section 10.16        Independence of Covenants...........................................     136
   Section 10.17        Survival............................................................     136
   Section 10.18        Domicile of Loans...................................................     136
   Section 10.19        Limitation of Liability.............................................     136
   Section 10.20        Calculations; Computations..........................................     137
   Section 10.21        WAIVER OF TRIAL BY JURY.............................................     137
   Section 10.22        References..........................................................     137

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                         Exhibits, Schedules and Annexes

Exhibit A   -   Form of Term Note
Exhibit B   -   Form of Revolving Note
Exhibit C   -   Form of Borrower Pledge Agreement
Exhibit D   -   Form of Borrower Security Agreement
Exhibit E   -   Form of Guaranty
Exhibit F   -   Form of Subsidiary Pledge Agreement
Exhibit G   -   Form of Subsidiary Security Agreement
Exhibit H   -   Form of Opinion of Stradling, Yocca, Carlson and Rauth
Exhibit I   -   Form of Assignment Agreement
Exhibit J   -   Form of Notice of Borrowing

Schedule 1.1    -    Commitments
Schedule 4.1(b) -    Local Counsel
Schedule 5.10   -    Governmental Approvals
Schedule 5.11   -    Prior Liens
Schedule 5.13   -    ERISA
Schedule 5.15   -    Dissolved Entities
Schedule 5.18   -    Capital Structure
Schedule 5.19   -    Phase I Environmental Reports
Schedule 5.21   -    Real Property
Schedule 5.27   -    Labor Matters
Schedule 5.28   -    Existing Indebtedness
Schedule 5.29   -    Joint Ventures; Non-Competition Agreements
Schedule 5.30   -    Immaterial Subsidiaries
Schedule 5.31   -    Franchisees/Licensees
Schedule 7.3    -    Existing Liens
Schedule 7.6    -    Existing Contingent Obligations
Schedule 7.8    -    Existing Investments
Schedule 7.17   -    Existing Partnerships

Annex I         -    Lending Offices

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                   SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  SIXTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 2, 2004, among CKE Restaurants, Inc., a Delaware corporation (the "BORROWER"), the Lenders (as hereinafter defined) and BNP Paribas, a bank organized under the laws of France acting through its Chicago branch ("BNP PARIBAS"), acting in its capacity as agent for the Lenders.

SECTION 1. DEFINITIONS.

                  Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

         "ACQUIRING SUBSIDIARY" shall have the meaning provided in Section 2.21(b).

         "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or assets of any Person or division thereof (other than assets acquired by the Borrower or any of its Subsidiaries in the ordinary course of its business), whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or of the outstanding equity interests of a limited liability company or other corporate entity.

         "ADJUSTED LEVERAGE RATIO" shall mean with respect to the Borrower on a consolidated basis with its Subsidiaries, at any date, the ratio of (a)(i) Consolidated Total Debt plus (ii) the product of (A) eight multiplied by (B) an amount equal to Consolidated Rentals for the period of four (4) consecutive fiscal quarters of the Borrower (taken as one accounting period) most recently ended on or prior to such date to (b) Consolidated EBITDAR for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "AFFECTED LENDER" shall have the meaning provided in Section 2.22.

         "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to (i) vote 10% or more of the Voting Stock of such other Person or (ii) direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. No Lender shall be deemed to be an Affiliate of the Borrower as a result of its being a party to this Agreement.

         "AGENT" shall mean BNP Paribas (and its successors) acting in its capacity as agent for the Lenders and any successor agent appointed in accordance with Section 9.9.

         "AGENT'S OFFICE" shall mean the office of the Agent located at Chicago, Illinois, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

         "AGREEMENT" shall mean this Sixth Amended and Restated Credit Agreement, as the same may from time to time hereafter be modified, restated, supplemented or amended.

         "APPLICABLE MARGIN" shall mean, with respect to the Commitment Fee and each Eurodollar Loan or Base Rate Loan that is a Term Loan, the rate of interest per annum shown below for the range of Leverage Ratio specified below:

Leverage Ratio                          Eurodollar Loans            Base Rate Loans          Commitment Fee
--------------                          ----------------            ---------------          --------------
less than or equal to 2.75 to 1.0            2.75%                       1.50%                    0.50%

greater than 2.75                            3.00%                       1.75%                    0.50%

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

The Leverage Ratio shall be calculated as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending May 17, 2004 and shall be reported to the Agent pursuant to a Compliance Certificate delivered by the Borrower in accordance with Section 6.1(e). Not later than two (2) Business Days after receipt by the Agent of each Compliance Certificate delivered by the Borrower in accordance with Section 6.1(e) for each fiscal quarter or fiscal year of the Borrower, as applicable, the Agent shall determine the Leverage Ratio for the applicable period and shall promptly notify the Borrower and the Lenders of such determination and of any change in each Applicable Margin resulting therefrom. Each Applicable Margin shall be adjusted (upwards or downwards, as appropriate), if necessary, based on the Leverage Ratio as of the end of the fiscal quarter immediately preceding the date of determination; PROVIDED, HOWEVER, that for the period commencing on the Closing Date and ending on the date of the delivery of a Compliance Certificate in accordance with
Section 6.1(e) for the fiscal quarter of the Borrower ending November 1, 2004, the Leverage Ratio shall be deemed to be greater than 2.75 to 1. The adjustment, if any, to the Applicable Margin shall be effective commencing on the third
(3rd) Business Day after the receipt by the Agent of such quarterly or annual financial statements delivered in accordance with Sections 6.1(a) and 6.1(b) and such related Compliance Certificate of the Borrower delivered in accordance with
Section 6.1(e) and shall be effective from and including the third (3rd) Business Day after the date the Agent receives such Compliance Certificate to but excluding the third (3rd) Business Day after the date on which the next Compliance Certificate is required to be delivered pursuant to Section 6.1(e); PROVIDED, HOWEVER, that, in the event that the Borrower shall fail at any time to furnish to the Lenders such financial statements and any such Compliance Certificate required to be delivered pursuant to Sections 6.1(a), 6.1(b) and 6.1(e), for purposes of determining the Applicable Margin, the Leverage Ratio shall be deemed to be greater than 2.75 to 1 at all times until the third (3rd) Business Day after such time as all such financial statements and each such Compliance Certificate are so received by the Agent and the Lenders. Each determination of the Leverage Ratio and each Applicable Margin by the Agent in accordance with this definition shall be conclusive and binding on the Borrower and the Lenders absent manifest error.

         "ASSET DISPOSITION" shall mean any conveyance, sale, lease, license, transfer or other disposition by the Borrower or any of its Subsidiaries subsequent to the Closing Date of any asset (including by way of (i) a sale and leaseback transaction, (ii) the sale or other transfer of any of the capital stock or other equity interest of any Subsidiary of the Borrower and (iii) any total or partial loss, destruction or condemnation of any asset), but excluding
(A) sales of inventory in the ordinary

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

course of business, (B) licenses of intellectual property to franchisees in the ordinary course of business, (C) leases and subleases of real and personal property of the Borrower or any of its Subsidiaries to any of their respective franchisees in the ordinary course of business and consistent with past practices, and (D) sales, transfers or other dispositions of any property or assets by the Borrower or any of its wholly-owned Subsidiaries to the Borrower or any of its wholly-owned Domestic Subsidiaries, PROVIDED, that (i) all documents or opinions required to be delivered to the Agent pursuant to Section
2.21 have been delivered to the Agent and the Borrower has provided the Agent with written notice of such sale, transfer or other disposition at least ten
(10) days prior to the date of any such sale, transfer or other disposition and
(ii) the Agent and Lenders shall not be deemed to have released their security interest in any such property or assets.

         "ASSIGNEE" shall have the meaning provided in Section 10.4(c).

         "ASSIGNMENT AGREEMENT" shall have the meaning provided in Section 10.4(d).

         "AUTHORIZED OFFICER" of any Person shall mean any of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, any Executive Vice President, any Vice President, the Controller, the Treasurer or Assistant Treasurer of such Person, acting singly.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

         "BASE RATE" shall mean, at any particular date, the higher of (i) the rate of interest publicly announced by BNP Paribas in its office in New York, New York from time to time as its "base rate" changing as and when such base rate changes and (ii) the Federal Funds Rate plus 0.50%. The base rate is not intended to be the lowest rate of interest charged by BNP Paribas in connection with extensions of credit to debtors.

         "BASE RATE LOANS" shall mean Loans made and/or being maintained at a rate of interest based upon the Base Rate.

         "BLOCKED ACCOUNT AGREEMENT" shall mean the Amended and Restated Collateral Account Control Agreement, dated as of June 2, 2004, by and among the Borrower, the Agent and BNP Paribas in its capacity as both a "securities

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

intermediary", as defined in Section 8-102 of the UCC, and a "bank", as defined in Section 9-102 of the UCC, as the same may from time to time hereafter be modified, restated, supplemented or amended.

         "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

         "BORROWER PLEDGE AGREEMENT" shall mean a pledge agreement substantially in the form of the Fourth Amended and Restated Borrower Pledge Agreement set forth as Exhibit C hereto, as the same may be amended, restated, modified or supplemented from time to time.

         "BORROWER SECURITY AGREEMENT" shall mean a security agreement substantially in the form of the Fourth Amended and Restated Borrower Security Agreement set forth as Exhibit D hereto duly executed and delivered to the Agent by the Borrower, as the same may be amended, restated, modified or supplemented from time to time.

         "BORROWING" shall mean the incurrence of one Type of Loan of one Facility from all the Revolving Lenders or the Term Lenders, as the case may be, on a given date (or resulting from conversions or continuations on a given date) having, in the case of Eurodollar Loans, the same Interest Period.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in Chicago, Los Angeles or New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant London interbank Eurodollar market.

         "CAPITAL EXPENDITURES" shall mean, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases of the Borrower and its Subsidiaries originally incurred during such period that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Borrower and its

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Subsidiaries (excluding any expenditures for assets that would be included in "capital expenditures," "additions to property, plant or equipment" or in comparable items in the consolidated financial statements of the Borrower and its Subsidiaries in conformity with GAAP which assets are acquired in a Permitted Acquisition).

         "CAPITAL STOCK" shall mean any and all shares of, or interests or participations in, corporate stock (or other instruments or securities evidencing ownership).

         "CAPITALIZED LEASE" shall mean with respect to any Person, (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person, and (ii) any other such lease of such Person to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATIONS" with respect to any Person, shall mean at any time of determination all obligations of such Person under or in respect of Capitalized Leases of such Person.

         "CASH COLLATERALIZE" shall mean the pledge and deposit with or delivery to the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank; such documentation shall irrevocably authorize the Agent to apply such cash collateral to reimbursement of the Issuing Bank for draws under Letters of Credit as and when occurring, and in all cases to payment of other Obligations as and when due. Cash collateral shall be maintained in blocked deposit accounts at the Agent or a Lender.

         "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 360 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $200,000,000 with maturities of not more than 180 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by the parent corporation of any Lender or any domestic

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investor Services, Inc. and in each case maturing within 180 days after the date of acquisition.

         "CLOSING DATE" shall mean June 2, 2004.

         "CLOSING EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for the 13 Retail Periods ended immediately prior to the Closing Date and all determined on a consolidated basis and in accordance with GAAP, the sum of (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Interest Expense for such period, plus (iii) to the extent deducted in the calculation of Consolidated Net Income for such period, federal and state income taxes for such period, plus (iv) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amortization expense for such period, plus (v) to the extent deducted in the calculation of Consolidated Net Income for such period, all extraordinary losses for such period, minus (vi) to the extent included in the calculation of Consolidated Net Income for such period, all extraordinary gains for such period.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "COLLATERAL" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent or any Lender or any Interest Rate Hedge Provider under any of the Security Documents.

         "COLLATERAL ACCOUNT" shall have the meaning set forth in the Borrower Security Agreement."

         "COMMITMENT FEE" shall have the meaning provided in Section 2.15(b).

         "COMMITMENTS" shall mean, collectively, the Term Loan Commitments and the Revolving Loan Commitments and "COMMITMENT" shall mean either of such Commitments.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "COMPLIANCE CERTIFICATE" shall have the meaning provided in Section 6.1(e).

         "CONSENTS" shall have the meaning provided in Section 4.1(r).

         "CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any period, Consolidated Interest Expense for such period minus the amount of such Consolidated Interest Expense for such period not paid or payable in cash.

         "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

         "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of Indebtedness and Hedging Agreements.

         "CONSOLIDATED EBITDA" shall mean, for any Person during any period, the sum of (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Interest Expense for such period, plus (iii) to the extent deducted in the calculation of Consolidated Net Income for such period, federal and state income taxes for such period, plus (iv) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amortization expense for such period, plus (v) to the extent deducted in the calculation of Consolidated Net Income for such period, the prepayment premium of $9,126,000 paid in connection with the redemption of the Senior Subordinated Notes, plus (vi) to the extent deducted in the calculation of Consolidated Net Income for such period, all extraordinary losses for such period, PROVIDED, HOWEVER, that up to $4,000,000 of any loss incurred in connection with the disposition of Timber Lodge shall be excluded from the calculation of Consolidated EBITDA, minus (vii) to the extent included in the calculation of Consolidated Net Income for such period, all extraordinary gains for such period, all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED EBITDAR" shall mean, during any period (i) Consolidated EBITDA for the Borrower and its Subsidiaries for such period plus (ii) to the extent deducted in the calculation of Consolidated Net Income of the Borrower and its Subsidiaries for such period, Consolidated Rentals for such period.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "CONSOLIDATED EXCESS CASH FLOW" shall mean, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (b) Consolidated Cash Interest Expense, (c) to the extent deducted in the calculation of Consolidated Net Income for such period, federal and state income taxes for such period and payable in cash with respect to such period, (d) amortization of principal of Capitalized Leases and (e) amortization of principal of the Term Loan as set forth in Section 2.1.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any Person and for any period, the total interest expense (including, without limitation, interest expense attributable to Capitalized Leases in accordance with GAAP, but excluding any non-cash interest expense attributable to the amortization or write-off of deferred financing costs) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" shall mean for any Person and for any period the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) as determined in accordance with GAAP minus to the extent included in the calculation of Consolidated Net Income for such period, gains for such period (net of any applicable state or federal expense) resulting from any sale by the Borrower or any of its Subsidiaries of a Restaurant of the Borrower or such Subsidiary plus to the extent included in the calculation of Consolidated Net Income for such period, losses for such period (net of any applicable state or federal tax benefit) resulting from any sale by the Borrower or any of its Subsidiaries of a Restaurant of the Borrower or such Subsidiary, plus any reserves (net of any applicable state or federal tax benefit) established in accordance with GAAP for closures of Restaurants or non-cash reductions in the carrying value of Restaurant-related assets (including goodwill and other intangible assets).

         "CONSOLIDATED RENTALS" shall mean, for the Borrower and its Subsidiaries for any period, the aggregate rent expense for the Borrower and its Subsidiaries for such period, minus rental income received from franchisees and third parties pursuant to (i) subleases to such franchisees or third parties, as the case may be, and (ii) leases that have been assigned to such franchisees or third parties, as the case may be, in which the Borrower or its Subsidiary, as applicable, remains liable for the payment of rent

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

under such lease to the extent that rent payments are actually made, all as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED TOTAL DEBT" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries (other than undrawn amounts under letters of credit issued for the account of the Borrower or any of its Subsidiaries) as determined on a consolidated basis.

         "CONSOLIDATED WORKING CAPITAL" shall mean, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

         "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

         "CONTINGENT OBLIGATION" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "CONTROLLING STOCKHOLDERS" shall mean William P. Foley II and any other Person that, directly or indirectly, controls, is controlled by or is under common control with any of the foregoing. For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") of a Person means the possession, directly or indirect, of (A) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise or (B) the power to vote 51% or more of the Voting Stock of such Person. No Lender shall be deemed to be a Controlling Stockholder as a result of its being a party to this Agreement.

         "CONVERSION" shall have the meaning provided in Section 2.21(b).

         "CONVERTIBLE SUBORDINATED NOTE INDENTURE" shall mean that certain Indenture between the Borrower and Wells Fargo Bank of Minnesota, National Association (successor-in-interest to J.P. Morgan Trust Company, National Association), as Trustee, dated as of September 29, 2003, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement and any refinancings or replacements thereof in a principal amount not exceeding the principal amount of the Indebtedness so refinanced or replaced (plus premium and accrued interest payable thereon and fees payable in such refinancing) and with an average life to maturity of not less than the then average life to maturity of the Indebtedness so refinanced or replaced; PROVIDED that (i) the Lenders shall receive 10 days prior written notice thereof and (ii) such refinancings or replacements thereof may not change or amend any term or provision thereof if the effect of such change or amendment, together with all other changes or amendments, would be materially adverse to the Borrower, the Agent or the Lenders, in the Agent's reasonable determination.

         "CONVERTIBLE SUBORDINATED NOTES" shall mean the convertible subordinated notes issued by the Borrower pursuant to the Convertible Subordinated Note Indenture, in the maximum aggregate principal amount not to exceed $105,000,000, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement; PROVIDED that such Convertible Subordinated Notes shall at all times be subordinated in respect of the Obligations on subordination terms contained in the Convertible Subordinated Note Indenture.

         "CREDIT EXPOSURE" shall have the meaning provided in Section 10.4(b).

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULT RATE" shall have the meaning provided in Section 2.6(c).

         "DEFERRED COMPENSATION PLAN" shall mean a deferred compensation plan substantially in the form provided to the Agent prior to the date hereof, upon its adoption by the Borrower, as the same may be amended, restated, modified or supplemented from time to time, PROVIDED, that any such amendments, restatements, modifications and supplements shall be reasonably satisfactory to the Agent.

         "DIVIDENDS" shall have the meaning provided in Section 7.7.

         "DOMESTIC LENDING OFFICE" shall mean, as to any Lender, the office of such Lender designated as such on Annex I, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

         "DOMESTIC SUBSIDIARY" shall mean any wholly-owned Subsidiary of the Borrower that is organized under the laws of a state of the United States of America, and which is a party to the Subsidiary Security Agreement, the Guaranty and, if required pursuant to Section 2.21, a Subsidiary Pledge Agreement.

         "EBITDA CAPEX AMOUNT" shall mean, for any fiscal year of the Borrower, an amount, if positive, equal to (i) .80 multiplied by (ii) the difference, if any, between Consolidated EBITDA for such fiscal year and $110,000,000.

         "EMPLOYEE STOCK LOAN" shall mean a loan made by the Borrower or any of its Subsidiaries to an employee or director of the Borrower or any of its Subsidiaries, the purpose of which is to finance the acquisition by such employee or director of the capital stock of the Borrower.

         "ENVIRONMENTAL AFFILIATE" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

         "ENVIRONMENTAL APPROVALS" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "ENVIRONMENTAL INDEMNITY AGREEMENT" shall mean that certain Amended and Restated Environmental Indemnity Agreement, dated as of June 2, 2004, among the Borrower, each Guarantor and the Agent, as amended, restated or otherwise modified from time to time.

         "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health, safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "EQUITY INTERESTS" shall mean Capital Stock and warrants, options or other rights to acquire Capital Stock.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA CONTROLLED GROUP" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

         "ERISA PERSON" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "ERISA PLAN" means (i) any Plan that (x) is not a Multiemployer Plan and (y) has Unfunded Benefit Liabilities in excess of $2,000,000 and (ii) any Plan that is a Multiemployer Plan.

         "EUROCURRENCY RESERVE REQUIREMENTS" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "EURODOLLAR BASE RATE" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent). If, for any reason, neither of such rates is available, then "Eurodollar Base Rate" shall mean the rate per annum at which deposits in United States Dollars, as determined by the Agent, are being offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Loan comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period and the Eurodollar Base Rate for any Interest Period for each Eurodollar Loan comprising part of the same Borrowing shall be determined by the Agent on the basis

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.7.

         "EURODOLLAR LENDING OFFICE" shall mean, as to any Lender, the office of such Lender designated as such on Annex I, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

         "EURODOLLAR LOANS" shall mean Loans made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

         "EURODOLLAR RATE" shall mean with respect to each day during an Interest Period for Eurodollar Loans, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                   Eurodollar Base Rate
         ----------------------------------------
         1.00 - Eurocurrency Reserve Requirements

         "EVENT OF DEFAULT" shall have the meaning provided in Section 8.1.

         "EXCESS AVAILABILITY" shall mean, as of any time the same is to be determined, the amount (if any) by which (a) the Total Revolving Loan Commitment as then determined exceeds (b) the aggregate principal amount of the Revolving Loans and L/C Obligations then outstanding.

         "EXCLUDED RESALES" shall mean any sale by the Borrower or any of its Subsidiaries of a Restaurant of the Borrower or such Subsidiary so long as (i) such Restaurant was acquired by the Borrower or such Subsidiary from a franchisee with the intent of reselling such Restaurant and (ii) such sale occurs within twelve (12) months of the acquisition of such Restaurant by the Borrower or such Subsidiary.

         "EXISTING DEBT" shall have the meaning provided in Section 4.1(o).

         "EXISTING PROPERTY SALE AND LEASEBACK TRANSACTION" shall have the meaning provided in Section 7.13(a)(i).

         "FACILITY" shall mean either or both of the Term Loans and the Revolving Loans.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "FEDERAL FUNDS RATE" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

         "FEE LETTER" shall mean that certain fee letter entered into between the Borrower and the Agent dated April 5, 2004, as amended, restated or otherwise modified from time to time.

         "FEES" shall have the meaning set forth in Section 2.15(c).

         "FINAL MATURITY DATE" shall mean the later of the Revolving Loan Maturity Date and the Term Loan Maturity Date.

         "FINANCIAL ADVISOR" has the meaning set forth in Section 10.11.

         "FIXED CHARGES" shall mean, without duplication, with respect to the Borrower and its Subsidiaries for any period, (i) all Consolidated Cash Interest Expense (excluding in respect of Capitalized Leases of the Borrower and its Subsidiaries) for such period, plus (ii) scheduled payments due in such period for principal of the Term Loans (including only such payments made due to scheduled reductions in the Commitments during such period), plus (iii) all scheduled amortization during such period (including principal and interest) of Capitalized Leases under which the Borrower or any of its Subsidiaries is the lessee, all determined on a consolidated basis for the Borrower and its Subsidiaries for such period, plus (iv) the net usage of the Borrower's store closure reserve for such period, determined in accordance with GAAP.

         "FRANCHISE AGREEMENTS" shall mean any and all agreements that create a franchise or license to which the Borrower or any of its Subsidiaries is a party (as

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

franchisee, licensee, franchisor or licensor) relating to the operation or development of any Restaurant or Restaurants, including such franchise and/or license agreements to which any of Borrower or any of its Subsidiaries is a party as of the Closing Date and such franchise and/or license agreements entered into from time to time after the Closing Date by the Borrower or any of its Subsidiaries and shall include all other rights under such agreements regardless of their nature.

         "FRANCHISEE CONSTRUCTION DEBT" shall have the meaning provided in
Section 7.2(j).

         "GAAP" shall mean (i) for purposes of determining compliance with the covenants set forth in Section 7 hereof, United States generally accepted accounting principles as in effect on the Closing Date and consistent with those utilized in the preparation of the financial statements referred to in Section
5.5 and (ii) for all other purposes, United States generally accepted accounting principles as in effect as of the date of determination.

         "GREEN BURRITO" shall mean GB Franchise Corporation, a California corporation.

         "GUARANTOR" shall mean each Subsidiary of the Borrower that shall be required by the terms of this Agreement to enter into a Guaranty from time to time.

         "GUARANTY" shall mean a guaranty substantially in the form of the Fourth Amended and Restated Guaranty set forth as Exhibit E hereto duly executed and delivered to the Agent for itself, the Lenders and any Interest Rate Hedge Providers by each Subsidiary of the Borrower (other than the Immaterial Subsidiaries), as the same may be amended, restated, modified or supplemented from time to time.

         "HARDEE'S" shall mean Hardee's Food Systems, Inc., a North Carolina corporation or any successor entity permitted pursuant to the terms of this Agreement.

         "HART-SCOTT-RODINO ACT" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

         "HEDGING AGREEMENTS" shall mean any interest rate protection agreements (including, without limitation, any interest rate swaps, caps, floors, collars, options, futures and similar agreements) and swaps (including, without limitation, any caps,

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

floors, collars, options, futures and similar agreements) relating to currencies, commodities or securities, and similar agreements.

         "IMMATERIAL INVESTMENTS" shall mean, at any time, (a) any Investment owned by the Borrower or any Subsidiary consisting of Capital Stock of any Person that is not a Subsidiary of the Borrower and which, when added to all other Investments held by the Borrower and/or its Subsidiaries consisting of Capital Stock of such Person does not exceed $1,000,000 at any one time outstanding and (b) any Investment owned by the Borrower or any Subsidiary consisting of an Instrument payable by any Person that is not a Subsidiary of the Borrower and which, when added to all other Investments held by the Borrower and/or its Subsidiaries consisting of Instruments payable by such Person does not exceed $2,000,000 at any one time outstanding.

         "IMMATERIAL SUBSIDIARIES" shall mean (i) Timber Lodge; PROVIDED that Timber Lodge shall no longer be an Immaterial Subsidiary in the event that an Asset Disposition of all or substantially all of the Capital Stock of, or all or substantially all of the assets of, Timber Lodge has not been consummated prior to November 30, 2004 or such later date as may be approved in writing by the Agent in it sole discretion and (ii) any Subsidiary of the Borrower with assets of less than $1,500,000 (as determined in accordance with GAAP), which is designated by the Borrower as an Immaterial Subsidiary on Schedule 5.30 or pursuant to Section 6.12; PROVIDED that the aggregate amount of assets of all Subsidiaries designated as Immaterial Subsidiaries shall not at any time exceed $10,000,000 (as determined in accordance with GAAP).

         "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 90 days or less incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture, acceptance or similar instrument, (iii) the principal component of all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, and all obligations of such Person, contingent or otherwise, under acceptances or similar facilities, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed in an amount equal to the lesser of the fair market value at such date of such property subject to such Lien securing such Indebtedness and the amount of the Indebtedness secured by such Lien, (vi) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vii) all Contingent Obligations of such Person, (viii) all payment obligations, whether absolute or contingent, matured or unmatured, present or future, due or to become due, now existing or hereafter arising, of such Person under any Hedging Agreements, (ix) all Redeemable Stock and (x) all indebtedness and other obligations of the types specified in clauses (i) through (ix) above of any joint venture or partnership for which such Person is liable.

         "INDEMNITEE" shall have the meaning provided in Section 10.1(c).

         "INS" shall mean the United States Immigration and Naturalization Service or any governmental body succeeding to its functions.

         "INSTRUMENT" shall have the meaning ascribed thereto in the UCC.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 5.20.

         "INTEREST PERIOD" shall have the meaning provided in Section 2.7.

         "INTEREST RATE AGREEMENTS" shall mean any and all interest rate protection agreements, including, without limitation, any interest rate swaps, caps, collars, floors and similar agreements.

         "INTEREST RATE HEDGE PROVIDERS" shall mean any Lender or Affiliate of any Lender that provides an Interest Rate Agreement to the Borrower as permitted pursuant to Section 7.14(a) and that executes and delivers an agency agreement, in form and substance satisfactory to the Agent.

         "INVESTMENT" of a Person shall mean any loan, advance, extension of credit or commitment to make any such loan, advance or extension of credit (other than accounts receivable arising in the ordinary course of business), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition (whether by purchase, merger, consolidation or otherwise) of, the stock, partnership interests, notes, bonds, debentures or other securities, including options and warrants, of, or other ownership interests in, any other Person made by such Person (whether for cash, property, services, securities or otherwise).

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "ISSUE" shall mean, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

         "ISSUING BANK" shall mean BNP Paribas or, with the consent of BNP Paribas, any other Revolving Lender (and their respective successors) that agrees to be an Issuing Bank hereunder, in its capacity as issuer of one or more Letters of Credit hereunder.

         "JUNIOR RECAPITALIZATION AMOUNT" shall mean, at the time of determination, and after giving effect to any of the following amounts paid, the result of $27,000,000 plus, (i) any Net Sale Proceeds of an Asset Disposition with respect to Timber Lodge, plus (ii) any Consolidated Excess Cash Flow limited to the extent such Consolidated Excess Cash Flow is not required to be applied as a mandatory prepayment pursuant to Section 2.12(h), minus, (iii) the sum of (A) all amounts paid by the Borrower from and after the Closing Date to and including such time, to redeem, retire, purchase, defease or otherwise acquire, directly or indirectly, any shares of any class of the Capital Stock of the Borrower in accordance with to Section 7.7(d), plus (B) all amounts paid by the Borrower from and after the Closing Date to and including such time, to prepay, redeem, defease, purchase or acquire for value the Convertible Subordinated Notes or otherwise segregate funds with respect to the Convertible Subordinated Notes in accordance with Section 7.10(d)(iv).

         "LA SALSA" shall mean, collectively, La Salsa, Inc., a California corporation, La Salsa Franchise, Inc., a California corporation, and La Salsa of Nevada, Inc., a Nevada corporation.

         "L/C AMENDMENT APPLICATION" shall mean an application form for amendment of outstanding Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C APPLICATION" shall mean an application form for issuance of Standby Letters of Credit or Trade Letters of Credit, as appropriate, as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Section 3, in an aggregate amount not to exceed on any date the amount of $85,000,000, PROVIDED, that the L/C

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Commitment is part of the Total Revolving Loan Commitment, rather than a separate, independent commitment.

         "L/C OBLIGATIONS" shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit.

         "L/C RELATED DOCUMENTS" shall mean the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for standby or commercial letter of credit issuances, as appropriate.

         "LENDER AFFILIATE" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and similar extensions of credit in the ordinary course of its business and is managed or advised by the same investment manager or advisor as such Lender or by an Affiliate of such Lender or advisor or manager.

         "LENDERS" shall mean the persons listed on Schedule 1.1 hereto and the persons which from time to time become a party hereto in accordance with Section 10.4(d).

         "LETTERS OF CREDIT" shall mean any letters of credit Issued by the Issuing Bank pursuant to Section 3.

         "LEVERAGE RATIO" shall mean, with respect to the Borrower on a consolidated basis with its Subsidiaries, at any date, the ratio of (a) Consolidated Total Debt of the Borrower and its Subsidiaries to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, all determined on a consolidated basis for the Borrower and its Subsidiaries for such period.

         "LIEN" shall mean any mortgage, deed of trust, pledge, charge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under applicable law, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

         "LIQUIDATING DISTRIBUTION" shall mean any extraordinary, liquidating or other distribution in return of capital with respect to any Equity Interest of any Person (other than a Subsidiary of any Domestic Subsidiary) owned by a Loan Party which Equity Interest is pledged pursuant to any of the Security Documents.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Guaranty, each Letter of Credit, each L/C Related Document, the Fee Letter, the Security Documents, the Environmental Indemnity Agreement, each Interest Rate Agreement permitted to be entered into pursuant to Section 7.14(a) and all other documents, instruments and agreements executed and/or delivered in connection herewith or therewith or required or contemplated hereunder or thereunder, as the same may be amended, restated, modified or supplemented and in effect from time to time.

         "LOAN PARTY" shall mean and include the Borrower and each Guarantor.

         "LOANS" shall mean and include the Term Loans and the Revolving Loans.

         "MARGIN STOCK" shall have the meaning provided such term in Regulation U of the Federal Reserve Board.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (i) the business, operations, properties, assets, performance, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of any Loan Party to perform, or of the Agent or any of the Lenders to enforce, any of such Loan Party's material Obligations under any Loan Document to which it is or is to be a party, or (iii) the validity, perfection or priority of any Lien in favor of the Agent for the benefit of the Lenders on any material portion of the Collateral.

         "MATERIAL LEASES" shall have the meaning provided in Section 6.9.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, asbestos and radioactive materials.

         "MORTGAGES" shall mean collectively, each mortgage, deed of trust, leasehold mortgage, leasehold deed of trust or other similar instrument executed and delivered

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

by the Borrower or any of its Subsidiaries to the Agent for the benefit of the Lenders from time to time (including, without limitation, all Mortgages delivered prior to the Closing Date) and granting or purporting to grant a Lien on the real property of the Borrower or such Subsidiary identified therein, as the same may be amended, restated, supplemented or otherwise modified.

         "MULTIEMPLOYER PLAN" shall mean a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "NET DEBT PROCEEDS" means all cash proceeds received by the Borrower or any of its Subsidiaries from the incurrence of, or the issuance of any instruments relating to, any Indebtedness (other than (i) Indebtedness borrowed by the Borrower under this Agreement, (ii) Indebtedness permitted to be incurred pursuant to Section 7.2(g), (iii) Indebtedness permitted to be incurred pursuant to Section 7.2(i) (including the Convertible Subordinated Notes) and (iv) Indebtedness permitted to be incurred pursuant to Section 7.2(m) with respect to Sale and Leaseback Transactions) net of reasonable and customary underwriting fees and discounts, brokerage commissions and other similar reasonable and customary costs and expenses directly attributable to such issuance or incurrence.

         "NET EQUITY PROCEEDS" shall mean all cash proceeds received by the Borrower or any of its Subsidiaries from any capital contribution or the issuance of any Equity Interests or other equity securities of the Borrower or any of its Subsidiaries (other than the issuance of common stock (A) of the Borrower issued to employees, consultants or directors of the Borrower or any of its Subsidiaries pursuant to an employee stock option or purchase plan approved by the Board of Directors of the Borrower or (B) of any Subsidiary of the Borrower to the Borrower or any wholly-owned Subsidiary of the Borrower), net of any reasonable and customary brokerage commissions, underwriting fees and discounts and any other similar reasonable and customary costs or expenses directly attributable to such issuance.

         "NET SALE PROCEEDS" shall mean, with respect to (a) any Asset Disposition, all proceeds in the form of cash or cash equivalents received by the Borrower or any of its Subsidiaries from or in respect of such Asset Disposition (including any cash proceeds received as income or other proceeds of any noncash proceeds of such Asset Disposition and including any insurance payment or condemnation award in respect of any assets of the Borrower or any of its Subsidiaries) and (b) any Liquidating Distribution, all proceeds in the form of cash or cash equivalents received by the

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Borrower or any of its Subsidiaries from or in respect of any Liquidating Distribution, in the case of the foregoing clauses (a) and (b), net of (i) reasonable and customary expenses incurred or reasonably expected to be incurred in connection with such Asset Disposition or Liquidating Distribution, (ii) any income, franchise, transfer or other tax payable by the Borrower or such Subsidiary in connection with such Asset Disposition or Liquidating Distribution and (iii) any Indebtedness secured by a Lien on such property or assets and required to be repaid as a result of such Asset Disposition, in each case with respect to the foregoing clause (i) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash or cash equivalents, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof; PROVIDED, HOWEVER, that Net Sale Proceeds shall not include any such proceeds from Excluded Resales.

         "NEW PROPERTY SALE AND LEASEBACK TRANSACTION" shall have the meaning provided in Section 7.13(a)(i).

         "NEW RETAIL UNIT" shall mean a retail unit of the Borrower or any of its Subsidiaries purchased from a franchisee or constructed by the Borrower or such Subsidiary after the Closing Date.

         "NEW UNIT CAPITAL EXPENDITURES" shall mean Capital Expenditures incurred in any period of four consecutive fiscal quarters for the construction or purchase of a New Retail Unit constructed or purchased during such period or the remodeling of a New Retail Unit constructed or purchased during such period.

         "NOTE" shall mean a Revolving Note or a Term Note.

         "NOTES" shall mean and include each Revolving Note and each Term Note.

         "NOTICE OF BORROWING" shall have the meaning provided in Section
2.3(a).

         "NOTICE OF CONVERSION OR CONTINUATION" shall have the meaning provided in Section 2.9(b).

         "OBLIGATIONS" shall mean all obligations, liabilities and indebtedness of every kind, nature and description of the Borrower and the other Loan Parties from time to time owing to the Agent or any Lender or any Indemnitee under or in connection with this Agreement or any other Loan Document, whether direct or indirect, primary or

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

secondary, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and shall include, without limitation, all principal and interest on the Loans and, to the extent chargeable under any Loan Document, all charges, expenses, fees and attorney's fees.

         "ORIGINAL CREDIT AGREEMENT" shall mean that certain Fifth Amended and Restated Credit Agreement dated as of November 12, 2003, among the Borrower, the lenders party thereto and BNP Paribas, as Agent, as amended prior to the date hereof.

         "OTHER TAXES" shall have the meaning provided in Section 2.19(c).

         "PARTICIPANT" shall have the meaning provided in Section 10.4(b).

         "PAYMENT DATE" shall mean the fifteenth day of each March, June, September and December of each year.

         "PATRIOT ACT" shall have the meaning provided in Section 10.23.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

         "PERMITTED ACQUISITION" shall mean any Acquisition by the Borrower or any of its Subsidiaries of a Restaurant that has been approved by the board of directors (or other governing body, if applicable) of the Person which is the subject of such Acquisition.

         "PERMITTED SUBORDINATED DEBT" shall mean Indebtedness of the Borrower or any Subsidiary of the Borrower incurred after the Closing Date, (A) with respect to which no principal payments are due prior to the date which is one year and one day after the Final Maturity Date and (B) which is subordinated as to exercise of remedies and in right of payment to the Borrower's Obligations and such Subsidiary's Obligations, respectively, under the Loan Documents on, and is otherwise subject to, terms and conditions (including, without limitation, terms in respect of maturities, covenants, defaults and remedies and interest rates) approved in writing by the Agent and in any event shall not include Indebtedness issued pursuant to the Convertible Subordinated Notes or the Senior Subordinated Notes.

         "PERSON" shall mean and include any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

any government or political subdivision or agency, department or instrumentality thereof.

         "PLAN" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which:

         (i) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the six years immediately preceding the Closing Date,

         (ii) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or

         (iii) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group,

including any such plans as may have been, or may hereafter be, terminated for whatever reason.

         "PREPAYMENT" shall have the meaning provided in Section 7.10(a)(i).

         "PRO RATA SHARE" as to any Lender shall mean:

                  (a) with respect to all payments, computations and determinations relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (i) the outstanding principal balance of such Lender's Term Loan by (ii) the aggregate outstanding principal balance of the Term Loans;

                  (b) with respect to all payments, computations and determinations relating to the Revolving Loan Commitment or the Revolving Loans of any Lender, or such Lender's interest in Letters of Credit (including, without limitation, determinations of the Commitment Fee under Section 2.15(b) and letter of credit fees under Section 3.2), the percentage obtained by dividing (i) such Lender's Revolving Loan Commitment (or the aggregate outstanding principal balance of such Lender's Revolving Loans and all L/C Obligations in which such Lender has an interest, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement) by
(ii) the Total Revolving Loan Commitment (or the aggregate outstanding principal balance of the Revolving Loans and all L/C Obligations, if the

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement); and

                  (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) the sum of (A) the outstanding principal balance of such Lender's Term Loan and (B) such Lender's Revolving Loan Commitment (or the aggregate outstanding principal balance of such Lender's Revolving Loans and all L/C Obligations in which such Lender has an interest, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement) by (ii) the sum of (A) the aggregate outstanding principal balance of the Term Loans and (B) the Total Revolving Loan Commitment (or the aggregate outstanding principal balance of the Revolving Loans and all L/C Obligations, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement).

         "RATE HEDGING OBLIGATIONS" shall mean any and all obligations of any Loan Party to any Interest Rate Hedge Provider under Interest Rate Agreements permitted pursuant to Section 7.14(a).

         "REAL ESTATE COLLATERAL" shall mean Collateral subject to or purported to be subject to the Lien of the Mortgages.

         "REAL ESTATE COLLATERAL VALUE" shall mean, at any time, the sum of (i) the fair market values of all Real Estate Collateral then subject to the Lien of the Mortgages, plus (ii) all amounts then on deposit or credited to the Collateral Account, PROVIDED, that the Collateral Account is subject to a Blocked Account Agreement. The fair market values of the Real Estate Collateral for the purpose of calculating Real Estate Collateral Value shall be (i) for Real Estate Collateral subject to the Lien of the Mortgages on or prior to July 8, 2002, as determined by appraisals delivered to the Agent on or prior to July 8, 2002 and (ii) for Real Estate Collateral that becomes subject to the Lien of the Mortgages after July 8, 2002, as determined by appraisals delivered to the Agent on or prior to July 8, 2002 or, if no such appraisals have been delivered to the Agent on or prior to such date, then by an appraisal or appraisals satisfactory to the Agent, prepared by a firm satisfactory to the Agent and delivered to the Agent prior to such Real Estate Collateral being included in the calculation of Real Estate Collateral Value.

         "REDEEMABLE STOCK" shall mean any Equity Interest which, by its terms, or upon the happening of any event matures, is mandatorily redeemable or repurchaseable (other than for Capital Stock not constituting Redeemable Stock), in

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

whole or in part, prior to one year and one day after the Final Maturity Date, or is, by its terms or upon the happening of any event, required to be redeemed or repurchased, redeemable or repurchaseable at the option of the holder thereof, in whole or in part, at any time prior to one year and one day after the Final Maturity Date.

         "REDEMPTION DATE" shall have the meaning provided in Section 4.1(x).

         "REDEMPTION PRICE" shall have the meaning provided in Section 4.1(x).

         "REFERENCE BANKS" shall mean each of BNP Paribas, First Bank and Trust, Fleet National Bank, U.S. Bank National Association, Wells Fargo Bank, National Association and Union Bank of California, N.A. and their respective successors; PROVIDED, HOWEVER, that in the event any such Person shall cease to be a Lender hereunder, such Person shall cease to be a Reference Bank.

         "REGISTER" shall have the meaning provided in Section 10.4(h).

         "REGULATION D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

         "REPLACEMENT LENDER" shall have the meaning provided in Section 2.22.

         "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068(f) or 4063(a) of ERISA.

         "REQUIRED LENDERS" shall mean all Lenders whose Pro Rata Shares, in the aggregate, are greater than 50%.

         "RESTAURANT" shall mean a Timber Lodge restaurant or any quick service restaurant.

         "RETAIL PERIOD" shall mean any of the thirteen consecutive four week or five week periods used by the Borrower for accounting purposes which begin on or about the Tuesday after the last Monday in January of each year and ending on the last Monday in January of the next year.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "REVOLVING LENDERS" shall mean, collectively, the Lenders holding the Revolving Commitments or any outstanding Revolving Loan, L/C Obligation or participation therein and "REVOLVING LENDER" means any one of them.

         "REVOLVING LOAN COMMITMENT" shall mean at any time, for any Lender, the amount set forth opposite such Lender's name on Schedule 1.1 hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "REVOLVING LOAN MATURITY DATE" shall mean May 1, 2007.

         "REVOLVING LOANS" shall have the meaning provided in Section 2.2(a).

         "REVOLVING NOTE" shall have the meaning provided in Section 2.5(a).

         "SALE AND LEASEBACK TRANSACTIONS" shall mean Existing Property Sale and Leaseback Transactions and New Property Sale and Leaseback Transactions, in each case, permitted to be entered into by the Borrower or any of its Subsidiaries pursuant to Section 7.13(a).

         "SECURED PARTIES" shall have the meaning provided in the Borrower Security Agreement and the Subsidiary Security Agreement.

         "SECURITY DOCUMENTS" shall mean and include the Borrower Security Agreement, the Subsidiary Security Agreement, the Guaranty, the Borrower Pledge Agreement, the Subsidiary Pledge Agreements, the Mortgages and all other security agreements, pledge agreements, mortgages, leasehold mortgages, assignments and similar agreements executed in connection with the Loan Documents.

         "SENIOR SUBORDINATED NOTE INDENTURE" shall mean that certain Indenture among the Borrower, certain Subsidiaries of the Borrower, and Wells Fargo Bank of Minnesota, National Association (as successor-in-interest to Chase Manhattan Bank and Trust Company, National Association), as trustee, dated as of March 4, 1999, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.

         "SENIOR SUBORDINATED NOTES" shall mean the Senior Subordinated Notes issued by the Borrower pursuant to the Subordinated Note Indenture, in a maximum principal amount not to exceed $200,000,000 in the aggregate at the rate of 9-1/8%

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

and due 2009, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement; PROVIDED, that such Subordinated Notes shall at all times be subordinated in respect of the Obligations on subordination terms contained in the Subordinated Note Indenture; PROVIDED, FURTHER, that the term "Subordinated Notes" shall include any notes or instruments exchanged for then outstanding Subordinated Notes pursuant to the Subordinated Note Indenture.

         "SOLVENT" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

         "STANDBY LETTER OF CREDIT" shall mean any standby letter of credit issued by the Issuing Bank pursuant to Section 3 and which is not a Trade Letter of Credit.

         "SUBORDINATED DEBT DOCUMENTS" shall mean the Convertible Subordinated Notes, the Convertible Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

         "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person directly or indirectly through one or more Subsidiaries and (ii) any partnership, limited liability company, association, joint

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

venture or other entity in which such Person, directly or indirectly through one or more Subsidiaries, is either a general partner or has a more than 50% equity interest at the time. Unless otherwise expressly provided, all references to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY PLEDGE AGREEMENT" shall mean each pledge agreement substantially in the form of the Fourth Amended and Restated Subsidiary Pledge Agreement set forth as Exhibit F hereto duly executed and delivered to the Agent by each Subsidiary of the Borrower which owns any equity interest of any Person, as the same may be amended, restated, modified or supplemented from time to time.

         "SUBSIDIARY SECURITY AGREEMENT" shall mean a security agreement substantially in the form of the Fourth Amended and Restated Subsidiary Security Agreement set forth as Exhibit G hereto duly executed and delivered to the Agent by each Subsidiary of the Borrower (other than the Immaterial Subsidiaries), as the same may be amended, restated, modified or supplemented from time to time.

         "SURVIVING DEBT" shall have the meaning provided in Section 4.1(o).

         "TAXES" has the meaning set forth in Section 2.19(a).

         "TERM LOAN" shall have the meaning provided in Section 2.1.

         "TERM LOAN COMMITMENT" shall mean at any time, for any Lender, the amount set forth opposite such Lender's name in the Register, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "TERM LOAN LENDERS" means, collectively, the Lenders holding the Term Loan Commitments or any outstanding Term Loans and "TERM LOAN LENDER" means any one of them.

         "TERM LOAN MATURITY DATE" shall mean July 2, 2008; PROVIDED, HOWEVER that in the event that on July 2, 2008 either (i) the Leverage Ratio is less than or equal to 2.5 to 1 or (ii) the aggregate principal amount of the Convertible Subordinated Notes then outstanding is less than $50,000,000, the Term Loan Maturity Date shall mean May 1, 2010.

         "TERM LOAN PAYDOWN" shall have the meaning set forth in Section 2.1.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "TERM NOTE" shall have the meaning provided in Section 2.5(a).

         "TERMINATION EVENT" shall mean (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

         "TIMBER LODGE" shall mean Timber Lodge Steakhouse, Inc., a Minnesota corporation.

         "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments of all of the Lenders at such time.

         "TOTAL REVOLVING LOAN COMMITMENT" shall have the meaning set forth in
Section 2.2(a).

         "TOTAL TERM LOAN COMMITMENT" shall have the meaning set forth in
Section 2.1(a).

         "TRADE LETTER OF CREDIT" shall mean any Letter of Credit that is issued pursuant to Section 3 for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory.

         "TRANSACTION DOCUMENTS" shall mean the Loan Documents.

         "TRANSACTIONS" shall mean each of the transactions contemplated by the Transaction Documents.

         "TRANSFEREE" shall have the meaning provided in Section 10.4(e).

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         "UNFUNDED BENEFIT LIABILITIES" shall mean with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

         "UNUSED PORTION" shall mean at any time with respect to the Revolving Loans, the amount by which the Total Revolving Loan Commitment in effect at such time exceeds the sum of (i) the aggregate principal amount of the Revolving Loans outstanding at such time and (ii) the aggregate amount of L/C Obligations outstanding at such time.

         "VOTING STOCK" shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

SECTION 2. AMOUNT AND TERMS OF CREDIT FACILITIES.

                  Section 2.1 Term Loans. Subject to and upon the terms and conditions herein set forth, each Term Loan Lender severally and not jointly agrees to make a single loan to the Borrower on the Closing Date of a sum not exceeding the Term Loan Commitment of such Term Loan Lender (each such loan, a "TERM LOAN"). The aggregate principal amount of the Term Loan Commitments (the "TOTAL TERM LOAN COMMITMENT") shall not exceed $230,000,000. All unutilized Term Loan Commitments shall expire simultaneously with the making of the Term Loans on the Closing Date. The Term Loan of each Term Loan Lender made on the Closing Date shall be initially made as a Base Rate Loan or a Eurodollar Loan (subject to the other terms of this Agreement, including without limitation, Section 2.3 and Section 2.17) and may thereafter be maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof. Once repaid, Term Loans may not be reborrowed. The Borrower shall repay the principal amounts with respect to the Term Loans on the dates and in the amounts set forth below (each, a "TERM LOAN PAYDOWN"):

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

     DATE                        PAYDOWN AMOUNT
---------------                  --------------
July 1, 2004                      $   575,000
October 1, 2004                   $   575,000
January 1, 2005                   $   575,000
April 1, 2005                     $   575,000
July 1, 2005                      $   575,000
October 1, 2005                   $   575,000
January 1, 2006                   $   575,000
April 1, 2006                     $   575,000
July 1, 2006                      $   575,000
October 1, 2006                   $   575,000
January 1, 2007                   $   575,000
April 1, 2007                     $   575,000
July 1, 2007                      $   575,000
October 1, 2007                   $   575,000
January 1, 2008                   $   575,000
April 1, 2008                     $   575,000
July 1, 2008                      $   575,000
October 1, 2008                   $   575,000
January 1, 2009                   $   575,000
April 1, 2009                     $   575,000
July 1, 2009                      $   575,000
October 1, 2009                   $54,481,250
January 1, 2010                   $54,481,250

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

     DATE                        PAYDOWN AMOUNT
---------------                  --------------
April 1, 2010                     $54,481,250
May 1, 2010                       $54,481,250

Notwithstanding the foregoing, the Term Loans shall mature on the Term Loan Maturity Date and shall be repaid in full, without premium or penalty, by the Borrower, on the Term Loan Maturity Date; PROVIDED HOWEVER, that the last such installment due on the Term Loan Maturity Date shall be in the amount necessary to repay in full the aggregate unpaid principal balance of the Term Loans.

                  Section 2.2 Revolving Loans.

                           (a) Subject to and upon the terms and conditions
herein set forth, each Lender severally and not jointly agrees, at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Maturity Date, to make revolving loans (collectively, "REVOLVING LOANS") to the Borrower, which Revolving Loans shall not exceed in aggregate principal amount at any time outstanding (i) the Revolving Loan Commitment of such Lender at such time minus (ii) such Lender's Pro Rata Share of the L/C Obligations at such time; PROVIDED that at no time shall the aggregate outstanding principal amount of the Revolving Loans of all of the Lenders plus the L/C Obligations of all of the Lenders exceed the Total Revolving Loan Commitment. The sum of the Revolving Loan Commitments of all of the Lenders (the "TOTAL REVOLVING LOAN COMMITMENT") as of the date hereof is $150,000,000. The Revolving Loans of each Lender made on the Closing Date shall be initially made as a Base Rate Loan or a Eurodollar Loan (subject to the other terms of this Agreement, including without limitation, Section 2.3 and Section 2.17) and may thereafter be maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof.

                           (b) Revolving Loans may be voluntarily prepaid
pursuant to Section 2.11, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed. Each Lender's Revolving Loan Commitment shall expire, and each Revolving Loan shall mature on, the Revolving Loan Maturity Date, without further action on the part of the Lenders or the Agent.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (c) Each Borrowing of Revolving Loans shall be in the
aggregate minimum amount of $500,000 or any integral multiple of $500,000 in excess thereof.

                  Section 2.3 Notice of Borrowing.

                           (a) Whenever the Borrower desires to borrow Revolving
Loans hereunder, it shall give the Agent at the Agent's Office prior to 12:00 Noon, Chicago time, on the Business Day of such borrowing by telex, facsimile or telephonic notice (promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior telex, facsimile or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made hereunder. Each such notice shall be in the form of Exhibit J hereto (a "NOTICE OF BORROWING") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Revolving Loans, (ii) the date of Borrowing (which shall be a Business
Day), and (iii) whether such Revolving Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto (PROVIDED, that no Eurodollar Loan may be requested or made when any Default or Event of Default has occurred and is continuing).

                           (b) Promptly after receipt of a Notice of Borrowing,
the Agent shall provide each Lender with a copy thereof and inform each Lender as to its Pro Rata Share of the Revolving Loans requested thereunder.

                  Section 2.4 Disbursement of Funds.

                           (a) No later than 2:00 P.M., Chicago time, on the
date specified in each Notice of Borrowing, each Lender will make available its Pro Rata Share of the Revolving Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's Office. After the Agent's receipt of the proceeds of such Revolving Loans, the Agent will make available to the Borrower by depositing in the Borrower's account at the Agent's Office the aggregate of the amounts so made available in the type of funds actually received.

                           (b) Unless the Agent shall have been notified by any
Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 2.6, for the respective Revolving Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Lender to the Agent as a result of such Lender's failure to fund its Revolving Loans hereunder.

                  Section 2.5 Notes.

                           (a) The Borrower's obligation to pay the principal
of, and interest on, each Lender's Loans shall be evidenced by (i) in the case of such Lender's Term Loans, a promissory note (as the same may be amended, restated, supplemented or otherwise modified from time to time, a "TERM NOTE") duly executed and delivered by the Borrower substantially in the form of Exhibit A hereto in a principal amount equal to such Lender's Term Loan with blanks appropriately completed in conformity herewith and (ii) in the case of such Lender's Revolving Loans, a promissory note (as the same may be amended, restated, supplemented or otherwise modified from time to time, a "REVOLVING NOTE") duly executed and delivered by the Borrower substantially in the form of Exhibit B hereto in a principal amount equal to such Lender's Revolving Loan Commitment, with blanks appropriately completed in conformity herewith. Each
Note issued to a Lender shall (x) be payable to the order of such Lender, (y) be dated the date such Note was issued, and (z) mature on the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

                           (b) Each Lender is hereby authorized, at its option,
either (i) to endorse on the schedule attached to its Revolving Note (or on a continuation of

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

such schedule attached to such Revolving Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Revolving Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

                  Section 2.6 Interest.

                           (a) (i) The Borrower agrees to pay interest in
respect of the unpaid principal amount of each Term Loan that is a Base Rate Loan from the date of the making of such Term Loan until such Term Loan shall be paid in full at a rate per annum which shall be equal to the sum of (x) the Applicable Margin plus (y) the Base Rate in effect from time to time, such rate to change as and when the Base Rate changes, such interest to be computed on the basis of a 365 or 366-day year, as the case may be, and paid for the actual number of days elapsed, subject to the provisions of clause (c) of this Section 2.6.

                  (ii) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Revolving Loan that is a Base Rate Loan from the date of the making of such Revolving Loan until such Revolving Loan shall be paid in full at a rate per annum which shall be equal to the sum of (x) 1.50% plus (y) the Base Rate in effect from time to time, such rate to change as and when the Base Rate changes, such interest to be computed on the basis of a 365 or 366-day year, as the case may be, and paid for the actual number of days elapsed, subject to the provisions of clause (c) of this Section 2.6.

                           (b) (i) The Borrower agrees to pay interest in
respect of the unpaid principal amount of each Term Loan that is a Eurodollar Loan from the date of the making of such Term Loan until such Term Loan shall be paid in full at a rate per annum which shall be equal to the sum of (x) the Applicable Margin plus (y) the relevant Eurodollar Rate, such interest to be computed on the basis of a 360-day year and paid for the actual number of days elapsed, subject to the provisions of clause (c) of this Section 2.6.

                  (ii) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Revolving Loan that is a Eurodollar Loan from the date of the making of such Revolving Loan until such Revolving Loan shall be paid in full at a rate per annum which shall be equal to the sum of (x) 2.75% plus (y) the relevant

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Eurodollar Rate, such interest to be computed on the basis of a 360-day year and paid for the actual number of days elapsed, subject to the provisions of clause
(c) of this Section 2.6.

                           (c) In the event that, and for so long as, any Event
of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "DEFAULT RATE") equal to (i) for Revolving Loans, the sum of (x) 2% plus (y) 1.75%) plus
(z) the Base Rate in effect from time to time, and shall be payable on demand, and (ii) for Term Loans, the sum of (x) 2% plus (y) the Applicable Margin applicable to Term Loans that are Base Rate Loans plus (z) the Base Rate in effect from time to time, and shall be payable on demand.

                           (d) Interest on each Loan shall accrue from and
including the date of the Borrowing thereof to but excluding the date of any repayment thereof (PROVIDED that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Each determination by the Agent of an interest rate hereunder shall, except for manifest error, be final, conclusive and binding for all purposes.

                           (e) In the event that the Eurodollar Base Rate is to
be determined by reference to the Reference Banks, each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Base Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.6(b), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.6(b).

                  Section 2.7 Interest Periods.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (a) The Borrower shall, in each Notice of Borrowing
or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the interest period (each an "INTEREST PERIOD") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month or six-month period, PROVIDED that:

                                    (i) the initial Interest Period for any
         Eurodollar Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                                    (ii) if any Interest Period would otherwise
         expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED, HOWEVER, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                                    (iii) if any Interest Period begins on a day
         for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                                    (iv) no Interest Period in respect of any
         Revolving Loan or any Term Loan shall extend beyond the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be; and

                                    (v) no Interest Period in respect of a Term
         Loan shall extend beyond any date upon which a repayment of the Term Loans is required to be made pursuant to Section 2.1 unless the aggregate principal amount of Term Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date is equal to or in excess of the amount of the Term Loan repayment required to be made on such date.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    (vi) If upon the expiration of any Interest
         Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  Section 2.8 Minimum Amount of Eurodollar Loans. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than $3,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) there shall be no more than twelve (12) Borrowings comprised of Eurodollar Loans outstanding at any time.

                  Section 2.9 Conversion or Continuation.

                           (a) Subject to the other provisions hereof, the
Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans which comprise part of the same Borrowing to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing to Base Rate Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; PROVIDED, that no Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing.

                           (b) In order to elect to convert or continue a Loan
under this Section 2.9, the Borrower shall deliver an irrevocable notice thereof (a "NOTICE OF CONVERSION OR CONTINUATION") to the Agent no later than 12:00 Noon, Chicago time, (i) on the Business Day of the proposed conversion date in the case of a conversion to a Base Rate Loan and (ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount, Facility and Type of the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

receipt of a Notice of Conversion or Continuation under this Section 2.9(b), the Agent shall provide each Lender with a copy thereof.

                  Section 2.10 Voluntary Reduction of Commitments. Upon at least three Business Day's prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to permanently reduce each Lender's Pro Rata Share of all or part of the Total Revolving Loan Commitment, PROVIDED that any such partial reduction shall be in the minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof.

                  Section 2.11 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least three Business Days prior to a prepayment of Eurodollar Loans and on the Business Day of a prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans and which Facilities are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which made, and which notice the Agent shall promptly transmit to each of the Lenders,
(ii) each prepayment shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $500,000 in excess thereof and (iii) partial prepayments of the Term Loans shall be applied to the remaining scheduled installments of principal thereof on a pro rata basis; PROVIDED that if any prepayment of Eurodollar Loans is made pursuant to this Section 2.11 on a day which is not the last day of the Interest Period applicable thereto, the Borrower shall pay to each Lender all amounts due in connection with such prepayment pursuant to Section 2.17.

                  Section 2.12 Mandatory Prepayments.

                           (a) Upon the consummation of any Asset Disposition or
upon the receipt by any Loan Party of any Liquidating Distribution after the Closing Date, in each case within 270 days after the Borrower or any of its Subsidiaries receives any Net Sale Proceeds, the Borrower shall prepay the outstanding Loans in an amount equal to 100% of the amount of such Net Sale Proceeds, in accordance with the provisions of Section 2.13; PROVIDED, HOWEVER, that such Net Sale Proceeds which the Borrower or such Subsidiary shall, within 270 days after receipt thereof, use to reinvest in the business of the Borrower of its Subsidiaries, shall not be

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

included in determining the aggregate Net Sale Proceeds for such period; PROVIDED, FURTHER that, if an Event of Default shall have occurred and be continuing on the date such Net Sale Proceeds are received by the Borrower or any of its Subsidiaries or at any time during such 270 day period, then the Borrower shall prepay the outstanding Loans in an amount equal to 100% of such Net Sale Proceeds (or, if any portion of such proceeds shall have been reinvested prior to the occurrence of such Event of Default, 100% of such remaining amount of Net Sale Proceeds not so reinvested), in accordance with the provisions of Section 2.13, on the later of the date such Net Sale Proceeds are received by the Borrower or any of its Subsidiaries or the date of the occurrence of such Event of Default.

                           (b) On each date on which the Borrower or any of its
Subsidiaries receives any Net Equity Proceeds, the Borrower shall prepay the outstanding Loans in an amount equal to (i) 50% of such Net Equity Proceeds if both (A) the Leverage Ratio as of the end of the fiscal quarter immediately preceding such date as to which financial statements are required to have been delivered pursuant to Sections 6.1(a) and 6.1(b), as applicable, on a pro forma basis after giving effect to any prepayment made by the Borrower pursuant to clause (ii)(A) of this Section 2.12(b), is less than 2.0 to 1.0 and (B) no Default or Event of Default has occurred or is continuing as a result of the Borrower's failure to deliver any financial statement or Compliance Certificate as and when required pursuant to Section 6.1(a), 6.1(b) or 6.1(e), as applicable and (ii) 75% of such Net Equity Proceeds if either (A) the Leverage Ratio as of the end of the fiscal quarter immediately preceding such date as to which financial statements are required to have been delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, is greater than or equal to 2.0 to 1.0 (but only until the Leverage Ratio is less than 2.0 to 1.0, at which time clause (i) of this Section 2.12(b) shall apply (unless clause (ii)(B) of this Section 2.12(b) shall then be applicable)) or (B) any Default or Event of Default has occurred and is continuing as a result of the Borrower's failure to deliver any financial statement or Compliance Certificate as and when required pursuant to Sections 6.1(a), 6.1(b) or 6.1(e), as applicable, in each case in accordance with the provisions of Section 2.13.

                           (c) On each date on which the Borrower or any of its
Subsidiaries receives any Net Debt Proceeds or becomes or remains liable with respect to Indebtedness with respect to Capitalized Leases in excess of $100,000,000 in the aggregate at any one time outstanding for the Borrower and its Subsidiaries, the Borrower shall prepay the outstanding Loans in an amount equal to 100% of such Net Debt Proceeds or 100% of the amount by which the aggregate amount of Indebtedness of the Borrower and its Subsidiaries with respect to Capitalized Leases

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

exceeds $100,000,000 on such date, respectively, in accordance with the provisions of Section 2.13.

                           (d) On each day on which the Total Revolving Loan
Commitment is reduced pursuant to Section 2.10 the Borrower shall prepay the Revolving Loans to the extent, if any, that the outstanding principal amount of the Revolving Loans exceeds such reduced Total Revolving Loan Commitment.

                           (e) If at any time and for any reason the aggregate
principal amount of Revolving Loans plus the L/C Obligations then outstanding are greater than the Total Revolving Loan Commitment, the Borrower shall immediately prepay the Revolving Loans in an amount equal to such excess. In addition, to the extent at any time and for any reason, the Total Revolving Loan Commitment minus the aggregate principal amount of Revolving Loans then outstanding, is less than the amount of L/C Obligations outstanding at such time, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which such L/C Obligations exceed the amount equal to the difference between the Total Revolving Loan Commitment and such aggregate principal amount of Revolving Loans.

                           (f) The Borrower shall make each Term Loan Paydown in
accordance with Section 2.1.

                           (g) Nothing in this Section 2.12 shall be construed
to constitute the Lenders' consent to any transactions referred to in Sections 2.12(a), 2.12(b) or 2.12(c) above which transaction is not expressly permitted by the terms of this Agreement.

                           (h) In the event that there shall be Consolidated
Excess Cash Flow for any fiscal year of the Borrower (commencing with fiscal year 2005), the Borrower shall, no later than 90 days after the end of such fiscal year, prepay the Loans in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow, minus the aggregate amount of any voluntary prepayments made pursuant to Section 2.11 during such fiscal year.

                  Section 2.13 Application of Prepayments.

                           (a) All prepayments of the Loans required by clauses
(a) through (c) and (h) of Section 2.12 shall be applied first, to prepay the Term Loans until such Term Loans shall have been repaid in full, together with accrued and

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

unpaid interest thereon, second, to prepay the Revolving Loans until such Revolving Loans shall have been repaid in full, together with accrued and unpaid interest thereon, third, to Cash Collateralize the then outstanding Letters of Credit and, fourth, to all other outstanding Obligations. If (i) at the time of any prepayment of the principal amount of the Revolving Loans pursuant to the preceding sentence (other than any prepayment required by Section 2.12(a)) either (A) the Leverage Ratio as of the end of the fiscal quarter immediately preceding such date as to which financial statements are required to have been delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, is greater than or equal to 2.0 or (B) any Default has occurred and is continuing as a result of the Borrower's failure to deliver any financial statement or Compliance Certificate as and when required pursuant to Section 6.1(a), 6.1(b) or 6.1(e), as applicable, then simultaneously with any prepayment of the principal amount of the Revolving Loans pursuant to the preceding sentence, each Lender's Revolving Loan Commitment shall be permanently reduced by such Lender's Pro Rata Share of such prepayment and, (ii) at the time of any prepayment of the principal amount of the Revolving Loans pursuant to the preceding sentence (other than any prepayment required by Section 2.12(a)), both (A) the Leverage Ratio as of the end of the fiscal quarter immediately preceding such date as to which financial statements are required to have been delivered pursuant to Sections 6.1(a) and 6.1(b), as applicable, is less than 2.0 and (B) no Default has occurred or is continuing as a result of the Borrower's failure to deliver any financial statement or Compliance Certificate as and when required pursuant to Section 6.1(a), 6.1(b) or 6.1(e), as applicable, then, any Revolving Loans repaid pursuant to the preceding sentence may be reborrowed, subject to the other terms of this Agreement.

                           (b) Simultaneously with any prepayment of the
principal amount of Revolving Loans pursuant to Section 2.12(a), each Lender's Revolving Loan Commitment shall be permanently reduced by such Lender's Pro Rata Share of such prepayment.

                           (c) All prepayments of the then remaining Term Loans
required by clauses (a) through (c) of Section 2.12 shall be applied on a pro rata basis to the scheduled installments of principal thereof.

                  Section 2.14 Method and Place of Payment.

                           (a) Except as otherwise specifically provided herein,
all payments and prepayments under this Agreement and the Notes shall be made to the Agent for the account of the Lenders entitled thereto not later than 2:00 P.M., Chicago time, on the date when due and shall be made in lawful money of the United

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

States of America in immediately available funds at the Agent's Office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Lender in like funds its Pro Rata Share of payments so received.

                           (b) Whenever any payment to be made hereunder or
under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                           (c) All payments made by the Borrower hereunder and
under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

                  Section 2.15 Fees.

                           (a) The Borrower agrees to pay the fees in the
amounts and on the dates specified in the Fee Letter.

                           (b) The Borrower agrees to pay to the Agent for the
account of each Lender a commitment fee (the "COMMITMENT FEE") for each day computed at the per annum rate equal to the Applicable Margin (determined for the Commitment Fee in accordance with the definition of Applicable Margin) multiplied by each such Lender's Pro Rata Share of the average daily Unused Portion, from and including the Closing Date to the Revolving Loan Maturity Date.

                           (c) The Commitment Fee shall accrue from and
including the Closing Date to but excluding the Revolving Loan Maturity Date. Accrued fees under this Section 2.15 shall be payable on the Closing Date and payable quarterly in arrears on each Payment Date, commencing June 15, 2004, and on the Revolving Loan Maturity Date or such earlier date, if any, on which the Revolving Loan Commitments shall terminate in accordance with the terms hereof. The Commitment Fee and all other fees due under the Loan Documents (collectively the "FEES") shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  Section 2.16 Interest Rate Unascertainable, Increased Costs, Illegality.

                           (a) In the event that the Agent, in the case of
clause (i) below, or any Lender, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                                    (i) on any date for determining the
         Eurodollar Rate for any Interest Period, that by reason of any changes arising after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                                    (ii) at any time, that the relevant
         Eurodollar Rate applicable to any of its Loans shall not represent the effective pricing to such Lender for funding or maintaining a Eurodollar Loan, or such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan, in any such case because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar
         Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

                                    (iii) at any time, that the making or
         continuance by it of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Agent or such Lender shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower's right to request Eurodollar Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon such Lender's delivery of a written demand therefor to the Borrower with a copy to the Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the calculation of the amounts demanded and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

                           (b) In the case of any Eurodollar Loan or requested
Eurodollar Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Lender pursuant to clause (a) above; PROVIDED, HOWEVER, that all Lenders whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (c) In the event that the Agent determines at any
time following its giving of notice based on the conditions described in clause
(a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Borrower and the Lenders, whereupon the Borrower's right to request Eurodollar Loans from the Lenders and the Lenders' obligation to make Eurodollar Loans shall be restored.

                           (d) In the event that a Lender determines at any time
following its giving of a notice based on the conditions described in clause
(a)(iii) above that none of such conditions exist, such Lender shall promptly give notice thereof to the Borrower and the Agent, whereupon the Borrower's right to request Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be restored.

                  Section 2.17 Funding Losses. The Borrower shall compensate each Lender, upon such Lender's delivery of a written demand therefor to the Borrower, with a copy to the Agent (which demand shall set forth the basis for requesting such amounts and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans), that such Lender sustains: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Section 2.16(a) or 2.16(b) or otherwise), (ii) if any prepayment or repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower in repaying its Eurodollar Loans or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Lender under this Section 2.17 shall be made on the assumption that such Lender has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

such Lender to a domestic office of such Lender in the United States of America, PROVIDED that each Lender may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.17.

                  Section 2.18 Increased Capital. If any Lender shall have determined that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any Person controlling such Lender as a consequence of its commitments or obligations hereunder, then from time to time, upon such Lender's delivering a written demand therefor to the Agent and the Borrower (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Person for such reduction.

                  Section 2.19 Taxes.

                           (a) All payments made by the Borrower under this
Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

                           (b) Each Lender that is not incorporated under the
laws of the United States of America or a state thereof (including each Assignee that becomes a party to this Agreement pursuant to Section 10.4) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 (or W-8BEN) or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrower and the Agent a Form W-8BEN or W-8ECI and Form W-8 (or W-8BEN) or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form W-8BEN or W-8ECI and Form W-8 (or W-8BEN) or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 (or W-8BEN) or W-9, establishing an exemption from United States backup withholding tax.

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

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (c) In addition, the Borrower agrees to pay any and
all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

                           (d) The Borrower agrees to indemnify the Agent and
each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Agent and such Lender, (ii) amounts payable under Section 2.19 (c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Agent makes a demand therefor.

                  Section 2.20 Use of Proceeds. The proceeds of the Loans shall be used (i) to prepay in full the outstanding principal amount of (A) the Senior Subordinated Notes and (B) the Borrower's Loans (as defined in the Original Credit Agreement) pursuant to the Original Credit Agreement and (ii) for the Borrower's working capital and general corporate purposes which shall include, but not be limited to, Restaurant renovations and Permitted Acquisitions.

                  Section 2.21 Collateral Security.

                           (a) As security for the payment of the Obligations,
the Borrower shall cause to be granted to the Agent, for the ratable benefit of the Lenders, a first priority perfected Lien on and security interest in all of the following, whether now or hereafter existing or acquired subject only to the Liens permitted to be incurred pursuant to Section 7.3 hereof: (i) all of the shares of capital stock (or other equity interests of each Subsidiary if such Subsidiary is not a corporation) of each Subsidiary of the Borrower (other than Timber Lodge so long as Timber Lodge is an Immaterial Subsidiary) now or hereafter directly or indirectly owned by the Borrower and all proceeds thereof, all as more specifically described in the Borrower Pledge Agreement and the Subsidiary Pledge Agreements; (ii) certain of the assets of the Borrower and all proceeds thereof, all as more specifically described in the Borrower Security Agreement and the Mortgages; and (iii) certain of the assets of each Subsidiary now or hereafter directly or indirectly owned by the Borrower (other than Timber Lodge so long as Timber Lodge is an Immaterial Subsidiary) and all

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

proceeds thereof, all as more specifically described in the Subsidiary Security Agreement and the Mortgages. To the extent the Agent for the benefit of the Lenders does not have a first priority perfected security interest in any assets of the Borrower or any other Loan Party required to be pledged as described above which is of the type described in the Borrower Security Agreement, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement or the Subsidiary Security Agreement or which consists of real property of the type described in subsection (c) below, the Borrower will grant, and cause each other Loan Party to grant, to the Agent for itself and the benefit of the Lenders a first priority perfected security interest in such assets subject only to the Liens permitted pursuant to Section 7.3 hereof. In connection with any sales of assets permitted hereunder, the Agent will release and terminate the liens and security interests granted under the Security Documents with respect to such assets and no further consent of the Lenders will be required with respect to any such release.

                           (b) Concurrently with the consummation of any
Permitted Acquisition or any other acquisition of any asset (whether by purchase, merger, contribution, license or otherwise) which is of the type described in the Borrower Security Agreement, the Subsidiary Security Agreement, the Borrower Pledge Agreement or the Subsidiary Pledge Agreement by the Borrower or any Subsidiary of the Borrower (other than a Subsidiary which, after giving effect to any such acquisition, is an Immaterial Subsidiary, except as otherwise provided in Section 6.11 or any Security Document) (an "ACQUIRING SUBSIDIARY") or the formation of any new Subsidiary (other than a Subsidiary which, after giving effect to any such acquisition, is an Immaterial Subsidiary, except as otherwise provided in Section 6.11 or any Security Document) of the Borrower or upon an Immaterial Subsidiary ceasing to qualify or be designated as an Immaterial Subsidiary (conversion from the status of an Immaterial Subsidiary to a Subsidiary which is not an Immaterial Subsidiary is hereinafter referred to as a "CONVERSION"), the Borrower shall:

                                    (i) in the case of a Permitted Acquisition
         of stock or other equity interest or any other acquisition of stock or other equity interest (whether by purchase, merger, contribution, license or otherwise) by the Borrower or any such Acquiring Subsidiary of the Borrower or the formation of such a new Subsidiary or a
         Conversion: (A) deliver or cause to be delivered to the Agent all of the certificates representing the capital stock (or other equity interest if such equity interests are represented by a certificate or certificates) of such new Subsidiary which is being acquired or formed or converted (or

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         Investment if such Investment is not an Immaterial Investment), beneficially owned by the Borrower or such Acquiring Subsidiary, as additional collateral for the Obligations, to be held by the Agent in accordance with the terms of the Borrower Pledge Agreement or a Subsidiary Pledge Agreement, as the case may be; and (B) cause such Acquiring Subsidiary (which is not already a party thereto) or new Subsidiary which is being acquired or formed or converted to deliver to the Agent (1) duly executed counterpart signature pages to each of the Guaranty, and the Subsidiary Security Agreement, in the forms attached respectively thereto as Annex I, together with the authorization to the Agent and the Lenders to attach such signature pages to the Guaranty and the Subsidiary Security Agreement, respectively, the effect of which shall be that as of the date set forth on such signature pages such Acquiring Subsidiary or such new or converted Subsidiary, as the case may be, shall become a party to each such agreement and be bound by the terms thereof and any revisions to the schedules to the Subsidiary Security Agreement necessary in connection therewith, (2) if such new or converted Subsidiary owns any capital stock or other equity interest or if such Acquiring Subsidiary is not already a party to a Subsidiary Pledge Agreement, a Subsidiary Pledge Agreement duly executed by such new or converted Subsidiary or such Acquiring Subsidiary, as the case may be, or if such new or converted Subsidiary owns any copyrights, trademarks, patents or other intellectual property, such additional Security Documents as requested by the Agent,
         (3) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Agent and the Lenders in the Collateral being pledged by such new Subsidiary pursuant to the Subsidiary Security Agreement, and (4) ten (10) days prior written notice of any such Permitted Acquisition, other acquisition, formation or Conversion.

                                    (ii) in the case of a Permitted Acquisition
         of assets or any other acquisition of assets (including equity interests of a Person other than a corporation) (whether by purchase, merger, contribution, license or otherwise) by the Borrower or any such Acquiring Subsidiary which is of the type described in the Borrower Security Agreement or the Subsidiary Security Agreement or the formation of such a new Subsidiary or a Conversion into a Person which in either case is not a corporation, deliver or cause to be

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         delivered by the Borrower or such Acquiring Subsidiary acquiring such assets or forming such new Subsidiary, (A) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Agent and the Lenders in the assets being so acquired,
         (B) if such assets include copyrights, trademarks, patents or other intellectual property, such additional Security Documents as requested by the Agent, (C) any additional instruments or documents evidencing the security interest of the Agent reasonably required by the Agent and
         (D) ten (10) days prior written notice of any such Permitted Acquisition, other acquisition, formation or Conversion; and

                                    (iii) in any case (A) provide such other
         documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Agent, articles of incorporation, by-laws and resolutions (or equivalent organizational and authorization documents), which in the reasonable opinion of the Agent is necessary or advisable in connection with such Permitted Acquisition or formation of such new Subsidiary or other acquisition (whether by purchase, merger, contribution or otherwise) or Conversion, and (B) if, as a result of the consummation of any transaction or transactions, there is a significant change in the information provided by the Borrower on Schedule 5.18, promptly provide the Agent with a new schedule which reflects the then current corporate structure of the Borrower and its Subsidiaries certified by an Authorized Officer of the Borrower.

                           (c) Concurrently with the acquisition of any interest
(including a leasehold interest) in any real property by the Borrower or any Subsidiary of the Borrower in any state that does not at the time of acquisition assess a mortgage recording tax, the Borrower shall deliver or cause to be delivered to the Agent, Mortgages with respect to such real property interest, together with title insurance policies, surveys, appraisals, opinions of counsels and such other documentation as the Agent may reasonably request.

                  Section 2.22 Replacement of Certain Lenders. If a Lender ("AFFECTED LENDER") shall have requested compensation from the Borrower under Sections 2.16, 2.18 or 2.19 to recover Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, or delivered a notice pursuant to Section 2.16(a)(iii) claiming that such Lender is unable to extend

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Eurodollar Loans to the Borrower for reasons not generally applicable to the other Lenders, then, in any such case, so long as no Default or Event of Default exists, the Borrower may make written demand on such Affected Lender (with a copy to the Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed assignment and acceptance agreements in substantially the form of Exhibit I thirty (30) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Sections 10.4(c) and 10.4(d) (and that are reasonably acceptable to the Agent) which the Borrower shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in outstanding Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Sections 10.4(c) and 10.4(d). Further, with respect to any such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to such Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment from the Replacement Lender, amounts payable under Sections 2.16, 2.18 and 2.19 with respect to such Affected Lender and compensation payable under Section 2.15; PROVIDED, that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19 and 10.1 accruing with respect to such Affected Lender prior to the date such Affected Lender is replaced, as well as to any fees accrued for its account hereunder prior to being replaced and not yet paid, and shall continue to be obligated under Section 9.7.

SECTION 3. LETTERS OF CREDIT.

                  Section 3.1 Issuance of Letters of Credit, etc.

                           (a) Subject to the terms and conditions hereof, at
any time and from time to time from the Closing Date through the day prior to the Revolving Loan Maturity Date, the Issuing Bank shall issue such Letters of Credit for the account of the Borrower or any Subsidiary of the Borrower which is a party to the Guaranty as Borrower may request by an L/C Application; PROVIDED that, giving effect to such Letter of Credit, (x) the sum of the L/C Obligations then outstanding plus the then outstanding aggregate principal amount of the Revolving Loans shall not exceed the Total Revolving Loan Commitment and (y) the aggregate L/C

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Obligations then outstanding shall not exceed the L/C Commitment. Unless all the Revolving Lenders and the Issuing Bank otherwise consent in writing, the Borrower and its Subsidiaries shall not request any Letter of Credit (i) whose term exceeds 12 months or (ii) which expires after the Revolving Loan Maturity Date unless such Letter of Credit is Cash Collateralized at least two (2) Business Days prior to the Revolving Loan Maturity Date. No Letter of Credit shall be issued except in the ordinary course of business of the Borrower or any of its Subsidiaries or in connection with Permitted Acquisitions with respect to which the conditions set forth in Section 7.8(f) have been satisfied, each Letter of Credit shall be used solely (a) to support obligations of the Borrower and its Subsidiaries not prohibited hereunder, other than Indebtedness for borrowed money, and (b) for the purposes described in the definition of "Trade Letter of Credit".

                           (b) The Borrower shall submit the L/C Application for
the Issuance of any Letter of Credit to the Issuing Bank at least five Business Days prior to the date when required. Upon Issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Revolving Lenders of the amount and terms thereof.

                           (c) Upon the Issuance of a Letter of Credit, each
Revolving Lender that has made a Revolving Loan Commitment shall be deemed to have purchased a pro rata participation, from the Issuing Bank in an amount equal to that Lender's Pro Rata Share, in the Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by the Borrower for any payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit made by the Issuing Bank under any Letter of Credit, each Revolving Lender shall, pro rata according to its Pro Rata Share, reimburse the Issuing Bank promptly upon demand for the amount of such payment. The obligation of each Revolving Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

                           (d) Upon the making of any payment with respect to
any Letter of Credit by the Issuing Bank, the Borrower shall be deemed to have submitted a Notice of Borrowing for a Revolving Loan consisting of a Base Rate Loan in the amount of such payment, and the Agent shall without notice to or the consent of

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Borrower cause Revolving Loans to be made by the Revolving Lenders in an aggregate amount equal to the amount paid by the Issuing Bank on that Letter of Credit, but not exceeding the Total Revolving Loan Commitment minus the then outstanding principal amount of Revolving Loans and minus all other then outstanding L/C Obligations, and for this purpose, the conditions precedent set forth in Section 4 hereof shall not apply. The proceeds of such Revolving Loans shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit. Promptly following any Revolving Loans made under this Section 3.1(d), the Agent shall notify the Borrower thereof.

                           (e) To the extent that any Revolving Loans made
pursuant to Section 3.1(d) are insufficient to reimburse the Issuing Bank in full, the Borrower agrees to pay to the Issuing Bank with respect to each Letter of Credit, within one Business Day after demand therefor, a principal amount equal to any payment made by the Issuing Bank under that Letter of Credit, together with interest on such amount from the date of any payment made by the Issuing Bank through the date of payment by the Borrower at the Default Rate for Revolving Loans. The principal amount of any such payment made by the Borrower to the Issuing Bank shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Revolving Lender that has reimbursed the Issuing Bank pursuant to Section 3.1(d) for its Pro Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against the Borrower under this Section 3.1(e).

                           (f) The Issuance of any supplement, modification,
amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the Issuance of a new Letter of Credit.

                  Section 3.2 Letter of Credit Fees. The Borrower shall pay (i) a letter of credit fee to the Agent equal to (x) a per annum rate equal to the then effective Applicable Margin for Eurodollar Loans times (y) the stated amount of each Standby Letter of Credit for the term of each such Letter of Credit for the account of the Lenders who have made Revolving Loan Commitments, according to their respective Pro Rata Shares, in each case payable quarterly in arrears on each Payment Date, commencing on June 15, 2004, and (ii) a letter of credit fee to the Agent equal to (x) a per annum rate equal to the then effective Applicable Margin for Eurodollar Loans times (y) the stated amount of each Trade Letter of Credit as of the date of Issuance thereof, payable for the account of the Lenders who have made Revolving

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Loan Commitments, according to their respective Pro Rata Shares, in each case payable quarterly in arrears on each Payment Date, commencing on June 15, 2004. Upon (A) the issuance of each Letter of Credit, the Borrower shall also pay to the Agent for the account of the Issuing Bank an amount equal to the greater of
(i) $500 or (ii) 0.125% of the stated amount of such Letter of Credit as an issuance fee; (B) the amendment of each Letter of Credit, the Borrower shall pay to the Agent for the account of the Issuing Bank the amendment fees, in each case, as the Issuing Bank normally charges in connection with a Letter of Credit and activity pursuant thereto, in either case which fees shall be solely for the account of the Issuing Bank; and (C) the incurrence of any reasonable out-of-pocket costs and expenses in connection with the maintenance of any Letter of Credit, the Borrower shall pay to the Agent for the account of the Issuing Bank the amount of such out-of-pocket costs and expenses so incurred.

                  Section 3.3 Obligation of Borrower Absolute, etc.

                           (a) The obligation of the Borrower to pay to the
Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional and irrevocable. Without limiting the foregoing, such obligation of the Borrower shall not be affected by any of the following circumstances:

                                    (i) any lack of validity or enforceability
         of the Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

                                    (ii) any amendment or waiver of or any
         consent to departure from the Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

                                    (iii) the existence of any claim, setoff,
         defense or other rights which the Borrower or any Subsidiary of the Borrower may have at any time against the Issuing Bank, any Lender, the Agent, any beneficiary of the Letter of Credit (or any Persons for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement or any other agreement or instrument relating thereto, or any unrelated transactions;

                                    (iv) any demand, statement or any other
         document presented under the Letter of Credit proving to be forged,

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                                    (v) payment by the Issuing Bank in good
         faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                                    (vi) the existence, character, quality,
         quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition or value of such property as described in such documents;

                                    (vii) the time, place, manner, order or
         contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                                    (viii) the solvency or financial
         responsibility of any party issuing any documents in connection with a Letter of Credit;

                                    (ix) any failure or delay in notice of
         shipments or arrival of any property; and

                                    (x) any other circumstances whatsoever.

                           (b) As among the Borrower, the Lenders, the Issuing
Bank and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time it requests any Letter of Credit, the Agent, the Issuing Bank and the Lenders shall not be responsible:

                                    (i) for the form, validity, sufficiency,
         accuracy, genuineness or legal effect of any document submitted by

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                                    (ii) for the validity or sufficiency of any
         instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                                    (iii) for the failure of the beneficiary of
         a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                                    (iv) for errors, omissions, interruptions or
         delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise;

                                    (v) for errors in interpretation of
         technical trade terms;

                                    (vi) for any loss or delay in the
         transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                                    (vii) for the misapplication by the
         beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and

                                    (viii) for any consequences arising from
         causes beyond the control of the Agent, the Issuing Bank and the Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

                           (c) In furtherance and extension and not in
limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Bank under or in connection with Letters of Credit issued by it or any related certificates shall not, in the absence of gross negligence or willful misconduct, put the Issuing Bank under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                           (d) The Issuing Bank shall be entitled to the
protection accorded to the Agent pursuant to Section 9, mutatis mutandis.

SECTION 4. CONDITIONS PRECEDENT.

                  Section 4.1 Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective as of the Closing Date upon the satisfaction on or before the Closing Date of the following conditions precedent:

                           (a) Loan Documents.

                                    (i) Credit Agreement. The Borrower and the
         Lenders shall have executed and delivered this Agreement to the Agent.

                                    (ii) Notes. The Borrower shall have executed
         and delivered to each of the Lenders the appropriate Notes in the amount, maturity and as otherwise provided herein.

                                    (iii) Borrower Security Agreement. The
         Borrower shall have executed and delivered to the Agent the Borrower Security Agreement.

                                    (iv) Subsidiary Security Agreement. Each
         Subsidiary of the Borrower (other than any such Subsidiary which is an Immaterial Subsidiary) shall have duly executed and delivered to the Agent the Subsidiary Security Agreement.

                                    (v) Borrower Pledge Agreement. The Borrower
         shall have executed and delivered to the Agent the Borrower Pledge Agreement.

                                    (vi) Subsidiary Pledge Agreements. Each
         Subsidiary of the Borrower that owns any Equity Interest in any Person as of the Closing Date (other than in an Immaterial Subsidiary)

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         shall have duly executed and delivered to the Agent a Subsidiary Pledge Agreement.

                                    (vii) Guaranty. Each Subsidiary of the
         Borrower (other than any Immaterial Subsidiary) shall have executed and delivered to the Agent the Guaranty.

                                    (viii) [Intentionally Omitted.]

                                    (ix) Borrower Trademark Security Agreement.
         The Borrower shall have executed and delivered to the Agent an amended and restated Borrower Trademark Security Agreement, amending and restating that certain Borrower Trademark Security Agreement, dated as of November 12, 2003, by the Borrower in favor of the Agent.

                                    (x) Subsidiary Trademark, Patent and
         Copyright Security Agreements. Each Subsidiary of the Borrower (other than Timber Lodge) party to the Second Amended and Restated Subsidiary Trademark Security Agreement, Second Amended and Restated Subsidiary Patent Security Agreement or Second Amended and Restated Subsidiary Copyright Security Agreement (as applicable), each dated as of November 12, 2003 in favor of the Agent, shall have executed and delivered to the Agent a third amended and restated version of each such agreement, and each Subsidiary of the Borrower not party to any of such agreements that owns any Intellectual Property shall have executed and delivered to the Agent a security agreement substantially in the form of each such previously delivered agreement (as applicable).

                           (b) Opinions of Counsel. The Agent shall have
received (A) a legal opinion, dated the Closing Date, from Stradling Yocca Carlson & Rauth, counsel to the Loan Parties, substantially in the form set forth as Exhibit H hereto, (B) legal opinions, dated the Closing Date, from each of the local counsel to the Loan Parties identified on Schedule 4.1(b), in form and substance satisfactory to the Agent and (C) such other legal opinions, each dated the Closing Date, from local counsel to the Loan Parties as requested by the Agent with respect to such matters as requested by the Agent and in form and substance satisfactory to the Agent.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (c) Corporate Documents. The Agent shall have
received the certificate of incorporation, certificate of limited partnership, certificate of formation or other similar organizational document of each of the Loan Parties as amended, modified or supplemented to the Closing Date, (other than in the case of a general partnership) certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than ten Business Days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than ten Business Days prior to the Closing Date and a bring-down good standing certificate or telephonic confirmation from the appropriate Secretary of State in each jurisdiction of organization of each Loan Party dated the Closing Date.

                           (d) Certified Resolutions, etc. The Agent shall have
received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties or of a general partner in the case of each Loan Party which is a general partnership and dated the Closing Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the By-Laws, partnership agreement, limited liability company agreement or other similar organizational document of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's Board of Directors (or other governing body, as applicable) approving and authorizing the execution, delivery and performance of all Transaction Documents executed by such Person, and (iv) that there have been no changes in the certificate of incorporation, certificate of limited partnership, certificate of formation or other similar organizational document of such Person since the date of the most recent certification thereof by the appropriate Secretary of State or, in the case of a partnership or other similar entity, the partnership agreement or other similar organizational document.

                           (e) Existing Indebtedness. The Agent shall have
received copies of all documents relating to existing Indebtedness for borrowed money or evidenced by a note, bond, debenture, acceptance or similar instrument of the Borrower and its Subsidiaries that shall be outstanding in each case in a principal amount in excess of $2,000,000 on and after the Closing Date, including, without limitation, terms of amortization, interest, premiums, fees, expenses, maturity, amendments, covenants, events of default and remedies, certified as of the Closing Date as such by the President or Vice President of the Borrower.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (f) Process Agent. Each Loan Party shall have
appointed an agent satisfactory to the Agent for service of process in connection with any action or proceeding arising under or relating to the Loan Documents, and such agent shall have accepted such appointment in writing.

                           (g) Officer's Certificate. The Agent and the Lenders
shall have received a certificate of the President or Vice President of the Borrower, dated the Closing Date, certifying that (i) the Subordinated Debt Documents are in full force and effect and no material term or condition thereof has been amended from the form thereof delivered to the Agent, or waived, except as disclosed to the Agent or its counsel prior to the execution of this Agreement, (ii) each of the Loan Parties and, to the best of his or her knowledge, the other parties to the Subordinated Debt Documents, have performed or complied in all material respects with all agreements and conditions contained in such Subordinated Debt Documents, (iii) subject to the foregoing, neither any Loan Party nor, to the best of his or her knowledge, any such other party is in default in the performance or compliance with any of the material terms or provisions thereof, except to the extent that performance thereof or compliance therewith or default has been waived with the prior written consent of the Lenders, (iv) all of the representations and warranties of the Borrower and each other Loan Party contained in the Subordinated Debt Documents and the Loan Documents are true and correct, (v) no Default or Event of Default has occurred and is continuing and no default or event of default has occurred and is continuing under the Subordinated Debt Documents and (vi) since January 26, 2004, no event or change has occurred that has caused or evidences a Material Adverse Effect.

                           (h) Closing Compliance Certificate. The Agent shall
have received a certificate signed by the chief financial officer of the Borrower (i) containing conclusions that the Borrower and its Subsidiaries are Solvent before and after giving effect to the Transactions and that Closing EBITDA equals at least $117,500,000, (ii) containing conclusions that the Leverage Ratio, calculated as of the end of the Retail Period of the Borrower ending April 19, 2004, does not exceed 3.60 and setting forth the calculations required to establish such Leverage Ratio and (iii) containing conclusions that the Adjusted Leverage Ratio, calculated as of the end of the Retail Period of the Borrower ending April 19, 2004, does not exceed 5.0 and setting forth the calculations required to establish such Adjusted Leverage Ratio.

                           (i) Insurance. The Agent shall have received a
certificate of insurance demonstrating insurance coverage in respect of each of the Loan Parties of types, in amounts, with insurers and with other terms reasonably satisfactory to the

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Agent and which name the Agent as an additional insured or loss payee, as applicable.

                           (j) Lien Search Reports. The Agent shall have
received satisfactory reports of UCC, tax lien, judgment and litigation searches with respect to the Borrower and each of the other Loan Parties in each of the locations requested by the Agent.

                           (k) UCC-1 Financing Statements. The Agent shall have
received originals of each UCC-1 financing statement (i) duly authorized by the Borrower naming the Borrower as debtor and the Agent as secured party and filed in the jurisdictions set forth in Schedule I to the Borrower Security Agreement and (ii) duly authorized by each other Loan Party naming such Loan Party as debtor and the Agent as secured party and filed in the appropriate jurisdictions set forth in Schedule I to the Subsidiary Security Agreement.

                           (l) Pledged Collateral. The Agent shall have received
(i) the original stock, membership interest or partnership interest certificates evidencing the Pledged Stock (as defined in the Borrower Pledge Agreement and each Subsidiary Pledge Agreement) pursuant to the Borrower Pledge Agreement and each Subsidiary Pledge Agreement (other than certificates representing any shares of Pledged Stock of any Immaterial Subsidiary and any shares of Pledged Stock which evidence an Immaterial Investment), together with undated stock powers or similar instruments of assignment duly executed in blank in connection therewith and (ii) each original Instrument pursuant to the Borrower Pledge Agreement and each Subsidiary Pledge Agreement (other than any Instrument evidencing an Immaterial Investment).

                           (m) Corporate and Capital Structure. The corporate
and capital structure of the Loan Parties shall be satisfactory to the Lenders, and the Agent shall have received a corporate structure chart with respect to the Borrower and all of its Subsidiaries (certified by an Authorized Officer of the Borrower).

                           (n) Funded Debt and Capitalization. The Total
Revolving Loan Commitment minus the aggregate principal amount of the Revolving Loans outstanding on the Closing Date minus the amount of any L/C Obligations then outstanding including any Letters of Credit to be issued on the Closing Date shall equal at least $25,000,000. The assets and liabilities of the Borrower and its consolidated Subsidiaries shall be materially consistent with the projections dated April 27, 2004 and previously delivered by the Borrower to the Agent.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (o) Existing Indebtedness. The Agent shall have
received evidence satisfactory to the Agent and the Lenders that, after giving effect to the consummation of the Transactions, (i) the Borrower and its Subsidiaries shall not be liable for or have outstanding any Indebtedness which is of the type of Indebtedness which would appear as a liability on (or would be required to appear as a liability on) the consolidated balance sheet of the Borrower (and not of the type required solely to be included in the footnotes thereto) and which Indebtedness shall include, without limitation, Indebtedness for borrowed money and Capitalized Lease Obligations, other than (A) the Loans outstanding hereunder as contemplated by Section 4.1(n) and (B) Indebtedness permitted under Section 7.2 (but excluding Indebtedness described in Section 7.2(a)) (collectively, the "SURVIVING DEBT"), and (ii) the Borrower and each of its Subsidiaries shall have paid in full all other Indebtedness of the Borrower and each of its Subsidiaries existing prior to the making of the initial Loans hereunder (all of the foregoing Indebtedness described in the foregoing clause
(i) and (ii) referred to collectively as "EXISTING DEBT"). The Agent shall be satisfied that the execution and delivery of, and the performance by each of the Borrower and its Subsidiaries of its respective obligations under, each Transaction Document to which it is a party and consummation of the Transactions does not violate, conflict with or cause a default under any document or instrument evidencing Existing Debt, except to the extent that the consummation of the Transactions may constitute a breach of Section 4.7 of the Senior Subordinated Note Indenture for 30 days after the Closing Date. The Agent shall have received (i) payoff and lien termination and release agreements, in form and substance satisfactory to the Agent, from each creditor of the Borrower and its Subsidiaries with respect to Existing Debt other than Surviving Debt, and
(ii) such UCC Amendments (or its equivalent), intellectual property lien releases in recordable form in all applicable jurisdictions, and other lien and mortgage release and termination agreements, evidence of release of federal and state tax liens, all in form and substance satisfactory to the Agent, as the Agent shall request, duly executed by the appropriate Person in favor of which such Liens were granted.

                           (p) Environmental Matters. The Agent shall have
received, if the Agent deems it necessary, a written report of an investigation, conducted to the Agent's satisfaction, from an environmental consultant acceptable to the Agent, as to any environmental, health or safety violations, hazards or liabilities which it deems material. The Agent shall (i) be satisfied that neither the Borrower nor any of its Subsidiaries nor any other Loan Party is subject to any present or contingent liability deemed material by the Agent in its reasonable judgment in connection with any past or present treatment, storage, recycling, disposal or release or threatened release, at

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

any property location regardless of whether owned or operated by the Borrower or any of its Subsidiaries or any other Loan Party, of any Materials of Environmental Concern or in connection with any Environmental Law or other health or safety laws or regulations, and that their operations taken as a whole comply in all material respects (in the Agent's reasonable judgment) with all Environmental Laws or other health or safety laws or regulations, (ii) be satisfied that neither the Borrower nor any of its Subsidiaries, nor any other Loan Party nor any property owned or operated by any such Person is the subject of any federal or state investigation evaluating whether any remedial action, involving a material expenditure (in the opinion of the Agent) is needed to respond to any release or other presence of Materials of Environmental Concern and (iii) have received a list of all of the properties operated, owned or leased by the Borrower and each of its Subsidiaries as to which Phase I environmental audit reports have been completed within ten (10) years prior to the Closing Date and have received copies of those Phase I audit reports which identify, or which recommend a subsequent Phase II investigation as to, any material environmental health or safety violations, hazards or potential liabilities relating to the properties and business of the Borrower and each of its Subsidiaries, the other Loan Parties (if applicable) and each of their Environmental Affiliates of which the Borrower or any of its Subsidiaries have knowledge.

                           (q) Fees and Expenses. The Agent shall have received,
for its account and for the account of each Lender, as applicable, all Fees and other fees and expenses due and payable hereunder and under the other Loan Documents on or before the date hereof, including, without limitation, the reasonable fees and expenses accrued through the date hereof, of Skadden, Arps, Slate, Meagher & Flom LLP and any other counsel retained by the Agent.

                           (r) Consents, Licenses, Approvals; Compliance with
Laws. All consents, licenses, orders, permits, authorizations, validations, certificates, filings and approvals (collectively, "CONSENTS"), if any, required in connection with the execution, delivery and performance by the Borrower or any of its Subsidiaries, and the validity and enforceability of the Transaction Documents, or in connection with any of the Transactions, including, without limitation, all shareholder Consents and all Consents required by any federal, state, local regulatory or governmental authority including, without limitation, all Consents required pursuant to the Hart-Scott-Rodino Act, shall have been obtained or made and shall be in full force and effect and copies thereof shall in each case have been delivered to the Agent. No law or regulation shall be applicable that could reasonably be expected to restrain, prevent or otherwise impose adverse conditions on the validity and enforceability of the Transaction

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Documents, or the Transactions. The Borrower shall have delivered to the Agent such evidence as the Agent shall have requested, evidencing compliance by the Borrower, its Subsidiaries and the other Loan Parties with all applicable laws, rules and regulations before and after giving effect to the Transactions (including, without limitation, all applicable corporate and securities laws and all ERISA, environmental and health and safety laws, rules and regulations).

                           (s) Management Contracts. The Borrower shall have
delivered to the Agent and each Lender copies of each written agreement that it or any of its Subsidiaries has with its officers or other members of management as requested by the Agent certified by an officer of the Borrower, and each such contract shall be satisfactory in form and substance to the Agent.

                           (t) Franchise Agreements. The Borrower shall deliver
to the Agent copies of representative forms of Franchise Agreements, which represent the various forms of all Franchise Agreements to which the Borrower or any of its Subsidiaries as of the Closing Date is the franchisor or licensor in each case certified by the general counsel of the Borrower.

                           (u) No Material Adverse Change; No Default. No event,
act or condition shall have occurred after January 26, 2004, that has had a Material Adverse Effect, or that would make the facts and other information represented by the Borrower or the other Loan Parties to the Agent prior to the Closing Date materially misleading. No Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the Transactions on the Closing Date.

                           (v) Management/Ownership. The composition of the
management of the Borrower and its strategic plans shall be satisfactory to the Agent.

                           (w) No Litigation. There shall not be any action,
suit, investigation, arbitration, litigation or proceeding pending or threatened against the Borrower or any of its Subsidiaries, before any court, arbitrator or governmental or administrative body, agency or official that could reasonably be expected to have a material adverse effect on the Transactions and the Redemption Transactions, the Borrower or the other Loan Parties.

                           (x) Redemption of Senior Subordinated Notes. The
Borrower shall have (i) given notice to the holders of the Senior Subordinated Notes of the redemption thereof to occur upon the 30th day following the Closing Date (the "Redemption Date") in accordance with the terms of the Senior Subordinated Note

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Indenture; and (ii) shall have deposited with the Trustee (as defined in the Senior Subordinated Note Indenture) in escrow such amounts (the "Redemption Price") as will be sufficient to pay the principal of, premium, Additional Interest (as defined in the Senior Subordinated Note Indenture), if any, and interest on all of the outstanding Senior Subordinated Notes on the Redemption Date (such amount to be specified in the escrow agreement, dated as of and delivered on the Closing Date, between the Borrower and the Trustee) and shall have irrevocably instructed such Trustee to tender for and redeem the Senior Subordinated Notes on the Redemption Date.

                           (y) Mortgage Amendments. The Borrower shall have
executed and delivered to the Agent, and cause its Subsidiaries to execute and deliver to the Agent, such amendments to the Mortgages as the Agent shall reasonably request.

                           (z) Financial Statements. The Agent shall have
received and be satisfied with (i) audited financial statements of the Borrower and its Subsidiaries for each of the last three fiscal years, including balance sheets, income and cash flow statements, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with such accountants' report thereon, (ii) unaudited interim financial statements of the Borrower and its subsidiaries for the fiscal periods most recently ended prior to the Closing Date (including without limitation Retail Period financial statements for any such period), (iii) a pro forma balance sheet of the Borrower and the other Loan Parties as of the Closing Date after giving effect to the Transactions and the Redemption Transactions, and
(iv) projected financial statements (including balance sheets, income and cash flow statements) of the Borrower and the other Loan Parties for the seven-year period after the Closing Date, all of the foregoing to be substantially consistent with any financial statements for the same periods delivered to the Agent prior to April 27, 2004 and, in the case of any such financial statements for subsequent periods, substantially consistent with any projected financial statements for such periods delivered to the Agent prior to April 27, 2004.

                           (aa) Additional Matters. The Agent shall have
received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Agent or any Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Lenders.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  Section 4.2 Conditions Precedent to All Loans. The obligation of each Lender to make any Loan at any time on or after the date hereof and of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction on the date such Loan is made or such Letter of Credit is Issued of the following conditions precedent:

                           (a) Representations and Warranties. The
representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Loans or the Issuance of such Letter of Credit.

                           (b) No Default or Event of Default. No Default or
Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans or the Issuance of such Letter of Credit.

                           (c) No Injunction. No law or regulation shall have
been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the reasonable judgment of the Lenders would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loans, the Issuance of such Letter of Credit or the reimbursement of any amounts with respect thereto or the consummation of the Transactions.

                           (d) No Material Adverse Change. No event, act or
condition shall have occurred after January 26, 2004 which, in the judgment of the Required Lenders, has had or could have a Material Adverse Effect.

                           (e) Notice of Borrowing or Issuance. The Agent or the
Issuing Bank shall have received a fully executed Notice of Borrowing or L/C Application, as appropriate, in respect of the Loans to be made or Letters of Credit to be Issued, respectively, on such date.

                  The acceptance of the proceeds of each Loan and of the Issuance of each Letter of Credit shall constitute a representation and warranty by the Borrower to the Agent and each of the Lenders that all of the conditions required to be satisfied under this Section 4 in connection with the making of such Loan or the Issuance of such Letter of Credit have been satisfied.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and shall be satisfactory in form and substance to the Agent and each Lender in its sole discretion.

SECTION 5. SECTION REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Bank to issue Letters of Credit, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the Issuance of the Letters of Credit:

                  Section 5.1 Corporate Status. Each Loan Party (i) is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other requisite power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign entity in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except in the case of clause (iii), where the failure to so qualify, individually or in the aggregate, could not have a Material Adverse Effect.

                  Section 5.2 Corporate Power and Authority. Each Loan Party has the corporate or other requisite power and authority to execute, deliver and carry out the terms and provisions of each of the Transaction Documents to which it is a party and has taken all necessary corporate or other requisite action to authorize the execution, delivery and performance by it of such Transaction Documents. Each Loan Party has duly executed and delivered each such Transaction Document, and each such Transaction Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

                  Section 5.3 No Violation. Neither the execution, delivery or performance by any Loan Party of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Transactions, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of,

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party pursuant to the terms of, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, except to the extent that the consummation of the Transactions may constitute a breach of Section 4.7 of the Senior Subordinated Note Indenture for 30 days after the Closing Date or (iii) will violate any provision of its certificate of incorporation, by-laws, partnership agreement or limited liability company agreement (or other relevant organizational documents) of any Loan Party.

                  Section 5.4 Litigation. There are no actions, suits, governmental investigations, arbitrations or proceedings pending or threatened
(i) with respect to any of the Transactions or the Transaction Documents or (ii) that could, individually or in the aggregate, result in a Material Adverse Effect.

                  Section 5.5 Financial Statements; Financial Condition; etc. Each of the financial statements and financial certificates delivered pursuant to Section 4.1(z) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. No Loan Party has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto.

                  Section 5.6 Solvency. On the Closing Date and at all times after the Closing Date, after giving effect to the Transactions, each Loan Party is and will be Solvent.

                  Section 5.7 Projections. The projections delivered to the Lenders dated April 27, 2004, were prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof and as of the Closing Date, are reasonable and represent the Borrower's good faith estimate of its future financial performance, it being understood that nothing contained in this Section 5.7 shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  Section 5.8 Material Adverse Change. Since January 26, 2004, there has occurred no event, act, condition or liability which has had, or could have, a Material Adverse Effect.

                  Section 5.9 Use of Proceeds; Margin Regulations. All proceeds of each Loan, and each Letter of Credit, will be used by the Borrower only in accordance with the provisions of Section 2.20. No part of the proceeds of any Loan, or any Letter of Credit, will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan, nor the Issuance of any Letter of Credit, nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board. Following the application of the proceeds of each Loan, less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower and its Subsidiaries (on a consolidated and an unconsolidated basis) have been and will continue to be, represented by Margin Stock.

                  Section 5.10 Governmental and Other Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Transaction Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Transaction Document or the exercise by the Agent or any Lender of any of its rights under any Loan Document, except those listed on Schedule 5.10 that have already been duly made or obtained and remain in full force and effect and except for the filing of financing statements pursuant to the Security Documents. All applicable waiting periods including, without limitation, those under the Hart-Scott-Rodino Act in connection with each Permitted Acquisition and the other transactions contemplated thereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  Section 5.11 Security Interests and Liens. The Security Documents create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent for the ratable benefit of the Lenders, and subject to no other Liens (other than Liens expressly permitted by

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Section 7.3 hereof). Upon the satisfaction of the conditions precedent described in Sections 4.1(k) and 4.1(l), such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 5.11), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

                  Section 5.12 Tax Returns and Payments. Each Loan Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than (i) those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings or (ii) where the failure to so pay has not resulted and could not reasonably be expected to result in liability in excess of $1,000,000 in the aggregate for all of the Loan Parties.

                  Section 5.13 ERISA. Neither the Borrower nor any of its Subsidiaries have any Plans other than those listed on Schedule 5.13. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. There are no Unfunded Benefit Liabilities under any Plan except as notified to the Agent pursuant to Section 6.1(h)(i)(E). The Borrower and each member of its ERISA Controlled Group have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. The aggregate potential total withdrawal liability, and the aggregate potential annual withdrawal liability payments of the Borrower and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if the Borrower and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $2,000,000. To the best knowledge of the Borrower and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any member of its ERISA Controlled Group to be, incurred by the Borrower or any member of its ERISA Controlled Group. Neither the Borrower nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA and other than contingent liabilities under Hardee's Retiree Medical Insurance Plan, and the aggregate present value of all post-retirement benefit liabilities of the Borrower and its Subsidiaries under Hardee's Retiree Medical Insurance Plan as of the Closing Date does not exceed $4,800,000. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Borrower or any member of its ERISA Controlled Group to be imposed on the assets of the Borrower or any member of its ERISA Controlled Group.

                  Section 5.14 Investment Company Act; Public Utility Holding Company Act. No Loan Party is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  Section 5.15 Dissolved Subsidiaries; Previously Material Subsidiaries, etc. Schedule 5.15 sets forth a list of previous Subsidiaries that have been dissolved since November 12, 2003 (the "DISSOLVED ENTITIES"). All of the assets and property (including, without limitation, all real property for which title was previously vested in Leased Restaurant Partners) of each Dissolved Entity have been transferred to the Borrower or a Subsidiary of the Borrower party to the Subsidiary Security Agreement and Guaranty.

                  Section 5.16 Representations and Warranties in Subordinated Debt Documents. All representations and warranties made by any Loan Party in the Subordinated Debt Documents, and, to the best of the Borrower's knowledge, all representations made by each other Person in such Subordinated Debt Documents, are true and correct in all material respects. None of such representations and warranties is inconsistent in any material respect with the representations and warranties of any Loan Party made herein or in any other Loan Document.

                  Section 5.17 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Agent or any Lender on or prior to the Closing Date, for purposes of or in connection with this Agreement or any of the Transactions is, and all other such factual information

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

(taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Closing Date, there are no facts, events or conditions known to any Loan Party which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

                  Section 5.18 Corporate Structure; Capitalization. Schedule
5.18 hereto sets forth as of the Closing Date, the jurisdiction of incorporation or organization of the Borrower, each of its Subsidiaries, each other Loan Party and each Subsidiary of such Loan Party, the number of authorized and issued shares of capital stock or other outstanding equity interests of the Borrower and each of its Subsidiaries and of each other Loan Party and each Subsidiary of such Loan Party, the par value thereof and (other than with respect to the Borrower) the registered owner(s) thereof. All of such stock has been duly and validly issued and is fully paid and non-assessable and (except for the stock of the Borrower) is, together with all such other equity interests, owned by such Loan Party free and clear of all Liens. Except for the Convertible Subordinated Notes or as disclosed in Schedule 5.18, neither any Loan Party nor any such Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock or other outstanding equity interest nor does any Loan Party or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, warrants or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or other outstanding equity interest.

                  Section 5.19 Environmental Matters.

                           (a) (i) Each of the Loan Parties and their
Environmental Affiliates are in compliance with all applicable Environmental Laws except where noncompliance, individually or in the aggregate, could not have a Material Adverse Effect, (ii) each of the Loan Parties and their Environmental Affiliates have all Environmental Approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted except where the failure to obtain any such Environmental Approval, individually or in the aggregate, could not have a Material Adverse Effect,
(iii) none of the Loan Parties nor any of their Environmental Affiliates has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Loan Party or Environmental Affiliate is not in full compliance with all Environmental Laws and where such noncompliance, individually or in the aggregate, could have a Material Adverse Effect, and (iv) to the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future except where such noncompliance, individually or in the aggregate, could not have a Material Adverse Effect.

                           (b) There is no Environmental Claim pending or
threatened against any Loan Party or its Environmental Affiliate, which, individually or in the aggregate, could have a Material Adverse Effect.

                           (c) There are no past or present actions, activities,
circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against any of the Loan Parties or any of their Environmental Affiliates, which Environmental Claims, individually or in the aggregate, could have a Material Adverse Effect.

                           (d) Schedule 5.19 sets forth a list of all of the
properties operated, owned or leased by the Borrower and each of its Subsidiaries as to which Phase I environmental audit reports have been completed as of the Closing Date and the Borrower has delivered copies of those Phase I audit reports which identify, or which recommend a subsequent Phase II investigation as to, any material environmental, health or safety violations, hazards or potential liabilities relating to the properties and business of the Borrower, each of its Subsidiaries, the other Loan Parties (if applicable) and each of their Environmental Affiliates of which the Borrower or any of its Subsidiaries have knowledge.

                           (e) The Borrower has caused to be completed Phase I
audit reports with respect to each property owned, operated or leased by the Borrower or any of its Subsidiaries, upon which a business or operation other than a Restaurant has been conducted at any time during the six (6) years immediately preceding the Closing Date and with respect to which a Phase I audit report had not been completed in the eleven (11) year period immediately preceding the Closing Date. The Borrower has delivered all such Phase I audit reports to the Agent which were obtained pursuant to the preceding sentence which identified, or which recommended a subsequent Phase II investigation as to, any material environmental, health or safety violations, hazards or potential liabilities relating to the properties and business of any Loan Party or any of their Environmental Affiliates.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  Section 5.20 Intellectual Property. Each of the Loan Parties owns or has the valid right to use all patents, trademarks, service marks, domain names, trade names, copyrights, trade secrets and other intangible rights (the "INTELLECTUAL PROPERTY"), which are used in or necessary for the operation of its business, free and clear of all Liens. Schedule V to the Borrower Security Agreement and Schedule V to the Subsidiary Security Agreement together set forth a complete and accurate list thereof with respect to each Loan Party as of the Closing Date, of all applications and registrations for Intellectual Property owned by such Loan Party and all license agreements to or from third parties to which such Loan Party is a party or is otherwise bound. Each Loan Party is the record owner of all registrations and applications which it owns and all such registrations for Intellectual Property are valid and enforceable. To the best of each Loan Party's knowledge, no service, product, process, component or other material presently offered, sold or employed by any Loan Party infringes upon or dilutes any Intellectual Property of any other Person, and no such claims have been made by any other Person against any Loan Party. There is no pending or, to the best of each Loan Party's knowledge, threatened claim or litigation against or affecting any Loan Party contesting its rights to own or use any Intellectual Property or the validity or enforceability thereof.

                  Section 5.21 Ownership of Property; Restaurants. Schedule 5.21 sets forth all the real property owned or leased by the Loan Parties as of the Closing Date and identifies the street address, the current owner (and current record owner, if different) and whether such property is leased or owned. The Loan Parties have good and marketable fee simple title to or valid leasehold interests in all of such real property and good title to all of their personal property subject to no Lien of any kind except Liens permitted hereby. Schedule
5.21 also sets forth a list of each Restaurant and the street address thereof which is owned or operated as of the Closing Date by any Loan Party or any of its Subsidiaries. The Loan Parties enjoy peaceful and undisturbed possession under all of their respective leases.

                  Section 5.22 No Default. No Loan Party is in default under or with respect to any Transaction Document or any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

                  Section 5.23 Licenses, etc. The Loan Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

approvals which are necessary for the operation of their respective businesses as presently conducted.

                  Section 5.24 Compliance with Law. Each Loan Party is in compliance with all applicable laws, rules, regulations, orders, judgments, writs and decrees except where such non-compliance, individually or in the aggregate, could not have a Material Adverse Effect.

                  Section 5.25 No Burdensome Restrictions. No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

                  Section 5.26 Brokers' Fees. None of the Loan Parties has any obligation to any Person in respect of any finder's, brokers, investment banking or other similar fee in connection with any of the Transactions.

                  Section 5.27 Labor Matters. Except as set forth on Schedule 5.27, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower, any of its Subsidiaries or any of the other Loan Parties, and none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years. No proceedings are pending against the Borrower or any of its Subsidiaries before the INS which could reasonably be expected to have a Material Adverse Effect.

                  Section 5.28 Indebtedness of the Borrower and Its Subsidiaries. Set forth on Schedule 5.28 hereto is a complete and accurate list of all Indebtedness of the Borrower and each of its Subsidiaries existing as of the Closing Date and not otherwise permitted under Section 7.2, showing the principal amount outstanding thereunder as of the Closing Date.

                  Section 5.29 Other Agreements. Schedule 5.29 sets forth a complete and accurate list as of the Closing Date of (i) all joint venture and partnership agreements to which the Borrower or any of its Subsidiaries is a party, and (ii) all covenants not to compete restricting the Borrower or any of its Subsidiaries to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound.

                  Section 5.30 Immaterial Subsidiaries. The Subsidiaries of the Borrower designated as Immaterial Subsidiaries on the Closing Date are set forth on

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 5.30. The assets of each Subsidiary of the Borrower designated as an Immaterial Subsidiary by the Borrower do not exceed $1,500,000 and the assets of all of the Subsidiaries of the Borrower designated as Immaterial Subsidiaries by the Borrower do not in the aggregate exceed $10,000,000, in each case as determined in accordance with GAAP.

                  Section 5.31 Franchise Agreements and Franchisees. None of the Franchise Agreements to which the Borrower or any of its Subsidiaries is a party as a franchisor or a licensor prohibit or restrict in any manner the assignment of such Franchise Agreement to the Agent for the benefit of the Secured Parties or require any consent of any Person in connection with any such assignment.
Schedule 5.31 sets forth a complete and accurate list of each Person who is a franchisee or licensee of the Borrower or any of its Subsidiaries as of the Closing Date.

SECTION 6. AFFIRMATIVE COVENANTS.

                  The Borrower covenants and agrees that until all of the Commitments of each of the Lenders have terminated, each of the Letters of Credit has expired or been terminated, and the Obligations are paid in full:

                  Section 6.1 Information Covenants. The Borrower will furnish to the Agent, with sufficient copies for each Lender:

                           (a) Quarterly Financial Statements. Within 45 days
after the close of each of the first three (3) quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and cash flow for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

                           (b) Annual Financial Statements. Within 90 days after
the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and cash flow for such fiscal year, setting forth comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by KPMG LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and the Required Lenders and indicating that its

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

audit of the consolidated financial statements of the Borrower was conducted in accordance with generally accepted auditing standards.

                           (c) Management Letters. Promptly after the Borrower's
receipt thereof, a copy of any "management letter" or other material report received by the Borrower from its certified public accountants.

                           (d) Budgets. Within 60 days after the first day of
each fiscal year of the Borrower (including the fiscal year 2006 commencing on February 1, 2005), a budget and financial forecast of results of operations and sources and uses of cash (in form reasonably satisfactory to the Agent) prepared by the Borrower for such fiscal year, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the chief financial officer of the Borrower to the effect that such budget and financial forecast and, to the best of such officer's knowledge, assumptions, are reasonable and were prepared in good faith. The financial statements required to be delivered pursuant to clauses (a) and (b) above shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this clause (d) together with an explanation of any material variations from the results anticipated in such forecasts.

                           (e) Officer's Certificates. At the time of the
delivery of the financial statements under clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower which certifies (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower and its Subsidiaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments, and that such financial statements were prepared in accordance with GAAP and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof (the "COMPLIANCE CERTIFICATE"). Such certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Sections 6.11, 6.12, 7.1, 7.2, 7.3, 7.7, 7.8 and 7.18 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate.

                           (f) Notice of Default. Promptly and in any event
within one Business Day after any Loan Party obtains knowledge thereof, notice
(i) of the occurrence of any Default or Event of Default together with a certificate of an Authorized Officer of the Borrower specifying the nature and period of existence thereof and the Borrower's proposed response thereto, (ii) that any holder of Indebtedness of the Borrower or any Subsidiary of the Borrower having an outstanding principal balance exceeding $5,000,000 has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(d) specifying (A) the nature and period of existence of any such claimed default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the Borrower's proposed response thereto and (iii) of the occurrence of any default or event of default under any Subordinated Debt Document specifying (A) the nature and period of existence of any such default, condition or event, (B) any notice given or action taken by any holder or trustee thereunder in connection therewith, and (C) the Borrower's proposed response thereto.

                           (g) Notice of Litigation. Promptly after (i) the
occurrence thereof, notice of the institution of, or any material development in, any action, suit, litigation, proceeding, investigation or arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower, any of its Subsidiaries or any material property of any thereof which, individually or in the aggregate, could have a Material Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration.

                           (h) ERISA.

                                    (i) As soon as possible and in any event
         within 10 days after the Borrower or any member of its ERISA Controlled Group knows, or has reason to know, that:

                                             (A) any Termination Event with
         respect to a Plan has occurred or will occur, or

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                             (B) any condition exists with
         respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on the Borrower or any member of its ERISA Controlled Group, or

                                             (C) the Borrower or any member of
         its ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or

                                             (D) the Borrower or any member of
         its ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, or

                                             (E) the aggregate present value of
         the Unfunded Benefit Liabilities under all Plans has in any year increased by $500,000 or to an amount in excess of $2,000,000, or

                                             (F) any condition exists with
         respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by the Borrower or any member of its ERISA Controlled Group from a Multiemployer Plan, or

                                             (G) the Borrower or any member of
         its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                                             (H) a Multiemployer Plan is in
         "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), or

                                             (I) the potential withdrawal
         liability (as determined in accordance with Title IV of ERISA) of the Borrower and the members of its ERISA Controlled Group with respect to all

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         Multiemployer Plans has in any year increased by $500,000 or to an amount in excess of $2,000,000, or

                                             (J) there is an action brought
         against the Borrower or any member of its ERISA Controlled Group under
         Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA,

a certificate of the president or chief financial officer of the Borrower setting forth the details of each of the events described in clauses (A) through
(J) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (A) through (J) above, as applicable.

                                    (ii) As soon as possible and in any event
         within two Business Days after the receipt by the Borrower or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying the Borrower or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or chief financial officer of the Borrower setting forth the action which the Borrower or such member of its ERISA Controlled Group proposes to take with respect thereto.

                           (i) SEC Filings. Promptly upon transmission thereof,
copies of all regular and periodic financial information, proxy materials and other information, regular, periodic and special reports and registration statements, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefore or which any Loan Party shall send to its stockholders.

                           (j) Environmental. Promptly and in any event within
two Business Days after the existence of any of the following conditions, a certificate of an Authorized Officer of the Borrower specifying in detail the nature of such condition and the applicable Loan Party's or Environmental Affiliate's proposed response thereto: (i) the receipt by any Loan Party or any of its Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party or

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Environmental Affiliate is not in compliance with applicable Environmental Laws where such noncompliance, individually or in the aggregate, could have a Material Adverse Effect, (ii) any Loan Party or any of its Environmental Affiliates shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against such Loan Party or such Environmental Affiliate, which, individually or in the aggregate, could have a Material Adverse Effect, or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against any Loan Party or any of their Environmental Affiliates, which Environmental Claim, individually or in the aggregate could have a Material Adverse Effect.

                           (k) Creditor Reports. Promptly after the furnishing
thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.1.

                           (l) [Intentionally Omitted].

                           (m) Other Information. From time to time, such other
information or documents (financial or otherwise) as any Lender may reasonably request.

                  Section 6.2 Books, Records and Inspections. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit the officers and designated representatives of any Lender or the Financial Advisor to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of record and account of the Borrower or any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries, with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as such Lender or, in the case of the Financial Advisor, the Agent may desire; PROVIDED that no such prior notice shall be required if an Event of Default has occurred and is continuing.

                  Section 6.3 Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain with financially sound and

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

reputable insurance companies insurance on itself and its properties (including all real properties leased or owned by them)in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business similarly situated, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date and shall name the Agent for the benefit of the Lenders as an additional insured or loss payee, as applicable, and (b) furnish to each Lender from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as such Lender may request.

                  Section 6.4 Taxes.

                           (a) The Borrower, and shall cause each of its
Subsidiaries to, timely file with the appropriate governmental authorities all required tax returns, tax reports, and information statements relating to Taxes, and all such tax returns, tax reports and information statements shall be true, correct and complete in all material respects when filed. The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

                           (b) The Borrower shall not, and shall not permit any
of its Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries).

                  Section 6.5 Corporate Franchises. Except as permitted by
Section 7.4 below, the Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals except where the failure to so preserve any of the foregoing (other than existence) could not, individually or in the aggregate, result in a Material Adverse Effect.

                  Section 6.6 Compliance with Law. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, ERISA and all Environmental Laws.

                  Section 6.7 Performance of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party, except where the failure to perform such obligations individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  Section 6.8 Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, ensure that its respective properties useful in its respective business are kept in good repair, working order and condition, normal wear and tear excepted.

                  Section 6.9 Compliance with Terms of Leaseholds. The Borrower shall and shall cause each of its Subsidiaries to (a) make all payments and otherwise perform all obligations in respect of all leases of the Borrower and each of its Subsidiaries of real property, (b) keep all such leases that are useful or material in the conduct of the business of the Borrower and its Subsidiaries (such useful or material leases are hereinafter referred to as the "MATERIAL LEASES") in full force and effect, (c) not allow such Material Leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, and (d) notify the Agent of any default by any party with respect to such Material Leases and cooperate with the Agent in all respects to cure any such default.

                  Section 6.10 Compliance with Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries and all lessees and other Persons occupying its properties to (a) comply in all material respects, with all Environmental Laws and Environmental Approvals applicable to its respective operations and properties; (b) obtain and renew all Environmental Approvals necessary for its respective operations and properties; and (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Materials of Environmental Concern from any of its respective properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

circumstances, unless the Borrower or any of its Subsidiaries is subject to an order issued by any governmental authority requiring the Borrower or such Subsidiary to undertake any such cleanup, removal, remedial or other action, in which case this proviso shall not apply.

                  Section 6.11 Subsidiary Guarantors. The Borrower shall cause each of its Subsidiaries now or hereafter existing, formed or acquired (other than any Immaterial Subsidiaries) to at all times be and remain a party to the Guaranty, the Subsidiary Security Agreement and, if any such Subsidiary owns any Equity Interests in any Person (other than in an Immaterial Subsidiary), a Subsidiary Pledge Agreement. The Borrower shall cause to be delivered to the Agent a legal opinion in form and substance reasonably satisfactory to the Agent with respect to any Subsidiary entering into the Guaranty after the Closing Date.

                  Section 6.12 Immaterial Subsidiaries. If (i) the assets of any Subsidiary of the Borrower then designated as an Immaterial Subsidiary shall at any time exceed $1,500,000, then the Borrower shall immediately provide notice to the Agent thereof, and such Subsidiary shall immediately be deemed automatically to no longer be an Immaterial Subsidiary or (ii) the aggregate amount of assets of all Subsidiaries of the Borrower so designated as Immaterial Subsidiaries shall at any time exceed $10,000,000, then the Borrower shall immediately provide notice to the Agent thereof and notice of which of such previously designated Immaterial Subsidiaries shall no longer be deemed to be Immaterial Subsidiaries so that the aggregate amount of assets of all such Subsidiaries so designated as Immaterial Subsidiaries does not exceed $10,000,000; PROVIDED that the Borrower may from time to time designate additional Subsidiaries of the Borrower as Immaterial Subsidiaries so long as the assets of any such Subsidiary do not exceed $1,500,000 and so long as the aggregate amount of assets of all such Subsidiaries so designated as Immaterial Subsidiaries does not exceed $10,000,000 (in each case as determined in accordance with GAAP). At such time as any Subsidiary that was an Immaterial Subsidiary is no longer an Immaterial Subsidiary, the Borrower shall thereafter comply with the terms of this Agreement with respect to such Subsidiary relating to or affecting Subsidiaries that are not Immaterial Subsidiaries (in addition to those terms relating to or affecting the Borrower's Subsidiaries generally), including, without limitation, the requirements of Section 6.11 and Section 2.21.

                  Section 6.13 Additional Mortgages. As security for the payment of the Obligations, the Borrower shall and shall cause each of its Subsidiaries to, concurrently with the acquisition thereof, grant to the Agent a first priority Lien (free

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

and clear of all Liens other than Liens permitted to be incurred pursuant to
Section 7.3) on and security interest in, all real property (including any leasehold interest) acquired by the Borrower or any such Subsidiary after the Closing Date in any jurisdiction that does not as of the date of acquisition assess a mortgage recording tax, together with title insurance policies, surveys, appraisals, opinions of counsels and such other documentation as the Agent may reasonably request.

                  Section 6.14 Collateral Account. The Collateral Account shall, at all times during which any funds are deposited therein or credited thereto, be subject to the Blocked Account Agreement.

                  Section 6.15 Interest Rate Protection. Within 90 days of the Closing Date, the Borrower shall enter into and maintain in effect one or more Interest Rate Agreements with respect to the Loans, in an aggregate notional principal amount of not less than $70,000,000, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Agent and with a term not to expire prior to the date that is three (3) years from the Closing Date.

SECTION 7. NEGATIVE COVENANTS.

                  The Borrower covenants and agrees that until all of the Commitments of each Lender have terminated, each of the Letters of Credit has expired or been terminated, and the Obligations are paid in full:

                  Section 7.1 Financial Covenants.

                           (a) Leverage Ratio. The Borrower shall not permit the
Leverage Ratio at any time during each of the fiscal quarters of the Borrower ending on the date set forth below to exceed the ratio set forth opposite such date:

 Quarter Ending                                        Ratio
 --------------                                        -----
May 17, 2004                                           3.80

August 9, 2004                                         3.70

November 1, 2004                                       3.60

January 31, 2005                                       3.50

May 23, 2005                                           3.30

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

 Quarter Ending                                        Ratio
 --------------                                        -----
August 15, 2005                                        3.20

November 7, 2005                                       3.10

January 30, 2006                                       3.00

May 22, 2006                                           2.90

August 14, 2006 and thereafter                         2.75

                           (b) Fixed Charge Coverage Ratio. The Borrower shall
not permit the ratio of (i) (A) Consolidated EBITDA of the Borrower, minus (B) Capital Expenditures, minus (C) all federal and state income taxes paid in cash by the Borrower or any of its Subsidiaries, plus (D) New Unit Capital Expenditures, to (ii) Fixed Charges of the Borrower for the period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) as determined on the last day of each of the fiscal quarters of the Borrower ending on May 17, 2004 and each fiscal quarter thereafter to be less than 1.25.

                           (c) Minimum Consolidated EBITDA. The Borrower shall
not permit Consolidated EBITDA of the Borrower for the period of thirteen consecutive Retail Periods of the Borrower (taken as one accounting period) as determined on the last day of each fiscal quarter of the Borrower ending on the date set forth below, to be less than the amount set forth opposite such date:

     Retail Periods Ending                            Amount
     ---------------------                            ------
May 17, 2004                                       $105,000,000

August 9, 2004                                     $108,000,000

November 1, 2004                                   $110,000,000

January 31, 2005                                   $115,000,000

May 23, 2005                                       $120,000,000

August 15, 2005                                    $122,000,000

November  7, 2005 and thereafter                   $125,000,000

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

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (d) Adjusted Leverage Ratio. The Borrower shall not
permit the Adjusted Leverage Ratio to exceed at any time during each fiscal quarter of the Borrower ending on the date set forth below, the ratio set forth opposite such date:

       Quarter Ending                                  Ratio
       --------------                                  -----
May 17, 2004                                           5.60

August 9, 2004                                         5.50

November 1, 2004                                       5.45

January 31, 2005                                       5.35

May 23, 2005                                           5.25

August 15, 2005                                        5.15

November 7, 2005                                       5.05

January 30, 2006                                       5.00

May 22, 2006                                           4.90

August 14, 2006                                        4.80

November 6, 2006 and thereafter                        4.75

                           (e) Capital Expenditures.

                                    (i) The Borrower shall not make or incur,
         and shall not permit any of its Subsidiaries to make or incur, any Capital Expenditures, except, subject to subsections (ii) and (iii) below, Capital Expenditures of the Borrower and its Subsidiaries in an aggregate amount, (A) for fiscal year 2005 of the Borrower, not in excess of the sum of (I) $50,000,000, plus (II) the EBITDA CapEx Amount for such fiscal year, plus (III) the amount of Net Sale Proceeds for Asset Dispositions occurring during such fiscal year not required to be applied to reduce the Loans pursuant to Section 2.12,

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         and (B) for each fiscal year of the Borrower thereafter, not in excess of the sum of (I) $45,000,000, plus (II) the EBITDA CapEx Amount for such fiscal year, plus (III) the amount of Net Sale Proceeds for Asset Dispositions occurring during such fiscal year not required to be applied to reduce the Loans pursuant to Section 2.12. If the aggregate amount of Capital Expenditures made or incurred during any fiscal year of the Borrower is less than the amount (as reduced, if applicable) permitted to be made or incurred pursuant to the immediately preceding sentence, then the maximum amount for the following fiscal year of the Borrower and its Subsidiaries (but not any subsequent fiscal year of the Borrower) shall be increased by the amount of such difference.

                                    (ii) Notwithstanding any other provision of
         this Section 7.1(e), for fiscal year 2006 of the Borrower and each fiscal year of the Borrower thereafter, the ability of the Borrower and its Subsidiaries to make or incur Capital Expenditures as otherwise permitted by this Section 7.1(e) shall be subject to quarterly sublimits as follows: the Borrower shall not make or incur, and shall not permit any of its Subsidiaries to make or incur, any Capital Expenditures (A) for the first fiscal quarter of such fiscal year, in an amount that exceeds one-third (1/3) of the maximum amount of Capital Expenditures permitted for the immediately preceding fiscal year (including any increases pursuant to the last sentence of subsection
         (i) above), (B) for the first two fiscal quarters of such fiscal year, in an amount that exceeds two-thirds (2/3) of the maximum amount of Capital Expenditures permitted for the immediately preceding fiscal year (including any increases pursuant to the last sentence of subsection (i) above) and (C) for the first three fiscal quarters of such fiscal year, in an amount that exceeds the maximum amount of all Capital Expenditures permitted for the immediately preceding fiscal year (including any increases pursuant to the last sentence of subsection (i) above).

                                    (iii) Notwithstanding any other provision of
         this Section 7.1(e), if at any time the Unused Portion of the Revolving Loans shall be less than $15,000,000, and until such time as such Unused Portion has been restored to at least $15,000,000, the Borrower shall not make or incur and shall not permit any of its

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         Subsidiaries to make or incur any Capital Expenditures (other than Capital Expenditures otherwise permitted by this Section 7.1(e) and made or incurred pursuant to contractual commitments to make or incur such Capital Expenditures entered into by the Borrower or any of its Subsidiaries at a time when such Unused Portion was at least $15,000,000).

                  Section 7.2 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than the following PROVIDED that none of the creation, incurrence, assumption or existence of any of the following result in or cause a violation or breach of, or default under, any Subordinated Debt Document:

                           (a) Indebtedness hereunder and under the other Loan
Documents;

                           (b) Indebtedness outstanding on the Closing Date and
set forth on Schedule 5.28 hereto (without duplication of any other Indebtedness permitted by the other provisions of this Section 7.2);

                           (c) Indebtedness permitted under Sections 7.6(a),
7.6(b) and 7.6(d);

                           (d) Indebtedness of the Borrower of the type
described in clause (viii) of the definition of Indebtedness to the extent permitted under Section 7.14;

                           (e) Indebtedness with respect to (i) purchase money
Indebtedness incurred solely to finance Capital Expenditures permitted under
Section 7.1(e) and any extensions, renewals, refundings or refinancings thereof, not in excess of $5,000,000 in the aggregate at any one time outstanding for all such purchase money Indebtedness and all extensions, renewals, refundings and refinancings thereof and (ii) Capitalized Leases permitted under Section 7.13 and any extensions, renewals, refundings or refinancings thereof so long as the terms of any such Indebtedness with respect to Capitalized Leases is permitted under Section 7.13; PROVIDED, that (A) any such Indebtedness incurred pursuant to this clause (e) and any such extensions, renewals, refundings or refinancings thereof shall not exceed , in the case of Capitalized Leases, the lesser of the purchase price or the fair market value of the asset so financed or, in the case of purchase money Indebtedness, 90% of the

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

lesser of the purchase price or the fair market value of the asset so financed,
(B) at the time of such incurrence, no Default or Event of Default has occurred and is continuing or would result from such incurrence, and (C) such Indebtedness has a scheduled maturity and is not due on demand;

                           (f) any extensions, renewals, refundings and
refinancings of the Indebtedness described in clause (b) above, so long as the terms of any such extension, renewal, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; PROVIDED, FURTHER, that the principal amount of such Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, renewal, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, renewal, refunding or refinancing;

                           (g) Indebtedness of any Domestic Subsidiary of the
Borrower owed to the Borrower or to any Domestic Subsidiary of the Borrower;

                           (h) Permitted Subordinated Debt in an aggregate
principal amount not to exceed $5,000,000 at any one time outstanding incurred in connection with a Permitted Acquisition with respect to which all of the conditions set forth in Section 7.8(f) have been satisfied and incurred to pay all or part of the purchase price thereof which Permitted Subordinated Debt, if secured, is secured only by Liens permitted pursuant to Section 7.3(i);

                           (i) Indebtedness of the Borrower incurred (i)
pursuant to the Convertible Subordinated Notes in an aggregate principal amount not to exceed $105,000,000 and (ii) the Senior Subordinated Notes in an aggregate original principal amount not to exceed $200,000,000, PROVIDED, HOWEVER, that the Senior Subordinated Notes shall be permitted only to the extent the Redemption Price has been irrevocably deposited with the Trustee (as defined in the Senior Subordinated Note Indenture) on the Closing Date and all of the outstanding Senior Subordinated Notes are redeemed on the Redemption Date;

                           (j) unsecured Indebtedness of the Borrower or any of
its Subsidiaries consisting of guarantees of Indebtedness of a franchisee incurred to finance a remodeling, construction or purchase of a retail unit of such franchisee or capital expenditures of such franchisee ("FRANCHISEE CONSTRUCTION DEBT"); PROVIDED, that (i) the amount of the obligations of the Borrower and its Subsidiaries under or with respect to such guarantees shall not exceed $40,000,000 in the aggregate

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

outstanding at any time; (ii) the amount of the obligations of the Borrower and its Subsidiaries under or with respect to guarantees of more than 20% of the principal amount of the Franchisee Construction Debt of a franchisee shall not exceed $5,000,000 in the aggregate outstanding at any time; and (iii) except for the guarantees described in the foregoing clause (ii), the amount of the obligations of the Borrower and its Subsidiaries under or with respect to guarantees of Franchisee Construction Debt of any franchisee shall not exceed 20% of the Franchisee Construction Debt of such franchisee;

                           (k) unsecured Indebtedness of the Borrower or any of
its Subsidiaries owing to former franchisees and representing the deferred purchase price (or a deferred portion of such purchase price) payable by the Borrower or such Subsidiary to such former franchisee in connection with the purchase by the Borrower or such Subsidiary of one or more retail outlets from such former franchisee in an aggregate principal amount for all such Indebtedness not to exceed $5,000,000 at any one time outstanding;

                           (l) Indebtedness of any entity acquired pursuant to a
Permitted Acquisition with respect to which all of the conditions set forth in
Section 7.8(f) have been satisfied, which Indebtedness (i) is existing prior to such Permitted Acquisition, (ii) is assumed by the Borrower or any Subsidiary of the Borrower in connection with any such Permitted Acquisition and (iii) is not incurred in contemplation of such Permitted Acquisition; PROVIDED, that the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding; and

                           (m) Indebtedness with respect to Sale and Leaseback
Transactions permitted under Section 7.13(a).

                  Section 7.3 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries (other than Timber Lodge so long as Timber Lodge is an Immaterial Subsidiary) to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than the following PROVIDED, that none of the creation, incurrence, assumption or existence of any of the following result in the creation or imposition of a Lien under any Subordinated Debt Document:

                           (a) Liens existing on the Closing Date and set forth
on Schedule 7.3 hereto;

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (b) Liens for taxes not yet due or which are being
contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

                           (c) Statutory Liens of landlords and Liens of
carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA or pursuant to any Environmental Law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

                           (d) Liens (other than any Lien imposed by ERISA or
pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (e) Easements, licenses, rights-of-way, covenants,
conditions and restrictions, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries or materially adversely affect the security interests of the Agent or the Lenders therein;

                           (f) Liens granted to the Agent for the benefit of the
Lenders pursuant to the Security Documents securing the Obligations;

                           (g) Liens created pursuant to Capitalized Leases and
to secure other purchase-money Indebtedness permitted pursuant to Section 7.2(e), PROVIDED, that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capitalized Lease or other purchase-money Indebtedness;

                           (h) Liens arising out of the replacement, extension
or renewal of any Lien permitted by clause (a) above upon or in the same property theretofore subject thereto in connection with the refunding, refinancing, extension or

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby permitted pursuant to Section 7.2(f);

                           (i) Liens securing Permitted Subordinated Debt
permitted pursuant to Section 7.2(h) PROVIDED, that (i) such Liens are only in respect of the assets acquired in the applicable Permitted Acquisition, (ii) the Obligations are secured by valid first priority perfected Liens on such assets and the Liens permitted pursuant to this Section 7.3(i) are second in priority to the Liens on such assets securing the Obligations and (iii) the rights and remedies of any holder of such Liens are subordinated to the rights and remedies of the Agent and the Lenders on terms approved in writing by the Agent;

                           (j) Liens securing Indebtedness (other than Permitted
Subordinated Debt) of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $25,000,000;

                           (k) Liens of a lessor covering only specific property
leased by the Borrower or any of its Subsidiaries subject to operating leases entered into by the Borrower or any of its Subsidiaries as a lessee in the ordinary course of business;

                           (l) Liens of a lessor covering only specific property
leased by the Borrower or any of its Subsidiaries subject to a Sale and Leaseback Transaction permitted by Section 7.13(a) entered into by the Borrower or any of its Subsidiaries as a lessee; and

                           (m) Liens set forth as exceptions to the title
policies accepted by the Agent in connection with the Real Estate Collateral.

                  Section 7.4 Restriction on Fundamental Changes.

                           (a) The Borrower shall not, and shall not permit any
of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under Section 7.5, (ii) any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other Domestic Subsidiary of the Borrower, PROVIDED, that in any such merger involving the Borrower, the Borrower shall be the surviving corporation and any such Subsidiary

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

merging into the Borrower or any such Domestic Subsidiary shall be Solvent,
(iii) any Solvent Person acquired by the Borrower or a Subsidiary of the Borrower in a Permitted Acquisition permitted hereunder may merge with the Borrower or any wholly-owned Subsidiary of the Borrower, PROVIDED, that in any such merger, the Borrower or such wholly-owned Subsidiary shall be the surviving corporation, PROVIDED, FURTHER, that in each case, (A) any such wholly-owned Subsidiary of the Borrower which is the surviving corporation of any such merger or to which any business or property is so transferred shall be a party to the Guaranty and the Subsidiary Security Agreement and if required by Section 2.21, a Subsidiary Pledge Agreement, (B) the Borrower shall give the Agent at least ten (10) days prior written notice of any such sale, merger or other transfer,
(C) the Agent and Lenders shall not be deemed to have released their security interest in any assets so transferred or in any Subsidiary or the assets of any Subsidiary so merged and (D) no Default or Event of Default shall have occurred or be continuing or would occur after giving effect thereto or as a result thereof.

                           (b) Borrower shall not and shall not permit any of
its Subsidiaries to, amend its certificate of incorporation or by-laws (or other relevant organizational and governing documents) in any manner adverse to the interests of the Agent or the Lenders.

                  Section 7.5 Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, make, consummate or effect any Asset Disposition (or agree to do so at any future time) with respect to all or any part of its property or assets, except:

                           (a) the sale of any asset by the Borrower or any of
its Subsidiaries (excluding (i) a bulk sale of inventory and a sale of receivables (other than delinquent accounts for collection purposes only) and
(ii) a sale of any capital stock of Carl Karcher Enterprises, Inc. or Hardee's) so long as:

                           (1) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale,

                           (2) except with respect to an Asset Disposition in respect of Timber Lodge, the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash, Cash Equivalents or non-cash consideration in the form of promissory notes, PROVIDED, that in the case of non-

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         cash consideration received in the form of promissory notes, (A) such consideration shall not exceed 25% of the aggregate purchase price for such asset, (B) such promissory notes shall mature no later than 3 years after the date of issuance, (C) such promissory notes shall be pledged to the Agent, for the benefit of the Lenders, pursuant to a pledge agreement in form and substance satisfactory to the Agent, (D) all payments of principal, interest and other amounts payable under such promissory notes and that are received by the Borrower or such Subsidiary shall be applied to prepay the outstanding Loans in accordance with Section 2.12(a) hereof and (E) the aggregate principal amount of all promissory notes received as consideration for all asset sales permitted under this Section 7.5(a) shall not exceed $50,000,000 at any one time outstanding,

                           (3) the aggregate fair market value of such asset and all other assets sold by the Borrower and its Subsidiaries during the same fiscal year of the Borrower pursuant to this clause (a) shall not exceed 10% of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP (PROVIDED, that Excluded Resales shall not be included in the calculation of such percentage),

                           (4) except with respect to an Asset Disposition in respect of Timber Lodge, the Borrower shall prepay the outstanding Loans pursuant to, and in accordance with, Section 2.12 in an aggregate principal amount equal to the Net Sale Proceeds received by the Borrower or such Subsidiary from the sale, transfer or other disposition of such asset,

                           (5) no Default or Event of Default has occurred and is continuing or would result from such asset sale, and

                           (6) with respect to any Asset Disposition involving Real Estate Collateral, if, after giving effect to such sale, the minimum Real Estate Collateral Value required under

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         Section 7.21 would not be satisfied, the Borrower or such Subsidiary shall, concurrently with such sale, in substitution for the Real Estate Collateral sold, either:

                  (A) pledge to the Agent for the benefit of the Lenders and the Interest Rate Hedge Providers additional real property of the Borrower or such Subsidiary with a fair market value, as determined by appraisals delivered to the Agent on or prior to July 8, 2002 or, if no such appraisals have been delivered to the Agent on or prior to such date, then by an appraisal satisfactory to the Agent and prepared by a firm satisfactory to the Agent, at least equal to the amount necessary to satisfy the minimum Real Estate Collateral Value required by
                  Section 7.21 after giving effect to such sale, and deliver to the Agent such agreements, documents and instruments as the Agent shall request to create, perfect, establish the first priority nature of or otherwise protect any Lien purported to be created in favor of the Agent in the real property so substituted; or

                  (B) deposit cash into the Collateral Account, which shall be subject to the Blocked Account Agreement, in an amount at least equal to the amount necessary to satisfy the minimum Real Estate Collateral Value required by Section 7.21 after giving effect to such sale, deliver to the Agent such other agreements, documents and instruments as the Agent shall request to create, perfect, establish the first priority nature of or otherwise protect any Lien purported to be created in favor of the Agent in the money deposited in the Collateral Account and in the Collateral Account.

         At any time when funds are on deposit in the Collateral Account, so long as no Default or Event of Default has occurred and is continuing, the Agent shall, at the Borrower's request, release to the Borrower from the Collateral Account an amount equal to the lesser of (I) all amounts on deposit in the Collateral Account and (II) the amount by which the Real Estate Collateral Value exceeds $218,000,000; and

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (b) so long as no Default or Event of Default shall
occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the preceding clause (a).

                  Section 7.6 Contingent Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

                           (a) pursuant to the Guaranty or the Security
Documents;

                           (b) Contingent Obligations which are in existence on
the Closing Date and which are set forth on Schedule 7.6;

                           (c) Contingent Obligations permitted pursuant to
Section 7.2(j) ; and

                           (d) guarantees by Subsidiaries of the Borrower
pursuant to the Senior Subordinated Note Indenture of obligations of the Borrower under the Senior Subordinated Notes, PROVIDED, that such guarantees shall at all times be subordinated in respect of the Obligations on subordination terms contained in the Senior Subordinated Note Indenture.

                  Section 7.7 Dividends. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividends, or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase, defease or otherwise acquire, directly or indirectly, any shares of any class of its Capital Stock now or hereafter outstanding (or any options, rights or warrants issued with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes (all the foregoing "DIVIDENDS"), except that:

                           (a) Dividends may be made to the Borrower or any of
its wholly-owned Subsidiaries by any of its wholly-owned Subsidiaries; and

                           (b) So long as no Default or Event of Default shall
have occurred and be continuing or would result therefrom, the Borrower may declare and deliver dividends and distributions payable only in common stock of the Borrower;

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

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (c) So long as no Default or Event of Default shall
have occurred and be continuing, any Subsidiary of the Borrower that is not a wholly-owned Subsidiary of the Borrower may declare and pay cash dividends to the extent, and only to the extent, of any cumulative positive net income (after deducting any negative net income) of such Subsidiary arising after the date such Subsidiary became a Subsidiary of the Borrower so long as such dividends are payable to all of its equity holders on a ratable basis;

                           (d) The Borrower may redeem, retire or purchase any
shares of any class of the Capital Stock of the Borrower PROVIDED, that (i) the purchase price paid by the Borrower for such Capital Stock shall not exceed, in the aggregate after giving effect to such payment and all other payments made pursuant to this Section 7.7(d) and Section 7.10(d)(iv) hereof, the Junior Recapitalization Amount, (ii) both before and after giving effect to such redemption, retirement or purchase no Default or Event of Default shall have occurred and be continuing and (iii) after giving effect to such redemption, retirement or purchase, no Revolving Loans shall be outstanding.

                           (e) So long as no Default of Event of Default shall
have occurred and be continuing, the Borrower may enter into with its directors and executive officers a transaction or transactions pursuant to the terms of the Deferred Compensation Plan whereby an Eligible Stock Option (as defined in the Deferred Compensation Plan) is exercised by any such directors or executive officers which results in a Qualifying Gain (as defined in the Deferred Compensation Plan).

                  Section 7.8 Advances, Investments and Loans. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or suffer to exist, directly or indirectly any Investments (including, without limitation, loans and advances to the Borrower or any of its Subsidiaries, and other Investments in Subsidiaries of the Borrower), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or make any Acquisition of any interest in any Person, except that the following shall be permitted PROVIDED, that none of the making, existence or creation of or becoming or remaining a partner in, any of the following will not result in or cause a violation or breach of, or default under, any Subordinated Debt Document:

                           (a) Investments set forth on Schedule 7.8;

                           (b) Investments by the Borrower and its Subsidiaries
in Subsidiaries of the Borrower outstanding on the Closing Date, additional Investments (other than loans and advances) by the Borrower or any Subsidiary of the Borrower in

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

any Domestic Subsidiary of the Borrower which Subsidiary is Solvent and is a party to the Guaranty, and additional Investments by the Borrower or any wholly-owned Subsidiary of the Borrower consisting of loans and advances to wholly-owned Domestic Subsidiaries of the Borrower to the extent permitted by
Section 7.2(g).

                           (c) loans and advances by the Borrower and its
Subsidiaries to their employees in the ordinary course of its business (other than Employee Stock Loans) not exceeding $2,000,000 in the aggregate at any one time outstanding;

                           (d) the Borrower and its Subsidiaries may acquire and
hold Cash Equivalents;

                           (e) Investments consisting of promissory notes
permitted to be received as consideration in connection with Asset Dispositions permitted under Section 7.5(a);

                           (f) Permitted Acquisitions, PROVIDED, that, in the
case of each Permitted Acquisition, the conditions referred to in clauses (i) through (viii) below are satisfied on or prior to the date of such Permitted Acquisition (it being understood that, for purposes of clause (ii) below, the phrase "the Borrower and its Subsidiaries" and the phrase "Consolidated" shall be deemed to include the Person (and its Subsidiaries, if any, to be acquired) or assets to be acquired as though such Person (and its Subsidiaries, if any, to be acquired) or assets were a Subsidiary of the Borrower):

                                    (i) the Person or assets to be acquired
         satisfy the criteria set forth in either the definition of "Permitted Acquisition" contained in Section 1;

                                    (ii) the Borrower shall have delivered to
         the Agent a certificate of the chief financial officer of the Borrower, in form and substance satisfactory to the Agent, demonstrating:

                                    (1) compliance by the Borrower and its
                  Subsidiaries with the covenants set forth in Section 7.1, on a pro forma basis after giving effect to such Acquisition, for a period of four consecutive fiscal quarters after the date of such Acquisition, and

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    (2) the Consolidated EBITDA of the Person
                  and any of its Subsidiaries, if any, to be acquired, for the twelve-month period most recently ended shall be a positive number;

                                    (iii) the representations and warranties
         contained in each Loan Document are correct in all material respects on and as of the date of such Acquisition, after giving effect to such Acquisition, as though made on and as of such date, other than any such representations and warranties that by their terms are specifically made as of a date other than such date;

                                    (iv) no event has occurred and is continuing
         on the date of such Acquisition, or would result from such Acquisition, that constitutes a Default or an Event of Default;

                                    (v) the Total Revolving Loan Commitment
         minus the aggregate principal amount of the Revolving Loans outstanding on the date of such Permitted Acquisition, minus the amount of any L/C Obligations outstanding on the date of such Permitted Acquisition shall equal at least $25,000,000;

                                    (vi) all Consents and waiting periods
         described in clause (vii)(3)(D) below shall have been obtained or expired; and

                                    (vii) the Borrower or such Subsidiary of the
         Borrower making such Acquisition shall furnish or cause to be furnished to the Agent and the Lenders the following:

                                             (1) Certified copies of the
         resolutions of the Board of Directors (or other governing body) of the Borrower and, if any Subsidiary of the Borrower will participate in the applicable Acquisition, of such Subsidiary (in each case, to the extent resolutions of the Board of Directors of the Borrower or such Subsidiary are required or advisable pursuant to applicable law or the Borrower's or such Subsidiary's charter documents) and of all documents evidencing other necessary corporate action or other Consents, if any, with respect to such Acquisition;

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                             (2) Such other financial, business
         and other information regarding the Person or assets to be acquired, as the case may be, as the Agent or the Required Lenders through the Agent shall have reasonably requested, including, without limitation, actual and pro forma financial statements and projections relating to such Person or assets;

                                             (3) In the case of each Permitted
         Acquisition, to the extent that such Acquisition consists of the acquisition by the Borrower or any of its Subsidiaries of stock, partnership or other Equity Interests of any Person (or assets in the case of clause (A) below):

                                                (A) All documents required to be
                  delivered pursuant to Section 2.21 and Section 6.11;

                                                (B) A copy of the charter or
                  other organizational document of such Person and each amendment thereto, if any, certified by the Secretary of State of its jurisdiction of organization, as of a date reasonably near the date of such Borrowing, as being a true and correct copy thereof;

                                                (C) An officer's certificate
                  signed on behalf of such Person by an appropriate officer of such Person, certifying as to (i) the absence of any amendment to the charter or other organizational document of such Person since the date of the Secretary of State's certificate referred to in clause (B) above, (ii) a true and correct copy of the by-laws or similar organizational document of such Person, (iii) a true and correct copy of the resolutions adopted by the Board of Directors or equivalent governing body of such Person approving the documents or instruments

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  to be delivered under this Section 7.8(f) to which such Person is a party and the matters contemplated thereby, (iv) the incumbency and specimen signatures of the officers of such Person executing the documents and instruments to be delivered under this Section 7.8(f) to which such Person is a party, and
                  (v) the due organization and good standing of such Person as a Person organized under the laws of its jurisdiction of organization;

                                                (D) Evidence satisfactory to the
                  Agent and the Lenders that the Borrower, its Subsidiaries and the Person being acquired has made and obtained all necessary governmental and other Consents required in order to consummate such Acquisition and that all applicable waiting periods with respect to such Acquisition including, without limitation, those under the Hart-Scott-Rodino Act have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them; and

                                    (viii) the total consideration, contingent
         or otherwise, for the Acquisition of the Person being acquired, together with the consideration paid for each other Acquisition consummated pursuant to this Section 7.8(f) during the same fiscal year does not exceed, in the aggregate, $10,000,000 (including, without limitation, securities, instruments, or promissory notes tendered or executed in connection with such acquisition), PROVIDED, that the consideration paid under this clause (viii) shall be included for purposes of calculating compliance with Section 7.1(e) and all such Acquisitions shall be permitted only to the extent they are permitted under Section 7.1(e);

                           (g) Investments received as consideration in
connection with Asset Dispositions permitted under paragraph (a) of Section 7.5;

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (h) Investments consisting of promissory notes
evidencing past due receivables owed to the Borrower or any Subsidiary of the Borrower by an account debtor and not involving any monetary advance;

                           (i) Employee Stock Loans not exceeding $10,000,000 in
the aggregate at any one time outstanding; and

                           (j) loans to franchisees of Green Burrito in an
aggregate amount not to exceed $900,000 for all such loans made after the Closing Date.

                  Section 7.9 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED, HOWEVER, that Employee Stock Loans otherwise permitted by the terms hereof shall not be considered to be transactions with Affiliates for purposes of this Section 7.9.

                  Section 7.10 Limitation on Voluntary Payments and Modifications of Certain Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to:

                           (a) make any sinking fund payment or voluntary or
optional payment or prepayment on or redemption, defeasance, purchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Indebtedness (excluding the Indebtedness hereunder and under the other Loan Documents and Indebtedness permitted to be incurred pursuant to Section 7.2(i)), PROVIDED that the Borrower may, and may permit any of its Subsidiaries to,

                                    (i) prepay, redeem, defease, purchase or
         acquire or exchange any (collectively, a "PREPAYMENT") Surviving Debt (other than Indebtedness permitted to be incurred pursuant to Section 7.2(i)) only if on the date of such Prepayment (x) no event or condition has occurred and is continuing, or would result from such Prepayment, that constitutes a Default or an Event of Default, and (y) after giving effect to such Prepayment, the Total Revolving Loan Commitment minus the aggregate principal amount of the Revolving Loans outstanding on the date of such Prepayment minus the amount

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         of any L/C Obligations outstanding on the date of such Prepayment shall equal at least $20,000,000; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to, make any Prepayment of any Indebtedness referred to in
         Section 7.2(h); and

                                    (ii) make regularly scheduled or required
         repayments of Indebtedness permitted pursuant to Section 7.2.

                           (b) amend, modify or waive, or permit the amendment,
modification or waiver of (i) the Surviving Debt (other than Indebtedness permitted to be incurred pursuant to Section 7.2(h) or Section 7.2(i)) in any way that would be materially adverse to the Lenders or (ii) the Permitted Subordinated Debt or the Subordinated Debt Documents; or

                           (c) make any payment in violation of any
subordination terms of any Indebtedness of the Borrower or any of its Subsidiaries; or

                           (d) make or offer to make any sinking fund payment,
payment, prepayment, redemption, defeasance, purchase or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or otherwise segregate funds with respect to the Convertible Subordinated Notes other than:

                                    (i) regularly scheduled semi-annual interest
         payments required to be made in cash;

                                    (ii) conversions of the Convertible
         Subordinated Notes into common stock of the Borrower;

                                    (iii) the redemption, repurchase or
         acquisition for value of Convertible Subordinated Notes, PROVIDED, that
         (A) the purchase price paid by the Borrower for such Convertible Subordinated Notes shall not exceed, in the aggregate after giving effect to such payment and all other payments made pursuant to Section 7.7(d) hereof and this Section 7.10(d)(iv) hereof, the Junior Recapitalization Amount, (B) both before and after giving effect to such redemption, retirement or purchase no Default or Event of Default shall have occurred and be continuing and (C) after giving

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         effect to such redemption, repurchase or acquisition for value, no Revolving Loans shall be outstanding; and

                                    (iv) the redemption, repurchase or
         acquisition for value of the Senior Subordinated Notes (A) by depositing the Redemption Price with the Trustee (as defined in the Senior Subordinated Note Indenture) on the Closing Date and by a redemption on the Redemption Date in accordance with the terms of the Senior Subordinated Note Indenture or (B) pursuant to a repurchase by the Borrower prior to the Redemption Date PROVIDED, that the purchase price paid by the Borrower for any such repurchase of Senior Subordinated Notes shall not exceed in the aggregate, the amount that would otherwise be required to redeem such Senior Subordinated Notes, pursuant to the preceding subclause (A).

                  Section 7.11 Changes in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any business which is substantially different from that conducted by the Borrower or such Loan Party, as the case may be, on the Closing Date after giving effect to the Transactions.

                  Section 7.12 Certain Restrictions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any agreement, instrument or other document which directly or indirectly restricts the ability of the Borrower or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any Lien upon any of its property, (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, (e) make loans or advances to the Borrower, or (f) pay any Dividend or repay any Indebtedness owed to the Borrower or any of its Subsidiaries; PROVIDED, that Capitalized Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby shall be permitted; PROVIDED, FURTHER, that the foregoing shall not apply to restrictions in effect on the Closing Date contained in agreements governing Surviving Debt (other than Indebtedness arising under the Senior Subordinated Notes and the Convertible Subordinated Notes) and, if such Indebtedness is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinanced Indebtedness (as successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

being renewed, extended or refinanced and if such renewals, extensions and refinancings are permitted pursuant to Section 7.2(f).

                  Section 7.13 Lease Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any obligations as lessee:

                           (a) for the rental or hire of real or personal
property in connection with any sale and leaseback transaction, except:

                                    (i) the Borrower and its Subsidiaries may
         sell real property or equipment owned by the Borrower or any of its Subsidiaries on the Closing Date and simultaneously with such sale become liable with respect to any operating lease involving such property (each, an "EXISTING PROPERTY SALE AND LEASEBACK TRANSACTION"), and (ii) the Borrower and its Subsidiaries may sell real property which the Borrower or any of its Subsidiaries acquires after the Closing Date for the purpose of building a Restaurant which the Borrower or such Subsidiary intends to own and operate, and simultaneously with such sale become liable with respect to any operating lease involving such property if such sale and leaseback occurs on or before the date which is twelve (12) months after the date of acquisition by the Borrower or one of its Subsidiaries of such real property (each, a "NEW PROPERTY SALE AND LEASEBACK TRANSACTION") PROVIDED, that:

                                             (1) an Affiliate of the Borrower or
                  any of its Subsidiaries is not a party to any such Sale and Leaseback Transaction (except to the extent that the Borrower or any of its Subsidiaries is the lessee);

                                             (2) the Agent is provided with
                  fully executed documentation of each Sale and Leaseback Transaction on or prior to the closing date of such transaction;

                                             (3) no Default or Event of Default
                  exists on the closing date of any Sale and Leaseback Transaction or would result therefrom and

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  the Borrower shall deliver to the Agent prior to the closing date of such transaction an officer's certificate of the chief financial officer of the Borrower certifying thereto;

                                             (4) the term of each such operating
                  lease shall not be less than fifteen (15) years, PROVIDED, that the Borrower and its Subsidiaries may enter into Sale and Leaseback Transactions involving equipment in an amount not exceeding $5,000,000 in the aggregate where the term of the operating lease is less than fifteen (15) but greater than three (3) years;

                                             (5) the aggregate amount of all
                  property sold after the Closing Date pursuant to a Sale and Leaseback Transaction shall not exceed $25,000,000 in the aggregate; and

                                             (6) concurrently with any Sale and
                  Leaseback Transaction involving Real Estate Collateral, the Borrower or such Subsidiary shall, (i) in substitution for the real property sold, pledge additional fee owned real property of the Borrower or such Subsidiary to the Agent for the benefit of the Lenders with a fair market value at least equal to the then fair market value of the real property sold, as determined by an appraisal performed at the time of such sale which is satisfactory to the Agent and prepared by a firm satisfactory to the Agent and (ii) deliver to the Agent Mortgages and such title insurance policies, surveys and appraisals with respect to such substitution property and the leasehold interest created as the Agent may reasonably request, together such agreements, documents and instruments as the Agent shall request to create, perfect, establish the first priority nature of or otherwise protect any Lien purported to be created in favor of the Agent in the substitution property and the leasehold interest;

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (b) for the rental or hire of other real or personal
property of any kind under leases or agreements to lease including Capitalized Leases except for leases (including Capitalized Leases) entered into for fair market value in the ordinary course of business of the Borrower and its Subsidiaries.

                  Section 7.14 Hedging Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or remain liable under any Hedging Agreement, except (a) Interest Rate Agreements with one or more of the Lenders or their respective Affiliates pursuant to which the Borrower and its Subsidiaries have hedged their reasonably estimated interest rate exposure and (b) Hedging Agreements relating to commodities pursuant to which the Borrower and its Subsidiaries have hedged their reasonably estimated commodity price exposure.

                  Section 7.15 Plans. The Borrower shall not, nor shall it permit any member of its ERISA Controlled Group to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $2,000,000.

                  Section 7.16 Fiscal Year; Fiscal Quarter. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

                  Section 7.17 Partnerships. The Borrower shall not, and shall not permit any of its Subsidiaries to, become or remain a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so, except for any Subsidiary which is a corporation and the sole assets of which consist of its interest in such partnership and except with respect to the partnerships described on Schedule 7.17.

                  Section 7.18 Excluded Resales. The Borrower shall not, and shall not permit any of its Subsidiaries to, acquire, purchase, hold or own any Restaurants which the Borrower or any such Subsidiaries acquire from a franchisee with the intent of reselling to the extent the aggregate amount of Restaurants owned or held by the Borrower and its Subsidiaries would exceed $20,000,000 at any one time outstanding, such amount to be measured by the purchase price paid by the Borrower or any such Subsidiaries for such Restaurants.

                  Section 7.19 Designated Senior Indebtedness. The Borrower shall not designate, create or permit to exist any (a) Designated Senior Indebtedness (as defined in the Convertible Subordinated Note Indenture) or (b) Designated Senior

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Indebtedness (as defined in the Senior Subordinated Note Indenture), in each case other than obligations arising under the Loan Documents.

                  Section 7.20 Instruments. The Borrower shall not permit any of its Subsidiaries to own or hold, directly or beneficially, any Instrument if such Subsidiary is not a party to a legal, valid and binding Subsidiary Pledge Agreement.

                  Section 7.21 Real Estate Collateral Value. The Borrower shall not permit the Real Estate Collateral Value to be less than $218,000,000 at any time.

SECTION 8. SECTION EVENTS OF DEFAULT

                  Section 8.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default (each an "EVENT OF DEFAULT") under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                           (a) Failure to Make Payments. The Borrower shall (i)
default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue unremedied for two (2) or more Business Days, in the payment when due of any interest on the Loans or in the payment when due of any Fees or any other amounts owing hereunder.

                           (b) Breach of Representation or Warranty. Any
representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

                           (c) Breach of Covenants.

                                    (i) The Borrower shall fail to perform or
         observe any agreement, covenant or obligation arising under Section 6.1(f), Section 6.15 or Section 7.

                                    (ii) The Borrower shall fail to perform or
         observe any agreement, covenant or obligation arising under this

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         Agreement (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue for thirty (30) days.

                                    (iii) Any Loan Party shall fail to perform
         or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of the applicable grace period, if any, provided therein.

                           (d) Default Under Other Agreements. Any Loan Party or
any of its Subsidiaries shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of the Convertible Subordinated Notes or any other Indebtedness of such Loan Party or any of its Subsidiaries (other than the Obligations) in the aggregate principal amount of $5,000,000 or more; or any Loan Party or any of its Subsidiaries shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity or cause a mandatory redemption of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity or require a redemption or other repurchase thereof of any such Indebtedness (except to the extent that the consummation of the Transactions may allow the holders of the Senior Subordinated Notes to accelerate or require a redemption on the Redemption Date), or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment; or any such Indebtedness shall be declared to be due and payable, or shall be required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to its stated maturity other than as a result of a regularly scheduled payment.

                           (e) Bankruptcy, etc. (i) Any Loan Party or any of its
Subsidiaries shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any of its Subsidiaries or any Loan Party or any of its Subsidiaries commences any other proceedings under any reorganization,

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or any of its Subsidiaries or there is commenced against any Loan Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or (vi) any Loan Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or (vii) any Loan Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or
(viii) any Loan Party or any of its Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) any Loan Party or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) any Loan Party or any of its Subsidiaries shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party or any of its Subsidiaries for the purpose of effecting any of the foregoing.

                           (f) ERISA. (i) Any Termination Event shall occur, or
(ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or
(iii) the Borrower or a member of its ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $2,000,000 on the Borrower or any member of its ERISA Controlled Group, or (iv) the Borrower or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vi) the Borrower or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vii) a proceeding shall be instituted against the Borrower or any member of its ERISA Controlled Group to enforce Section 515 of ERISA and such proceeding shall remain undismissed for 180 days, or (viii) any other event or condition shall occur or exist with respect to any Plan which could subject the Borrower or any member of its ERISA Controlled Group to any tax, penalty or other liability in excess of $2,000,000 or (ix) the

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

aggregate present value of all post-retirement benefit liabilities of the Borrower and its Subsidiaries under any "welfare plan" (as defined in Section 3(1) of ERISA), including, without limitation, Hardee's Retiree Medical Insurance Plan, exceeds $20,000,000.

                           (g) Security Documents. Any of the Security Documents
shall for any reason cease to be in full force and effect, or shall cease to give the Agent for the benefit of the Lenders the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, any material part of the Collateral in accordance with the terms thereof or the Borrower or any of the Borrower's Subsidiaries party to any Security Document seeks to repudiate its respective obligations thereunder and the Liens created thereby are rendered, or the Borrower or any such Subsidiary of the Borrower seeks to render such Liens, invalid and unperfected.

                           (h) Guaranty. The Guaranty or any provision thereof
shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of a Guarantor shall deny or disaffirm all or any portion of such Guarantor's obligations under such Guaranty.

                           (i) Change of Control. (i) Any Person or two or more
Persons acting in concert other than the Controlling Stockholder shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert other than the Controlling Stockholder shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise control over Voting Stock of the Borrower (or other securities convertible into such securities representing 20% or more of the combined voting power of all Voting Stock of the Borrower); (iv) a Change of Control as defined in the Convertible Subordinated Note Indenture shall have occurred; or (v) a Change of Control as defined in the Senior Subordinated Note Indenture shall have occurred.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (j) Judgments. One or more judgments or decrees or
awards in an aggregate amount of $5,000,000 or more shall be entered by a court or courts of competent jurisdiction or in any arbitration proceeding against any Loan Party or any of its Subsidiaries and (i) any such judgments or decrees or awards shall not be stayed, discharged, paid, bonded or vacated within 30 days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree or award.

                           (k) Environmental Matters. (i) Any Environmental
Claim shall have been asserted against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could have a Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event could form the basis of an Environmental Claim against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could have a Material Adverse Effect, or
(iii) any Loan Party or its Environmental Affiliate shall have failed to obtain any Environmental Approval necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could have a Material Adverse Effect.

                           (l) Ownership of Certain Assets. The Borrower and/or
its Subsidiaries shall sell, convey or otherwise transfer or dispose of any material intellectual property or license agreement owned by or licensed to the Borrower or any of its Subsidiaries or any material license agreement to which the Borrower or any of its Subsidiaries is a party other than (A) a sale, conveyance or other transfer (other than a Lien) to a Domestic Subsidiary, (B) licenses pursuant to Franchise Agreements pledged to the Agent pursuant to the Security Documents and (C) any Asset Disposition permitted by the terms of any of the Loan Documents.

                  Section 8.2 Rights and Remedies. Upon the occurrence of any Event of Default described in Section 8.1(e), the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, and

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

the obligation of each Lender to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Lenders, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, (ii) require the Borrower to Cash Collateralize the L/C Obligations in an amount equal to the maximum aggregate amount that is, or at any time thereafter may become, available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit), and (iii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower.

SECTION 9. SECTION THE AGENT

                  Section 9.1 Appointment. Each Lender hereby irrevocably designates and appoints BNP Paribas as the Agent of such Lender under this Agreement and each other Loan Document, and each such Lender irrevocably authorizes BNP Paribas as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume nor shall be deemed

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of their respective successors and assigns.

                  Section 9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 9.3 Exculpatory Provisions. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 9.2 under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Lenders, on the other.

                  Section 9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Assignment Agreement in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  Section 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. Subject to the provisions of Section 10.5, the Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders.

                  Section 9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other

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documents expressly required under the Loan Documents to be furnished to the
Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  Section 9.7 Indemnification. The Lenders agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of any Loan Document or any other Transaction Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction); PROVIDED that to the extent indemnification payments made by the Lenders pursuant to this Section 9.7 are subsequently recovered from or for the account of the Borrower, the Agent shall promptly refund such previously paid indemnification payments to the Lenders.

                  Section 9.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  Section 9.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Borrower and the Lenders. If the Agent shall resign as Agent

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

under this Agreement, then the Required Lenders during such 30-day period shall appoint from among the Lenders a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, each such successor agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld or delayed. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 9 and Section 10.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10. MISCELLANEOUS

                  Section 10.1 Payment of Expenses, Indemnity, etc. The Borrower shall:

                           (a) whether or not the transactions hereby
contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, the commitment letter related thereto and the Fee Letter, the syndication of the Loans and the closing of the Transactions and the documents and instruments referred to therein, in connection therewith, the creation, perfection or protection of the Agent's Liens in the Collateral (including, without limitation, fees and expenses for lien searches and filing and recording fees and, including, without limitation, fees and expenses incurred in connection with the transactions contemplated by Section 2.21), and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Agent and any other attorneys and legal assistants retained by the Agent and allocated costs of internal counsel and legal assistants) and of the Agent and each Lender in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Lenders);

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (b) pay, and hold the Agent and each of the Lenders
harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and

                           (c) indemnify the Agent, the Financial Advisor and
each Lender, and each of their Affiliates and their officers, directors, employees, representatives, trustees, attorneys and agents (each an "INDEMNITEE") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) any of the Transactions or the execution, delivery or performance of any Loan Document or any other Transaction Document (including, without limitation, any actual or proposed use by the Borrower or any Subsidiary of the Borrower of the proceeds of any Loan or Letter of Credit), (ii) any violation by any Loan Party or its Environmental Affiliate of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any of the Loan Parties or any of their Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in Section 5.19, (v) the grant to the Agent and the Lenders of any Lien in any property or assets of any of the Loan Parties or any stock or other equity interest in any of the Loan Parties, and (vi) the exercise by the Agent and the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  Section 10.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each of such Lender's Affiliates is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender or such Affiliate (including, without limitation, by branches and agencies of such Lender or such Affiliate wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Lender or such Affiliate under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 10.7, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender or such Affiliate shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  Section 10.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Assignment Agreement, or to such other address as may be designated by any party in a written notice to the other parties hereto, PROVIDED that notices and communications to the Agent shall not be effective until received by the Agent.

                  Section 10.4 Successors and Assigns; Participation;
Assignments.

                           (a) Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. No Lender may

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Lender or as provided in this Section 10.4.

                           (b) Participation. Any Lender may at any time sell to
one or more Persons (each a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender and or any other interest of such Lender hereunder (in respect of any such Lender, its "CREDIT EXPOSURE"). Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note PROVIDED, that such right of setoff shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 2.19, PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Lender would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           (c) Assignments. Any Lender may, in accordance with
applicable law, at any time assign to any Lender or any affiliate thereof, including, without limitation, a Lender Affiliate or, with the consent of the Agent, which consent shall not be unreasonably withheld, to any other Person (each an "ASSIGNEE") all or any part of its Credit Exposure; PROVIDED, that in the case of any such assignment to a Person that is not another Lender or an affiliate of the assigning Lender, each such assignment shall be (i) except in the case of an assignment of the entire remaining amount of the Lender's Credit Exposure, (A) for a Credit Exposure not less than $5,000,000 in the case of Revolving Loans (or such lesser amount agreed to by the Agent) and (B) for Credit Exposure not less than $1,000,000 in the case of Term Loans (or such lesser amount agreed to by the Agent), PROVIDED, that concurrent assignments of such Lender's Term Loan Credit Exposure to such Person and the affiliates of such Person, including, without limitation, Lender Affiliates of such Person, may be for lesser amounts so long as the aggregate amount of such assignments are not less than $1,000,000 (or such lesser amount agreed to by the Agent),
(ii) to an Assignee approved in writing by the Agent, which approval shall not be unreasonably withheld and (iii) in the case of Revolving Loans, so long as no Default or Event of Default shall have occurred and be continuing, to an Assignee approved by the Borrower, which approval shall not be unreasonably withheld. The Borrower, the Agent and the Lenders agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to Section 10.7 as it would have had if it were a Lender hereunder.

                           (d) Assignment Requirements. Any Lender may at any
time and from time to time assign to one or more Assignees all or any part of its Credit Exposure pursuant to a supplement to this Agreement, substantially in the form of Exhibit I hereto (an "ASSIGNMENT AGREEMENT"), executed by such Assignee, such transferor Lender, the Agent and, if required pursuant to clause
(iii) of Section 10.4(c) above, the Borrower. Upon (i) such execution of such Assignment Agreement, (ii) delivery to the Agent of any consent required pursuant to Section 10.4(c) above and a copy of the Assignment Agreement and
(iii) payment of a $3,500 fee to the Agent for processing of such assignment, and subject to acceptance and recording of such Assignment Agreement pursuant to subsection (h) below, such assignment shall become effective on the effective date specified in such Assignment Agreement, which effective date shall be at least five (5) Business Days after delivery of such Assignment Agreement (or such shorter period agreed to by the Agent), such transferor Lender shall be released from its obligations hereunder to the extent of such assignment and such Assignee shall for all purposes be a Lender party to this

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of the Commitments, if any, arising from the purchase by such Assignee of all or a portion of the Credit Exposure of such transferor Lender.

                           (e) Disclosure of Information. The Borrower
authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.

                           (f) Pledges by Lenders. Notwithstanding any other
provision set forth in this Agreement, any Lender may at any time assign and pledge a security interest in all or any portion of its rights under this Agreement to secure the obligations of such Lender, including, without limitation, any assignment or pledge to secure obligations to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank; PROVIDED, that no such assignment or pledge shall release the assigning Lender from its obligations hereunder or substitute any such assignee or pledgee for such Lender as a party hereto.

                           (g) Transfer and Exchange of Notes. Promptly after
the consummation of any transfer to an Assignee pursuant hereto, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that any Notes held by such transferor Lender shall be surrendered to the Borrower for cancellation, one or more replacement Notes in exchange therefor shall be issued to such transferor Lender, and one or more new Notes shall be issued to such Assignee, in each case in notional amounts reflecting such transfer. Each such new Revolving Note and new Term Note shall be payable to the Assignee and shall be substantially in the form of Exhibits A and B, respectively.

                           (h) Register. The Agent, acting solely for this
purpose as an agent of the Borrower, shall maintain at its address referred to on its signature page hereto a copy of each Assignment Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the

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Commitments of, and the principal amount of the Loans and the making of payments with respect to any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be, to the extent permitted by law, prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the Loans recorded therein for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to the Commitments of such Lender) at any reasonable time and from time to time upon reasonable prior notice. Upon receipt of a duly executed Assignment Agreement, and satisfaction of the conditions set forth in Section 10.4(c) and 10.4(d), the Agent shall accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  Section 10.5 Amendments and Waivers.

                           (a) Neither this Agreement, any Note, any other Loan
Document to which the Borrower or any other Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Lenders and the Borrower (or such other Loan Party, as the case may be) may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which the Borrower or such other Loan Party is a party, PROVIDED, that no such amendment, supplement, modification or waiver shall

                                    (i) extend the Revolving Loan Maturity Date
         or the Term Loan Maturity Date or extend the time for payment of any installment, fee or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Lenders hereunder, or release or subordinate all or substantially all of the Collateral (except as expressly contemplated by the Loan Documents) or change the amount of any Commitment of any Lender, or amend, modify or waive any provision of this Section 10.5, or the definition of Required Lenders, or consent to or permit the assignment or transfer by the Borrower of any of its rights and

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

         obligations under this Agreement or any other Loan Document, or modify any provision hereof providing for the pro rata sharing of payments, in each case without the written consent of all the Lenders;

                                    (ii) release Carl Karcher Enterprises, Inc.,
         Hardee's or any Subsidiary of Hardee's (other than any such Subsidiary which is an Immaterial Subsidiary), from the Guaranty and the other applicable Security Documents (including the release of such Loan Party's stock certificates from the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable), in each case without the written consent of all of the Lenders; or

                                    (iii) amend, modify or waive any provision
         of Section 9 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent; PROVIDED, FURTHER, that the release from the Guaranty and the other applicable Security Documents (including the release of such Loan Party's stock certificates from the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable) of any Subsidiary of the Borrower (other than a Subsidiary of Hardee's) with assets of less than $10,000,000 (as determined in accordance with GAAP) shall not require the consent of any of the Lenders in any of the foregoing circumstances if (x) such Subsidiary (a "SOLD GUARANTOR") is being released from the Guaranty because all or a portion of the assets of such Sold Guarantor are being sold or otherwise disposed of in an Asset Disposition or the Equity Interests of such Sold Guarantor are being sold or otherwise disposed of or an issuance of Equity Interests of such Sold Guarantor is commenced, and immediately after giving effect to such sale, other disposition or issuance of Equity Interests and as a result of such sale, other disposition or issuance of Equity Interests, such Sold Guarantor is no longer a Subsidiary of the Borrower and (y) any such Asset Disposition or sale, other disposition or issuance of Equity Interests is otherwise permitted and commenced in accordance with the terms of this Agreement (and the Agent is hereby authorized by the Lenders to execute and deliver to the Borrower all such documents evidencing any such release).

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    (iv) amend, modify or waive Section 2.12 or
         2.13 hereof in a manner that would alter the application of any prepayment of the Obligations without the consent of the Lenders adversely affected thereby whose Pro Rata Shares, in the aggregate, are greater than 66 2/3%.

                                    (v) waive a Default or Event of Default
         without the consent of the Revolving Lenders whose Pro Rata Shares, in the aggregate, are greater than 50% and the Required Lenders.

Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, (i) the Fee Letter may be amended or otherwise modified in a writing executed by only the parties thereto and (ii) a Letter of Credit may be amended in accordance with
Section 3.1(f).

                           (b) Each of the Lenders agrees that in the event that
such Lender is requested to consent to any amendment, supplement, modification or waiver of any term or condition of or with respect to this Agreement or any other Loan Document, the effectiveness of which requires the consent of all of the Lenders pursuant to the first proviso of Section 10.5(a) hereof, and such Lender shall fail or refuse to give such consent, such Lender (the "AFFECTED LENDER") shall be obliged, at the request of the Borrower and with the consent of the Agent, to assign all of its rights and obligations hereunder to (i) another Lender or (ii) another qualified financial institution nominated by the Agent and reasonably acceptable to the Borrower (the "REPLACEMENT LENDER"), and willing to participate in this Agreement through the Final Maturity Date in the place of such Affected Lender; PROVIDED that the Affected Lender receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Lender's Pro Rata Share of all unpaid principal and interest owing to the Lenders and all accrued but unpaid fees and other costs and expenses payable with respect to its Pro Rata Share. The Agent shall give written notice to the Borrower of any such assignment.

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  Section 10.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  Section 10.7 Sharing of Payments. Each of the Lenders agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in such Obligations owing to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 10.8 Application of Collateral Proceeds. The Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 10.8, apply all proceeds of Collateral in the following order:

                                    (A) first, to pay Obligations in respect of
         any fees, expense reimbursements or indemnities then due to the Agent;

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    (B) second, to pay Obligations in respect of
         any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuer;

                                    (C) third, to pay interest due in respect of
         the Loans and L/C Obligations;

                                    (D) fourth, to the ratable payment of
         principal outstanding on the Loans, Obligations for unreimbursed drawings under all Letters of Credit and net termination amounts payable in respect of Rate Hedging Obligations (with the order of application to the installments of any particular Loan, Obligation for any unreimbursed drawing under any Letter of Credit or net termination amount payable in respect of Rate Hedging Obligation to be determined by the Agent in its sole discretion);

                                    (E) fifth, to provide required cash
         collateral if any pursuant to Section 8.2; and

                                    (F) sixth, to the ratable payment of all
         other Obligations.

The order of priority set forth in this Section 10.8 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent and the Lenders as among themselves. The order of priority set forth in clauses (B) through (F) of this Section 10.8 may at any time and from time to time be changed with the consent of 100% of the Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person. The order of priority set forth in clause (A) of this Section 10.8 may be changed only with the prior written consent of the Agent.

                  Section 10.9 Governing Law; Submission to Jurisdiction.

                           (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND
THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW TO THE EXTENT SUCH PRINCIPLES

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS).

                           (b) Any legal action or proceeding with respect to
this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, the Borrower at its address set forth opposite its signature below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 10.11 Financial Advisor. The Borrower and each Lender agrees and acknowledges that the Agent may, in its sole discretion, from time to time retain a financial advisor (the "FINANCIAL ADVISOR") for the purpose of advising the Agent and the Lenders as to the financial condition of the Borrower and its Subsidiaries and such other matters related to the facility provided and contemplated hereunder as the Agent and the Lenders may desire. The Borrower agrees to pay all reasonable fees, costs and out-of-pocket expenses of the Financial Advisor in connection with the performance of its duties under this
Section 10.11 and to indemnify the Financial Advisor in accordance with Section 10.1(c) hereof.

                  Section 10.12 Amendment and Restatement. This Agreement amends and restates in its entirety the Original Credit Agreement. Upon the

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                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall, subject to this Section 10.12, be superseded hereby. Notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, the Borrower shall continue to be liable to the Lenders party to the Original Credit Agreement and the Agent with respect to agreements on the part of the Borrower under the Original Credit Agreement to indemnify any of such Lenders or the Agent in connection with events or conditions arising or existing prior to the date hereof, including, but not limited to, those events and conditions set forth in Section 10 thereof. This Agreement is given in substitution for the Original Credit Agreement. Upon the effectiveness of this Agreement, each reference to the Original Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement. This Agreement amends, restates and supersedes only the Original Credit Agreement. This Agreement is not a novation. Nothing contained herein or in any of the other Loan Documents, unless expressly herein or therein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Credit Agreement. The principal amounts of Loans outstanding under the Original Credit Agreement immediately prior to giving effect to this Agreement to each Lender that is a party thereto shall be deemed to be Loans made by that Lender hereunder. Each Letter of Credit issued under the Original Credit Agreement and outstanding immediately prior to giving effect to this Agreement shall be deemed to be a Letter of Credit hereunder. To the extent necessary, the Agent shall reallocate such outstanding Revolving Loans and the participation interests in such outstanding Letters of Credit ratably among the Revolving Lenders after giving effect to this Agreement so that each Revolving Lender's Pro Rata Share of such Letters of Credit is based on the Total Revolving Loan Commitment hereunder.

                  Section 10.13 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  Section 10.14 Marshalling; Recapture. Neither the Agent nor any Lender shall be under any obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee,

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Lender as of the date such initial payment, reduction or satisfaction occurred.

                  Section 10.15 Severability. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  Section 10.16 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  Section 10.17 Survival. All indemnities set forth herein including, without limitation, in Sections 2.16, 2.17, 2.18, 2.19, 9.7 and 10.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

                  Section 10.18 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender.

                  Section 10.19 Limitation of Liability. No claim may be made by any Loan Party or any other Person against the Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  Section 10.20 Calculations; Computations. The financial statements to be furnished to the Agent and the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 5.5, and, except as otherwise specifically provided herein, all computations determining compliance with
Section 7.1 hereof shall utilize GAAP.

                  Section 10.21 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

                  Section 10.22 References. Unless otherwise expressly specified herein, all references to "Article," "Section," "Schedule," or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  Section 10.23 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

                            (Signature Pages Follow)

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                    CKE RESTAURANTS, INC.

                                    By:_________________________________________
                                    Print Name:
                                    Title:

                                    Address:    6307 Carpinteria Avenue
                                                Suite A
                                                Carpinteria, CA 93013

                                                Attn: General Counsel

                                                Telephone: (714) 774-5796
                                                Telecopy: (714) 520-4485

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    BNP PARIBAS,
                                    as Agent and as a Lender

                                    By:_________________________________________
                                    Print Name: Clark C. King III
                                    Title: Managing Director

                                    By:_________________________________________
                                    Print Name:
                                    Title:

                                    Address:    209 S. LaSalle Street
                                                Suite 500
                                                Chicago, IL 60604

                                                Attn: Clark C. King III
                                                Telephone: (312) 977-2254
                                                Telecopy: (312) 977-1380

                                                with a copy to:

                                                Maureen B. Keating
                                                BNP Paribas
                                                787 Seventh Avenue
                                                New York, NY 10019-6016
                                                Telephone: (212) 841-2286
                                                Telecopy:  (212) 841-2275

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    FIRST BANK & TRUST

                                    By:_________________________________________
                                    Print Name: Nic Goeres
                                    Title:      Vice President

                                    Address:    4301 MacArthur Blvd.
                                                Newport Beach, CA 92660

                                                Attn: Nic Goeres
                                                Telephone: (949) 475-6320
                                                Telecopy:  (949) 851-8747

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    WELLS FARGO BANK N.A.

                                    By:_________________________________________
                                    Print Name: Stephen Amendt
                                    Title:      Vice President

                                    Address:    2030 Main Street
                                                Suite 900
                                                Irvine, CA 92614

                                                Attn: Stephen Amendt
                                                Telephone: (949) 251-4195
                                                Telecopy:  (949) 261-1830

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    FLEET NATIONAL BANK

                                    By:_________________________________________
                                    Print Name: Heidi Tyng
                                    Title:

                                    Address:    100 Federal Street
                                                Boston, MA 02110

                                                Attn: Heidi Tyng
                                                Telephone: (617) 434-1087
                                                Telecopy:  (617) 434-0637

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:_________________________________________
                                    Print Name: Janet E. Jordan
                                    Title:      Vice President

                                    Address:    555 S. W. Oak Street, Suite 400
                                                Mail Code: PD-OR-P4CB
                                                Portland, OR 97204

                                                Attn: Janet Jordan
                                                Telephone: (503) 275-5871
                                                Telecopy:  (503) 275-5428

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    UNION BANK OF CALIFORNIA, N.A.

                                    By:_________________________________________
                                    Print Name: Stephen W. Dunne
                                    Title:      Vice President

                                    Address:    18300 Von Karman Ave.
                                                Suite 310
                                                Irvine, CA 92612

                                                Attn: Stephen W. Dunne
                                                Telephone: (949) 553-6846
                                                Telecopy:  (949) 553-7122

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    ALLIED IRISH BANKS PLC

                                    By:_________________________________________
                                    Print Name:
                                    Title:

                                    Address:    Iona House - 1st Floor
                                                Shelbourne Road, Ballsbridge
                                                Dublin 4, Ireland

                                                Attn: John Timoney
                                                Telephone: (212) 515-6762
                                                Telecopy:  (212) 339-8325

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    GENERAL ELECTRIC CAPITAL CORPORATION

                                    By:_________________________________________
                                    Print Name: Robert M. Kadlick
                                    Title:      Authorized Signatory

                                    Address:    Corporate Financial Services
                                                201 Merritt 7, P.O. Box 5201
                                                Norwalk, CT 06856-5201

                                                Attn: Jayson Gagnon
                                                Telephone: (203) 956-4069
                                                Telecopy:  (203) 956-4003

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    EAST WEST BANK

                                    By:_________________________________________
                                    Print Name: Nancy A. Moore
                                    Title:

                                    Address:    415 Huntington Drive
                                                San Marino, CA 91108

                                                Attn: Nancy A. Moore
                                                Telephone: (626) 685-3636
                                                Telecopy:  (626) 799-3167

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                                    FAR EAST NATIONAL BANK

                                    By:_________________________________________
                                    Print Name:
                                    Title:

                                    Address:    Two California Plaza
                                                350 South Grand Ave.
                                                41st Floor
                                                Los Angeles, CA 90071

                                                Attn: David Van Noord
                                                Telephone: (510) 267-6809
                                                Telecopy:  (510) 267-6801

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                        Schedule 1.1 to Credit Agreement

                             Lenders and Commitments

            Name of Lender                            Revolving Loan Commitment
------------------------------------                  -------------------------
Fleet National Bank                                         $28,000,000.00

Wells Fargo Bank N.A.                                       $25,000,000.00

BNP Paribas                                                 $23,000,000.00

First Bank & Trust                                          $20,000,000.00

U.S. Bank National Association                              $15,000,000.00

Union Bank of California, N.A.                              $15,000,000.00

Allied Irish Banks plc                                      $10,000,000.00

Far East National Bank                                      $ 5,000,000.00

General Electric Capital Corporation                        $ 5,000,000.00

East West Bank                                              $ 4,000,000.00

                                   Sch 1.1-1

                                 SCHEDULE 4.1(b)

                                  Local Counsel

       State                                             Counsel
       -----                                             -------
Delaware & California                       Stradling Yocca Carlson & Rauth
North Carolina                              Kilpatrick Stockton
Alabama                                     Johnston Barton Proctor & Powell LLP
Nevada                                      Schreck Brignone Godfrey

                                  Sch 4.1(b)-1

                                     ANNEX I

      DOMESTIC LENDING OFFICE                   EURODOLLAR LENDING OFFICE
      -----------------------                   -------------------------
BNP Paribas                               BNP Paribas
209 S. LaSalle Street                     209 S. LaSalle Street
Suite 500                                 Suite 500
Chicago, IL 60604                         Chicago, IL 60604
Telephone: (312) 977-2200                 Telephone: (312) 977-2200
Telecopy:   (312) 977-1380                Telecopy:   (312) 977-1380

First Bank & Trust                        First Bank & Trust
560 Anglum Rd.                            560 Anglum Rd.
Hazelwood, MO 63042                       Hazelwood, MO 63042
Telephone:  (314) 592-2759                Telephone:  (314) 592-2759
Telecopy:  (314) 592-2760                 Telecopy:  (314) 592-2760

Fleet National Bank                       Fleet National Bank
100 Federal Street                        100 Federal Street
Boston, MA  02110                         Boston, MA  02110
Telephone:  (617) 434-4796                Telephone:  (617) 434-4796
Telecopy:  (617) 434-0800                 Telecopy:  (617) 434-0800

U.S. Bank National Association            U.S. Bank National Association
555 S. W. Oak Street, PD-OR-P7LN          555 S. W. Oak Street, PD-OR-P7LN
Portland, OR 97204                        Portland, OR 97204
Telephone: (503) 275-4395                 Telephone: (503) 275-4395
Telecopy: (503) 275-5428                  Telecopy: (503) 275-5428

Wells Fargo Bank N.A.                     Wells Fargo Bank N.A.
201 Third St., 8th Floor                  201 Third St., 8th Floor
San Francisco, CA 94103                   San Francisco, CA 94103
Telephone:  (415) 477-5431                Telephone:  (415) 477-5431
Telecopy:  (415) 979-0675                 Telecopy:  (415) 979-0675

Union Bank of California, N.A.            Union Bank of California, N.A.
1980 Saturn Street                        1980 Saturn Street
Monterey Park, CA 91755                   Monterey Park, CA 91755
Telephone: (323) 720 2870                 Telephone: (323) 720 2870
Telecopy: (323) 724-6198                  Telecopy: (323) 724-6198

General Electric Capital Corporation      General Electric Capital Corporation
Corporate Financial Services              Corporate Financial Services
201 Merritt 7, P.O. Box 5201              201 Merritt 7, P.O. Box 5201
Norwalk, CT 06856-5201                    Norwalk, CT 06856-5201
Telephone: (203) 229-5802                 Telephone: (203) 229-5802
Telecopy: (203) 229-5792                  Telecopy: (203) 229-5792

                                   Annex I-1

                                 CKE SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

      DOMESTIC LENDING OFFICE                   EURODOLLAR LENDING OFFICE
      -----------------------                   -------------------------
East West Bank                            East West Bank
407 West Valley Blvd.                     407 West Valley Blvd.
Alhambra, CA 91803                        Alhambra, CA 91803
Telephone: (626) 300-2982                 Telephone: (626) 300-2982
Telecopy: (626) 282-6497                  Telecopy: (626) 282-6497

Far East National Bank                    Far East National Bank
Two California Plaza                      Two California Plaza
350 South Grand Ave., 5th Floor           350 South Grand Ave., 5th Floor
Telephone: (213) 687-2588                 Telephone: (213) 687-2588
Telecopy: (213) 687-2581                  Telecopy: (213) 687-2581

Allied Irish Banks plc                    Allied Irish Banks plc
Business Support Unit                     Business Support Unit
Iona House, Shelbourne Road               Iona House, Shelbourne Road
Ballsbridge                               Ballsbridge
Dublin 4, Ireland                         Dublin 4, Ireland
Telephone: +353 1 641 6632                Telephone: +353 1 641 6632
Telecopier: +353 1 608 9672               Telecopier: +353 1 608 9672

                                   Annex I-2